Exhibit 10.1

Loan Number: 1001642-1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 25, 2011

by and among

NATIONAL RETAIL PROPERTIES, INC.,

as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 12.6.,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent,

Each of

PNC BANK, NATIONAL ASSOCIATION,

US BANK NATIONAL ASSOCIATION,

and

RBC CAPITAL MARKETS,

as Documentation Agents,

and

Each of

WELLS FARGO SECURITIES, LLC

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint

Bookrunners

- ii -

SCHEDULE I	Commitments
SCHEDULE 1.1(A)	Existing Letters of Credit
SCHEDULE 1.1.(B)	List of Loan Parties
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Properties
SCHEDULE 6.1.(g)	Indebtedness and Guaranties; Total Liabilities
SCHEDULE 6.1.(h)	Litigation
SCHEDULE 6.1(r)	Affiliate Transactions
SCHEDULE 6.1(x)	Unencumbered Assets

EXHIBIT A	Form of Assignment and Assumption Agreement

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EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Notice of Swingline Borrowing
EXHIBIT G	Form of Transfer Authorizer Designation Form
EXHIBIT H	Form of Revolving Note
EXHIBIT I	Form of Swingline Note
EXHIBIT J	Form of Opinion of Counsel
EXHIBIT K	Form of Compliance Certificate

- iv -

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of May 25, 2011, by and among NATIONAL RETAIL PROPERTIES, INC., a corporation formed under the laws of the State of Maryland (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.6. (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Administrative Agent”), BANK OF AMERICA, N.A., as the Syndication Agent (the “Syndication Agent”), each of PNC BANK, NATIONAL ASSOCIATION, US BANK NATIONAL ASSOCIATION and RBC CAPITAL MARKETS, as Documentation Agents (each a “Documentation Agent”), and each of WELLS FARGO SECURITIES, LLC AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as a joint lead arranger (each a “Joint Lead Arranger”) and joint bookrunner (each a “Joint Bookrunner”).

WHEREAS, certain of the Lenders and other financial institutions (who were “Lenders” under the Existing Credit Agreement) have made available to Borrower a revolving credit facility in the amount of $400,000,000, including a $30,000,000 letter of credit subfacility and a $20,000,000 swingline subfacility, on the terms and conditions contained in that certain Credit Agreement dated as of November 3, 2009 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”) by and among the Borrower, such Lenders, certain other financial institutions (who were “Lenders” under the Existing Credit Agreement), the Administrative Agent and the other parties thereto; and

WHEREAS, the Administrative Agent and the Lenders desire to amend and restate the terms of the Existing Credit Agreement to make available to the Borrower a $450,000,000 revolving credit facility with a $45,000,000 swingline subfacility and a $30,000,000 letter of credit subfacility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Administrative Agent” means Wells Fargo Bank, National Association, as contractual representative for the Issuing Bank and the Lenders under the terms of this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the

Person specified; provided, however, in no event shall the Administrative Agent, the Issuing Bank or any Lender or any of their respective Affiliates be an Affiliate of the Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage per annum determined, at any time, based on the range into which the Borrower’s Credit Rating then falls, in accordance with the levels in the table set forth below (each a “Level”). As of the Agreement Date, the Applicable Margin is determined based on Level 3. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by Section 8.4.(m) but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period that the Borrower has received two Credit Ratings, the Applicable Margin shall be determined by the lower of such two Credit Ratings. During any period that the Borrower has received three Credit Ratings, the Applicable Margin shall be determined by the lower of the highest two Credit Ratings. During any period for which the Borrower has not received a Credit Rating from both of Moody’s and S&P, the Applicable Margin shall be determined based on Level 5.

Level	Borrower’s Credit Rating (S&P/Moody’s or equivalent)	Applicable Margin
1	A-/A3 (or equivalent) or better	1.225%
2	BBB+/Baa1 (or equivalent)	1.35%
3	BBB/Baa2 (or equivalent)	1.50%
4	BBB-/Baa3 (or equivalent)	1.70%
5	Lower than BBB-/Baa3 (or equivalent)	1.95%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Assignee” has the meaning given that term in Section 12.6.(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Bankruptcy Proceeding” means a case, proceeding or condition of any of the types described in Section 10.1.(f) or (g).

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means a Revolving Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Business Day” means (i) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (ii) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalization Rate” means 9.0% or such higher percentage to which the Capitalization Rate may be increased pursuant to Section 2.11.

“Capitalized Lease Obligation” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than 7 days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000.00 and at least 85.0% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Collateral Account” means a special deposit account maintained by the Administrative Agent and under its sole dominion and control.

“Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.1., (b) to issue (in the case of the Lender then acting as Issuing Bank) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.3.(a) and 2.3.(i), respectively (but in the case of the Lender acting as the Issuing Bank excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), and (c) to participate in Swingline Loans pursuant to Section 2.2.(e), collectively, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.13. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.6.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Construction Budget” means the fully budgeted costs associated with the acquisition and construction of real property (including, but not limited to, the cost of acquiring such real property) as reasonably determined by the Borrower in good faith.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter of Credit.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term indebtedness of a Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.10.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.10.(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Administrative Agent or any Lender).

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) (prior to Preferred Dividends and minority interests) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization expense and other non-cash charges; (ii) Interest Expense (without giving effect to clause (c) of the definition thereof); (iii) income tax expense or benefit; (iv) asset impairment and restructuring charges; (v) gains and losses from the extinguishment of debt and interest rate hedges, and (vi) extraordinary or non-recurring gains and losses, including without limitation, gains and losses from the sale of Properties; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of the Financial Accounting Standards No. 141 and include any principal component of payments received under Finance Leases.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or Event of Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Mortgage Note Receivable” means a promissory note which satisfies all of the following requirements: (a) such promissory note is owned solely by the Borrower or a Guarantor; (b) such promissory note is secured by a first priority Mortgage; (c) neither such promissory note, nor any interest of the Borrower or such Guarantor therein, is subject to (i) any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or (ii) any Negative Pledge; (d) the real property subject to such Mortgage is not subject to any other Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof; (e) the real property subject to such Mortgage is free of all structural defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such real property; (f) such real property is occupied and is in operation (or will be in operation after the completion of construction (which is otherwise permitted hereunder) with respect to such real property); (g) any required principal, interest or other payment due under such promissory note is not more than 60 days past due; and (h) there exists no default or event of default under such promissory note.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Asset” means either a lease by the Borrower or any Guarantor, as lessor, of a real property asset, or a promissory note held by the Borrower or any Guarantor which is secured by a Mortgage on real property, in either case where (a) any required base rental payment, or principal or interest payment, as the case may be, is more than 60 days past due or (b) in the case of a lease wherein the tenant is the subject of a Bankruptcy Proceeding, such lease has been rejected in bankruptcy; provided that assets with respect to real property subject to a lease rejected in bankruptcy shall cease to be considered Excluded Assets once such real property has been re-leased to a third-party which is not otherwise subject to clause (a) or (b) above.

“Excluded Subsidiary” means any Subsidiary (a) either (i) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (x) any document, instrument or agreement evidencing such Secured Indebtedness or (y) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or (ii) that is not a Wholly Owned Subsidiary and cannot become a party to the Guaranty without violating terms of its articles of incorporation, operating agreement, partnership agreement, declaration of trust, shareholders agreement, member agreement or other similar organizational document, which terms expressly prohibit such Subsidiary from providing Guarantees of Indebtedness of any other Person and (b) for which none of the Borrower, any Subsidiary (other than another Excluded Subsidiary) or any other Loan Party has Guaranteed any of the Indebtedness of such Subsidiary (except for guarantees of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) or has any direct obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results. A Subsidiary shall remain an Excluded Subsidiary for so long as (A) the above requirements are satisfied and (B) such Subsidiary does not Guarantee any Indebtedness of any Person (other than another Excluded Subsidiary).

“Existing Credit Agreement” has the meaning given in the recitals hereto.

“Existing Letters of Credit” means each of the letters of credit issued by Wells Fargo under the Existing Credit Agreement and described on Schedule 1.1(A).

“Extension Notification Date” has the meaning given that term in Section 2.11.

“Facility Fee” means the per annum percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.225%
2	0.25%
3	0.30%
4	0.35%
5	0.50%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Facility Fee.

“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain fee letter dated as of April 18, 2011, by and among the Borrower, the Administrative Agent and the other parties thereto.

“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“Finance Lease” means a lease of a real property asset which would be categorized as a capital lease under GAAP.

“Fitch” means Fitch, Inc. and its successors.

“Fixed Charges” means, for any period, the sum of (a) Interest Expense for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid during such period. The Borrower’s pro rata share of the Fixed Charges of Unconsolidated Affiliates of the Borrower shall be included in determinations of Fixed Charges.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Lease Revenues” means, for a given period, the aggregate gross revenue and tenant reimbursements of the Borrower and its Subsidiaries from leases of real property assets, (a) excluding with respect to such leases that are not Finance Leases, straight line rent adjustments (reported in the consolidated financial statements of the Borrower and its Subsidiaries for purposes of GAAP) in respect of such leases for such period, and (b) including the principal component of all payments actually received in respect of Finance Leases during such period. The Borrower’s pro rata share of the aggregate gross revenue from leases of real property assets of any Unconsolidated Affiliate of the Borrower shall be included.

“Guarantor” means, individually and collectively, as the context shall require: (i) all Material Subsidiaries (other than Excluded Subsidiaries), and (ii) any Subsidiary that elects to become a Guarantor.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Guaranty to which the Guarantors are parties substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (j) such Person’s pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.

“Intellectual Property” has the meaning given that term in Section 6.1.(s).

“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Borrower and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Borrower’s pro rata share of Interest Expense of Unconsolidated Affiliates for such period less (c) non-cash interest expense from convertible debt pursuant to Financial Accounting Standards Board Staff Position No. APB 14-1.

“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the immediately preceding Interest Period for such Loan, and ending one week thereafter (if available from all of the Lenders) or on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period having a duration of one week) that commences on the last Business Day of a calendar month (or on a day of a month for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Bank” means Wells Fargo or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.3.

“Joint Arranger” has the meaning given that term in the introductory paragraph hereof and shall include successors and permitted assigns.

“L/C Commitment Amount” equals $30,000,000.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that the term “Lender” shall not include any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest, referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, 2 Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means a Revolving Loan bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower, any Guarantor and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations. Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.

“Material Debt” has the meaning given that term in Section 10.1.(e)(i).

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

“Material Subsidiary” means any Subsidiary to which $15,000,000 or more of Real Property Value is attributable on an individual basis.

“Mezzanine Investment” means (a) a promissory note secured by a second Mortgage of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder or (b) a promissory note of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder which promissory note is secured by a pledge of Equity Interests in a Person that owns a parcel (or group of related parcels) of real property subject to a Mortgage.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Receivable” means a promissory note secured by a first Mortgage of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge for purposes of this Agreement.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) Gross Lease Revenues and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of one percent (1.0%) of the gross revenues for such Property for such period.

“Net Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to nonrecourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a Revolving Note or a Swingline Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.2.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Administrative Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“Participant” has the meaning given that term in Section 12.6.(b).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of Section 7.5.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens, if any, in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (f) Liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor; and (g) Liens in existence as of the Agreement Date and disclosed on Part II of Schedule 6.1.(f).

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus four percent (4.0%).

“Potential Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent or the Swingline Lender, as applicable, that: (a) has failed to comply with, or has made a public statement to the effect that it does not intend to comply with, its funding obligations under one or more syndicated credit facilities or other agreements in which it commits or is obligated to extend credit (other than this Agreement); (b) has a parent corporation or other Affiliate that is subject to any condition or event described in the immediately preceding clause (a); or (c) has, or whose parent corporation has, a Credit Rating of less than BBB-/Baa3 (or equivalent) from either S&P or Moody’s. As used in this definition, the term “parent corporation” means, with respect to a Lender, any Person Controlling such Lender, including without limitation, the bank holding company (as defined in Regulation Y of the Board of Governors of the Federal Reserve System), if any, of such Lender.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Borrower or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Administrative Agent located at 608 2nd Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.

“Property” means any parcel of real property (together with all improvements thereon) owned or leased (in whole or in part) or operated by the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower and which is located in a state of the United States of America, the District of Columbia, Puerto Rico or Canada.

“Qualified Plan” shall mean a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or Fitch.

“Real Property Value” means the annualized Net Operating Income as of the last day of the fiscal quarter of the Borrower most recently ended of all Properties in place at the end of such fiscal quarter divided by the applicable Capitalization Rate.

“Register” has the meaning given that term in Section 12.6.(d).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Requisite Lenders” means, as of any date, Lenders having more than 50% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding more than 50% of the aggregate principal amount of the outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders unless only two Lenders are party to this Agreement and one of such Lenders is a Defaulting Lender. For purposes of this definition, a Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any Subsidiary now or hereafter outstanding.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” has the meaning given that term in Section 2.10.(a).

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

“Secured Indebtedness” means, with respect to any Person, as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is secured in any manner by any Lien on any property and in the case of the Borrower, shall include (without duplication) the Borrower’s pro rata share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Securitization Investment” means an investment in residual interests in securitized pools of promissory notes, mortgage loans, chattel paper, leases or similar financial assets owned by the Borrower, its Subsidiaries, or any other Loan Party as of December 31, 2010.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the fact and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and an Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.2. in an amount up to, but not exceeding, $45,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo Bank, National Association, together with its respective successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.2.

“Swingline Note” has the meaning given that term in Section 2.10.(a).

“Swingline Termination Date” means the date which is 7 Business Days prior to the Termination Date.

“Tangible Net Worth” means, as of a given date, (a) the stockholders’ equity of the Borrower and its Subsidiaries determined on a consolidated basis, plus (b) accumulated depreciation and amortization to the extent reflected in the determination of stockholders’ equity of the Borrower and its Subsidiaries, plus (c) the accumulated principal component of all payments made to the Borrower and its Subsidiaries in respect of Finance Leases to the extent reflected in the determination of stockholders’ equity of the Borrower and its Subsidiaries minus (d) the following (to the extent reflected in determining stockholders’ equity of the Borrower and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” has the meaning given that term in Section 3.11.

“Termination Date” means May 24, 2015, or such later date to which the Termination Date may be extended pursuant to Section 2.11.

“Titled Agents” means each of the Joint Arrangers, the Syndication Agent and each of the Documentation Agents and their respective successors and permitted assigns.

“Total Asset Value” means (without duplication): (a) Real Property Value plus (b) 50.0% of the undepreciated cost of Properties that are developed but that are unleased and vacant plus (c) the book value of construction and undeveloped land plus (d) unrestricted cash and cash equivalents plus (e) book value of Mortgage Receivables plus (f) book value of notes and accounts receivables. Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets.

“Total Liabilities” means, all GAAP liabilities including recourse and non-recourse mortgage Indebtedness, letters of credit, purchase obligations, repurchase obligations, forward commitments (including, but not limited to, forward equity commitments and commitments to purchase properties), unsecured Indebtedness, accounts payable, accrued expenses, Capitalized Lease Obligations (including ground leases to the extent required under GAAP to be reported as a liability), Guarantees of Indebtedness, subordinated debt, and unfunded obligations. Total Liabilities will include (without redundancy): (a) 100% of the recourse liability of the Borrower and its Subsidiaries under (i) Guarantees of Indebtedness or (ii) loans where the Borrower or a Subsidiary is liable for Indebtedness as a general partner or otherwise and (b) the pro rata share of the Borrower or any of its Subsidiaries of Nonrecourse Indebtedness in Unconsolidated Affiliates or Indebtedness that is not recourse to the Borrower and its other Subsidiaries. The calculation of Total Liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under Financial Accounting Standards Board ASC 825-10-25 (formerly known as Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other Financial Accounting Standards Board standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities that is included in the calculation of Total Liabilities shall be the historical cost basis.

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit G to be delivered to the Administrative Agent pursuant to Section 5.1.(xv), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Type” with respect to any Revolving Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means the sum (without duplication) of (a) the Real Property Value attributable to Unencumbered Assets which are not Excluded Assets; plus (b) aggregate book value of all Eligible Mortgage Notes Receivable; plus (c) all of the Borrower’s and Guarantors’ cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way); provided, however, that if the aggregate value of such cash and cash equivalents would exceed 2.0% of Unencumbered Asset Value, the value of such cash and cash equivalents in excess of 2.0% of Unencumbered Asset Value shall be excluded in the determination of Unencumbered Asset Value hereunder; plus (d) 50.0% of the book value of all Unencumbered Assets which are vacant but which have not been vacant for more than 12 months; all as determined in accordance with GAAP. If the aggregate value of the items described in the preceding clauses (b), (c) and (d) above exceeds 10.0% of Unencumbered Asset Value, the value in excess of 10.0% of Unencumbered Asset Value shall be excluded in the determination of Unencumbered Asset Value.

“Unencumbered Assets” means, collectively, each Property of the Borrower or any Guarantor that meets the following criteria: (a) such Property is fully developed as a retail property; (b) the Property is domestic and owned entirely by the Borrower and/or a Guarantor; (c) neither such Property, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (d) and clause (f) of the definition thereof) or a Negative Pledge; (d) if such Property is owned by a Guarantor (i) none of the Borrower’s direct or indirect ownership interest in such Guarantor is subject to any Lien (other than Permitted Liens described in clauses (a) through (c) of the definition thereof) or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Guarantor, as applicable; and (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

“Unencumbered NOI” means the NOI attributable to Unencumbered Assets.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unimproved Land” means raw land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.

“Unsecured Indebtedness” means Indebtedness that is not Secured Indebtedness; provided, however, that any Indebtedness that is secured by a pledge of only Equity Interests shall be deemed to be Unsecured Indebtedness.

“Unsecured Interest Expense” means, for a given period, all Interest Expense of the Borrower and its Subsidiaries attributable to Unsecured Indebtedness of the Borrower and its Subsidiaries for such period.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” shall mean any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2. General; References to Pacific Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Agreement Date and consistently applied; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Pacific time.

ARTICLE II. CREDIT FACILITY

Section 2.1. Revolving Loans.

(a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15. below, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving

Loans to the Borrower, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

(b) Requests for Revolving Loans. Not later than 9:00 a.m. at least 1 Business Day prior to a borrowing of Base Rate Loans and not later than 9:00 a.m. at least 3 Business Days prior to a borrowing of LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower at the Principal Office, not later than 12:00 noon on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

(d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender prior to the specified date of the borrowing that such Lender does not intend to make available to the Administrative Agent the Revolving Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Revolving Loan under Section 2.4.(a). If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such

Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

(e) Repayment of Revolving Loans Outstanding under Existing Credit Agreement. The Borrower and the Lenders agree that on the Effective Date all Revolving Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be repaid with the proceeds of the Revolving Loans to be made by the Lenders hereunder on the Effective Date.

Section 2.2. Swingline Loans.

(a) Swingline Loans. Subject to the terms and conditions hereof, including without limitation Section 2.15., during the period from the Effective Date to but excluding the Swingline Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. The borrowing of a Swingline Loan shall not constitute usage of any Lender’s Commitment for purposes of calculation of the fee payable under Section 3.6.(b).

(b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 9:00 a.m. on the proposed date of such borrowing. Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 11:00 a.m. on such date.

(c) Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin (or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing). Interest payable on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e). All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.4. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $500,000 and integral multiples of $50,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and, in any event, within 5 Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to repay a Swingline Loan. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf for such purpose), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations contained in Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Base Rate Loans not later than 9:00 a.m. at least one Business Day prior to the proposed date of such borrowing, and the Administrative Agent shall give prompt notice of such borrowing to the Lenders. Not later than 9:00 a.m. on such date, each Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender, and, to the extent of such Base Rate Loan, such Lender’s participation in the Swingline Loan so repaid shall be deemed to be funded by such Base Rate Loan. The Administrative Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. At the time each Swingline Loan is made, each Lender shall automatically (and without any further notice or action) be deemed to have purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage in such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 10.1.(f) or 10.1.(g), upon notice from the Administrative Agent or the Swingline Lender, each Lender severally agrees to pay to the Administrative Agent for the account of the Swingline Lender in respect of such participation the amount of such Lender’s Commitment Percentage of each outstanding Swingline Loan in Dollars and in immediately available funds. If such amount is not in fact made available to the Administrative Agent by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon demand therefor by the Administrative Agent or the Swingline Lender, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due such Lender hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). A Lender’s obligation to make payments in respect of a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1. (f) or 10.1.(g), or the termination of any Lender’s Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f) Defaulting Lenders. Upon demand by the Swingline Lender at any time while a Lender is a Defaulting Lender or a Potential Defaulting Lender, the Borrower shall deliver to the Administrative Agent for the benefit of the Swingline Lender within one Business Day of such demand, cash collateral or other credit support satisfactory to the Swingline Lender in its sole discretion in an amount equal to such Defaulting Lender’s or Potential Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Swingline Loans then outstanding.

Section 2.3. Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Bank, on behalf of the Lenders, agrees to issue for the account of the Borrower (or the Borrower and any other Loan Party) during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount. The parties hereto agree that the Existing Letters of Credit shall be deemed to be Letters of Credit hereunder.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 5 days prior to the Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is 5 days prior to the Termination Date; provided, further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Termination Date so long as the Borrower delivers to the Administrative Agent for the benefit of the Issuing Bank and the Lenders no later than 30 days prior to the Termination Date cash collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit.

(c) Requests for Issuance of Letters of Credit. The Borrower shall give the Issuing Bank and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such application and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which the Issuing Bank has received all of the items required to be delivered to it under this subsection. Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of (i) any

Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (ii) each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d) Reimbursement Obligations. Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, that the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.3.(i) such Lender’s Commitment Percentage of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and the Issuing Bank, or if the Borrower has failed to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, after which the Issuing Bank has notified the Administrative Agent, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 1:00 p.m., and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The minimum amount limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f) Effect of Letters of Credit on Commitments. Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Bank, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s, Administrative Agent’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.

(h) Amendments, Etc. The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and Requisite Lenders (or all of the Lenders if required by Section 12.7.) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.6.(c).

(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Issuing Bank of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, such Lender’s Commitment Percentage of the Issuing Bank’s liability under such Letter of Credit, whether before the Termination Date or after. In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Bank pursuant to the second and the last sentences of Section 3.6.(c)).

(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing. Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(f) or (g) or (iv) the termination of the Commitments. Each such payment to the Administrative Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the Issuing Bank shall deliver to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Issuing Bank shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.3.(j).

(l) Existing Letters of Credit. With respect to each of the Existing Letters of Credit and any extensions of such Existing Letters of Credit made in accordance with the terms and conditions hereunder, Wachovia Bank, National Association (together with its successors) shall be deemed to be an Issuing Bank hereunder and shall have all of the rights and obligations under and in respect of this Agreement and the other Loan Documents, and shall be entitled to all of the same benefits (including, without limitation, the rights, obligations and benefits set forth in this Section 2.3. and in Sections 12.2. and 12.10.) as are afforded to an Issuing Bank hereunder and thereunder in its capacity as an Issuing Bank (and not as a Lender).

(m) Defaulting Lenders. Upon demand by the Administrative Agent at any time while a Lender is a Defaulting Lender or a Potential Defaulting Lender, the Borrower shall deliver to the

Administrative Agent, for the benefit of the Issuing Bank, within one Business Day of such demand, cash collateral or other credit support satisfactory to the Issuing Bank in its sole discretion in an amount equal to such Defaulting Lender’s or Potential Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding.

Section 2.4. Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin; and

(ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each calendar month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.5. Number of Interest Periods.

There may be no more than 6 different Interest Periods for LIBOR Loans outstanding at the same time.

Section 2.6. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

Section 2.7. Prepayments.

(a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan in whole or in part at any time without premium or penalty. The Borrower shall give the Administrative Agent at least 3 Business Days’ prior written notice of the prepayment of any LIBOR Loan and 1 Business Day’s prior written notice of prepayment of any Base Rate Loan.

(b) Mandatory. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Letter of Credit Liabilities, and the aggregate principal amount of all outstanding Swingline Loans exceeds the aggregate amount of the Commitments in effect at such time, the Borrower shall immediately pay to the Administrative Agent for the accounts of the Lenders then holding Commitments (or if the Commitments have been terminated, then holding outstanding Revolving Loans, Swingline Loans, and/or Letter of Credit Liabilities), the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations in accordance with the last sentence of Section 3.2., and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period, the Borrower shall pay all amounts due under Section 4.4.

Section 2.8. Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 9:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.9. Conversion.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted in accordance with Section 2.4. Each such Notice of Conversion shall be given not later than 9:00 a.m. one Business Day prior to the date of any proposed Conversion into Base Rate Loans and 3 Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.10. Notes.

(a) Notes. Except in the case of a Lender that has requested not to receive a Revolving Note, the Revolving Loans made by each Lender shall be evidenced by this Agreement and, if requested by a Lender, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit H (each a “Revolving Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit I (the “Swingline Note”), payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

(b) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.9., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.9. shall be controlling.

(c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11. Extension of Termination Date.

Subject to the terms of this Section, the Borrower shall have the right, exercisable one time, to request that the Administrative Agent and the Lenders extend the Termination Date by one year. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 90 days but not more than 180 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall forward to each Lender a copy of the Extension Request delivered to the Administrative Agent promptly upon receipt thereof. Not later than the date that is 30 days after the Administrative Agent’s receipt of the Extension Request, the Administrative Agent shall notify the Borrower if the Requisite Lenders have determined to condition the extension of the Termination Date on an increase in the Capitalization Rate to a percentage not to exceed 10.0%, and if so, what the new Capitalization Rate to become effective on the current Termination Date would be. Any new Capitalization Rate shall be the rate determined by the Requisite Lenders on the basis of then current market conditions and data. If the Requisite Lenders determine to condition the extension of the Termination Date on an increase in the Capitalization Rate, then not later than the date that is 30 days prior to the current Termination Date (the “Extension Notification Date”), the Borrower shall notify the Administrative Agent in writing of its decision to extend or not to extend the Termination Date by one year. If the Borrower fails to provide such written notification on or prior to the Extension Notification Date, the Borrower shall be deemed to have elected to extend the Termination Date by one year. If the Borrower elects, or is deemed to have elected, to extend the Termination Date, then subject to satisfaction of the following conditions, the Termination Date shall be extended for one year: (a) if the Requisite Lenders have conditioned the extension of the Termination Date on an increase in the Capitalization Rate, the Borrower shall have caused to be executed and delivered to the Administrative Agent such documents and agreements as the Administrative Agent may request to evidence such increase, (b) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall exist, (c) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party would be true and correct immediately after giving effect to the requested extension of the Termination Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (d) the Borrower shall have paid the Fees payable under Section 3.6.(d).

Section 2.12. Expiration or Maturity Date of Letters of Credit Past Termination Date.

If on the date the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Bank, an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Administrative Agent to use the monies deposited in the Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 days after the expiration date of such Letter of Credit.

Section 2.13. Voluntary Reductions of the Commitment.

The Borrower may terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, that if the Borrower seeks to reduce the aggregate amount of the Commitments below $100,000,000, then the Commitments shall be reduced to zero and except as otherwise provided herein, the provisions of this Agreement shall terminate. Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction. The Commitments, once terminated or reduced pursuant to this Section, may not be increased or reinstated. The Borrower shall pay all interest and fees on the Loans accrued to the date of such reduction or termination of the Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4. of this Agreement.

Section 2.14. Increase of Commitments.

The Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date through and including the date 180 days prior to the Termination Date to request increases in the aggregate amount of the Commitments (provided that after giving effect to any increases in the Commitments pursuant to this Section, the aggregate amount of the Commitments shall not exceed $650,000,000) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given. Each such increase in the Commitments must be an aggregate minimum amount of $50,000,000 and integral multiples of $15,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders’ relative Commitments and after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.3.(j) which have not been repaid plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Commitments under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate, partnership, member or other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase; and (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, and (iii) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Commitments. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section 2.14. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

Section 2.15. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, and the Issuing Bank shall not be required to issue a Letter of Credit, if immediately after the making of such Loan or the issuance of such Letter of Credit the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities and all Swingline Loans, would exceed the aggregate amount of the Commitments at such time.

Section 2.16. Funds Transfer Disbursements.

(a) Generally. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or, (ii) made in the Borrower’s name by an authorized representative specified on the Transfer Authorizer Designation Form and accepted by the Administrative Agent in good faith and in compliance with this Section 2.16., even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire of funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower. The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after the Administrative Agent’s confirmation to the Borrower of such transfer.

(b) Funds Transfer. The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority; (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Law or regulation.

(c) Limitation of Liability. None of the Administrative Agent, the Issuing Bank or any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, the Issuing Bank or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Bank’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Administrative Agent, the Issuing Bank, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation. None of the Administrative Agent, the Issuing Bank or any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

(a) Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Principal Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing Bank to the Administrative Agent from time to time, for the account of the Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b) Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections 2.1.(a), 2.2.(e), and 2.3.(e) shall be made from the Lenders, each payment of the Fees under Sections 3.6.(b), the first sentence of Sections 3.6.(c) and Section 3.6.(d) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.13. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.10., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous; (e) the Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.2., shall be in accordance with their respective Commitment Percentage; and (f) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Commitment Percentage. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.2.(e), in which case such payments shall be pro rata in accordance with such participating interests). Any payment or prepayment of principal or interest made (i) during the existence of a Default or Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5. and (ii) pursuant to Section 2.7.(b), shall be made for the account of the Swingline Lender and the Lenders holding Commitments (or, if the Commitments have been terminated, holding Revolving Loans and Letter of Credit Liabilities) in accordance with the order set forth in Section 10.5.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any

Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Minimum Amounts.

(a) Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof. Each borrowing and each Conversion of LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

(b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of Revolving Loans then outstanding).

(c) Reductions of Commitments. Each reduction of the Commitments under Section 2.13. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof.

(d) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $50,000.

Section 3.6. Fees.

(a) Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b) Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee equal to the average daily amount of the Commitment of such Lender (whether or not utilized) times the Facility Fee for the period from and including the Agreement Date to but excluding the date such Commitment is terminated or reduced to zero or the Termination Date, such fee to be paid quarterly in arrears on (i) the last day of each March, June, September and December in each year, (ii) the date of each reduction in the Commitments (but only on the amount of the reduction) and (iii) on the Termination Date. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(c) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears (i) quarterly on the last day of March, June, September and December in each year, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent. In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account and not the account of any Lender, a fronting fee in respect of each Letter of Credit at the rate equal to one-eighth of one percent (0.125%) per annum on the daily average Stated Amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (A) through and including the date such Letter of Credit expires or is terminated or (B) to but excluding the date such Letter of Credit is drawn in full. The fee provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance of the applicable Letter of Credit. The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments, extensions, renewals and other transactions relating thereto.

(d) Extension Fee. If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.11., the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to one-quarter of one percent (0.25%) of the amount of such Lender’s Commitment (whether or not utilized). Such fee shall be due and payable in full on the Extension Notification Date.

(e) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing by the Borrower and the Administrative Agent from time to time.

Section 3.7. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) and (a)(ii) and in Section 2.2.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.9. Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.10. Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Lenders pro rata in accordance with their respective Commitment Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees.

(i) Each Defaulting Lender shall be entitled to receive the Fee payable under Section 3.6.(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(ii) Each Defaulting Lender shall be entitled to receive the fees payable under Section 3.6.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii) With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Article V. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral, Repayment of Swingline Loans.

(i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii) At any time that there shall exist a Defaulting Lender, within 1 Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral.

(f) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 3.11. Taxes; Foreign Lenders.

(a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Administrative Agent, the Issuing Bank or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Administrative Agent, the Issuing Bank or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by the Issuing Bank’s or any Lender’s assets, net income, receipts or branch profits, (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto, and (v) any taxes imposed by Sections 1471 through Section 1474 of the Internal Revenue Code (including any official interpretations thereof, collectively “FATCA”) on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012 (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

(iii) pay to the Administrative Agent for its account or the account of the applicable Lender or the Issuing Bank, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent, the Issuing Bank or such Lender will equal the full amount that the Administrative Agent, the Issuing Bank or such Lender would have received had no such withholding or deduction been required.

(b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the Issuing Bank or respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuing Bank and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Bank or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes becomes a party hereto, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Internal Revenue Code. Each such Lender or Participant shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Administrative Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Administrative Agent. The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes or the Administrative Agent, if it is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes, if such Lender, such Participant or the Administrative Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from such payment to such Lender such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

(d) USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1. Additional Costs; Capital Adequacy.

(a) Capital Adequacy. If any Lender in the Loans determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitments or its making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital), then the Borrower shall, from time to time, within 30 calendar days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b) Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

(d) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by the Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

(e) Notification and Determination of Additional Costs. Each of the Administrative Agent, Issuing Bank, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, the Issuing Bank, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of the Issuing Bank, a Lender or a Participant to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Absent manifest error, determinations by the Administrative Agent, the Issuing Bank, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a) the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(b) the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately and fairly reflect the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period.

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its reasonable discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.11. or 4.1., and the Requisite Lenders are not requesting compensation under such Sections, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Sections 4.1.(c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(c) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.11. or 4.1.

Section 4.6. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c) or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c) or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1.(c) or Section 4.3. that gave rise to such Conversion no longer exist:

(i) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.7. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.11., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1. Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) Counterparts of this Agreement executed by each of the parties hereto;

(ii) Revolving Notes executed by the Borrower, payable to each Lender and complying with the terms of Section 2.10.(a) and the Swingline Note executed by the Borrower;

(iii) The Guaranty executed by each of the Guarantors existing as of the Effective Date;

(iv) The articles of incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of Maryland;

(v) A good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State of the state of its incorporation and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vi) A certificate of incumbency signed by the Secretary or Assistant Secretary of the Borrower with respect to each of the officers of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Swingline Borrowings, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;

(vii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of (i) the bylaws of the Borrower and (ii) all corporate (or comparable) action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents to which the Borrower is a party;

(viii) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Guarantor certified as of a recent date by the Secretary of State of the state of formation of such Guarantor;

(ix) A certificate of good standing or certificate of similar meaning with respect to each Guarantor issued as of a recent date by the Secretary of State of the state of formation of each such Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Guarantor is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(x) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Guarantor authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

(xi) Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor of (i) the by-laws of such Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xii) An opinion of counsel to the Loan Parties addressed to the Administrative Agent, the Lenders and the Swingline Lender, addressing the matters set forth in Exhibit J;

(xiii) The Fees then due and payable under Section 3.6., and any other Fees payable to the Administrative Agent, the Titled Agents and the Lenders on or prior to the Effective Date, including without limitation, the fees and expenses of counsel to the Administrative Agent;

(xiv) A Compliance Certificate calculated as of March 30, 2011 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date);

(xv) a Transfer Authorizer Designation Form effective as of the Agreement Date;

(xvi) evidence that all indebtedness, liabilities or obligations (other than obligations in respect of Existing Letters of Credit) owing by the Loan Parties under the Existing Credit Agreement shall have been paid in full and all Liens, if any, securing such indebtedness, liabilities or other obligations have been released; and

(xvii) such other documents and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

(b) In the good faith judgment of the Administrative Agent:

(i) There shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii) The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iv) The Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

(v) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2. Conditions Precedent to All Loans and Letters of Credit.

The obligations of the Lenders to make any Loans and of the Issuing Bank to issue Letters of Credit, are all subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, or in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing; and (d) in the case of the issuance of a Letter of Credit or the making of a Swingline Loan, no Lender shall be a Defaulting Lender or Potential Defaulting Lender; provided, however, in the case of the issuance of a Letter of Credit, the Issuing Bank may, in its sole and absolute discretion, waive this condition precedent on behalf of itself and all Lenders if cash collateral or other credit support satisfactory to the Issuing Bank has been pledged or otherwise provided to the Administrative Agent in respect of such Defaulting Lender’s or Potential Defaulting Lender’s participation in such Letter of Credit in accordance with Section 2.3.(m). Each Credit Event shall constitute a certification by the Borrower to the effect set forth clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article V. have been satisfied.

Section 5.3. Conditions as Covenants.

If the Lenders permit the making of any Loans, or the Issuing Bank issues a Letter of Credit, prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the date of the making of such Loans or the issuance of such Letter of Credit. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Administrative Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Bank, to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Borrower, each other Loan Party and each other Subsidiary is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) the type of legal entity of such Subsidiary, (iii) each Person holding any Equity Interests in such Subsidiary, (iv) the nature of the Equity Interests held by each such Person, (v) the percentage of ownership of such Subsidiary represented by such Equity Interests, and (vi) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (A), each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c) Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d) Compliance of Loan Documents and Fee Letter with Laws, Etc. The execution, delivery and performance of this Agreement, Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(e) Compliance with Law; Governmental Approvals. The Borrower, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and all other Applicable Laws (including without limitation, all Environmental Laws) relating to the Borrower, each Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f) Title to Properties; Liens. As of the Agreement Date, Part I of Schedule 6.1.(f) sets forth all of the real property owned or leased by the Borrower, each other Loan Party and each other Subsidiary. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Agreement Date, there are no Liens against any of the assets of the Borrower, any Subsidiary or any other Loan party except for the Liens existing as of the Agreement Date set forth on Part II of Schedule 6.1.(f) and the other Permitted Liens.

(g) Existing Indebtedness; Total Liabilities. Part I of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including without limitation all Guarantees) of the Borrower and its Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties and the other Subsidiaries have performed and are in material compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Total Liabilities of the Loan Parties and the other Subsidiaries (excluding any Indebtedness set forth on Part I of such Schedule).

(h) Litigation. Except as set forth on Schedule 6.1.(h), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor to the knowledge of the Borrower is there any basis therefor) against or in any other way relating adversely to or affecting, the Borrower, any Subsidiary or any other Loan Party or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee Letter. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan party which could reasonably be expected to have a Material Adverse Effect.

(i) Taxes. All federal, state and other tax returns of the Borrower, any Subsidiary or any other Loan Party required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Subsidiary and each other Loan Party and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.5. As of the Agreement Date, none of the United States income tax returns of the Borrower, its Subsidiaries or any other Loan Party is under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries and each other Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

(j) Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal years ended December 31, 2009 and December 31, 2010, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 30, 2011, and the related unaudited consolidated statements of operations, shareholders’ equity and cash flow of the Borrower and its consolidated Subsidiaries for the period of two fiscal quarters ended on such date. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

(k) No Material Adverse Change; Solvency. Since December 31, 2010, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. Each of the Borrower, the other Loan Parties and each Subsidiary to which more than $25,000,000 of Total Asset Value is attributable, is Solvent, and the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(l) ERISA.

(i) Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii) With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Parent or the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(m) Not Plan Assets; No Prohibited Transactions. None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(n) Absence of Default. Neither the Borrower, any Subsidiary nor any other Loan Party is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary or other Loan Party is a party or by which the Borrower or any Subsidiary or other Loan Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.

(o) Environmental Laws. In the ordinary course of business and from time to time each of the Borrower, its Subsidiaries and the other Loan Parties conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, their respective Properties, in the course of which the Borrower, each Subsidiary and each other Loan Party identifies and evaluates associated actual and potential liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance in all material respects with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with on-site or off-site treatment, storage, handling and disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist). Each of the Borrower, its Subsidiaries and the other Loan Parties: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, the Borrower has no knowledge of, nor has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to the Borrower, its Subsidiaries and each other Loan Party, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common-law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, its Subsidiaries or any other Loan Party relating in any way to Environmental Laws which could reasonably be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p) Investment Company. None of the Borrower, any Subsidiary or any other Loan Party is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. None of the Borrower, any Subsidiary or any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 9.10. or as otherwise set forth on Schedule 6.1.(r), neither the Borrower, any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.

(s) Intellectual Property. Each of the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. The Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they reasonably deem necessary to protect their respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any Intellectual Property. The use of such Intellectual Property by the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Borrower and its Subsidiaries are engaged in the business of acquiring, owning, financing, leasing, managing, developing and selling retail, office and industrial real property generally leased to credit-worthy tenants under net leases, together with other business activities incidental thereto.

(u) Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

(v) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any Subsidiary or any other Loan Party or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any Subsidiary or any other Loan Party that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Effective Date, no fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.

(w) REIT Status. The Borrower qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

(x) Unencumbered Assets. As of the Agreement Date, Schedule 6.1.(x) is a correct and complete list of all Unencumbered Assets. Each of the assets included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.

(y) None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan, and no Letter of Credit, will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower in favor of the Administrative Agent or any of the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date is effectuated pursuant to Section 2.11. and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7., the Borrower shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7., the Borrower shall, and shall cause each Subsidiary and each other Loan Party to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law.

The Borrower shall, and shall cause each Subsidiary and each other Loan Party to, comply with all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to (a) protect and preserve all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4. Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to, maintain insurance (on a full replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect if requested, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Subject to the requirements of any applicable lease, the Borrower shall, and shall cause its Subsidiaries to, apply any proceeds from such insurance coverage with respect to any Unencumbered Asset to either (i) repair or rebuild the property for which such proceeds are being received, (ii) acquire a substantially equivalent property or (iii) repay Obligations.

Section 7.5. Payment of Taxes and Claims.

The Borrower shall, and shall cause each Subsidiary and other Loan Party to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

Section 7.6. Inspections.

The Borrower shall, and shall cause each Subsidiary and other Loan Party to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the Borrower’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice, and at all times subject to the rights of tenants under their respective leases. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.

Section 7.7. Use of Proceeds; Letters of Credit.

The Borrower shall use the proceeds of Loans and the Letters of Credit only (a) to refinance all of the Indebtedness outstanding under the Existing Credit Agreement and (b) for general corporate purposes of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, use any part of such proceeds (a) to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, the Borrower may use proceeds of the Loans and Letters of Credit to purchase the Borrower’s common stock so long as such use will not result in any of the Loans, Letters of Credit or other Obligations being considered to be “purpose credit” directly or indirectly secured by margin stock within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or (b) fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

Section 7.8. Environmental Matters.

The Borrower shall, and shall cause all of its Subsidiaries and the other Loan Parties to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws in all material respects. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws. The Borrower shall, and shall cause the Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.9. Books and Records.

The Borrower shall, and shall cause each of its Subsidiaries and the other Loan Parties to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 7.10. Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11. New Subsidiaries /Guarantors.

(a) Requirement to Become Guarantor. Within 30 calendar days of any Person (other than an Excluded Subsidiary) becoming a Material Subsidiary after the Effective Date, the Borrower shall deliver to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary and, (ii) the items that would have been delivered under Sections 5.1.(a)(viii) through (xii), and (xvii) as if such Subsidiary had been one on the Effective Date; provided, however, promptly (and in any event within 10 Business Days) upon any Material Subsidiary ceasing to qualify as an Excluded Subsidiary, such Subsidiary shall comply with the provisions of this Section. Upon the request of any Lender, the Administrative Agent shall send to such Lender a copy of each of the foregoing items received by the Administrative Agent with respect to a Subsidiary.

(b) Other Guarantors. If at any time the Real Property Value attributable to all Subsidiaries (excluding Material Subsidiaries and Excluded Subsidiaries) that are not Guarantors exceeds $50,000,000 in the aggregate, the Borrower shall cause one or more of such Subsidiaries to become Guarantors by delivering to the Administrative Agent the items required to be delivered under the immediately preceding subsection (a) within 30 calendar days of such occurrence so that the Real Property Value attributable to such Subsidiaries does not exceed $50,000,000.

(c) Release of a Guarantor. The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor meets, or will meet simultaneously with its release from the Guaranty, all of the provisions of the definition of the term “Excluded Subsidiary” and none of the Guarantor’s Properties or other assets are to be taken into account when calculating Unencumbered Asset Value; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; and (iv) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 7.12. REIT Status.

The Borrower shall at all times maintain its status as a REIT.

Section 7.13. Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1. Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Borrower), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of earnings, and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.2. Year-End Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of earnings, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.

Section 8.3. Compliance Certificate; Additional Information.

At the time financial statements are furnished pursuant to Sections 8.1. and 8.2., a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed by the chief financial officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 9.1., 9.2. and 9.4. and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. Together with any Compliance Certificate delivered with financial statements furnished pursuant to Sections 8.1. and 8.2., the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth (a) a description of all Properties acquired during such fiscal quarter, including the net operating income of each such Property, acquisition costs and related mortgage debt and such other information as the Administrative Agent may request; and (b) all Unencumbered Assets at the end of such fiscal quarter.

Section 8.4. Other Information.

(a) Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants;

(b) Securities Filings. Promptly upon, and in any event within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any Subsidiary or any other Loan Party shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c) Shareholder Information; Press Releases. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

(d) Projections. No later than December 31 of each fiscal year of the Borrower ending prior to the Termination Date (or by the end of each fiscal quarter of the Borrower ending prior to the Termination Date upon the Administrative Agent’s request), projected balance sheets, operating statements, profit and loss projections and cash flow budgets (including sources and uses of cash in form and content reasonably satisfactory to the Administrative Agent) of the Borrower and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters immediately following such fiscal year end or fiscal quarter end, as applicable, prepared on a quarterly basis and all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, is projected to be in compliance with the covenants contained in Sections 9.1. at the end of each fiscal quarter of the next succeeding fiscal year. Such projected consolidated financial statements shall represent the reasonable best estimate by the Borrower of the future financial performance of the Borrower and its Subsidiaries for the periods set forth therein and shall be prepared on the basis of assumptions set forth therein, which the Borrower believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements).

(e) ERISA. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

(f) Litigation. To the extent the Borrower, any other Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(g) Modification of Organizational Documents. A copy of any material amendment to the certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon, and in any event within 15 Business Days after, the effectiveness thereof;

(h) Change of Management or Financial Condition. Prompt notice of any material change in the executive management of the Borrower, any Subsidiary or any other Loan Party and any change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have a Material Adverse Effect;

(i) Default. Notice of the occurrence of any Default or Event of Default promptly upon a Responsible Officer of the Borrower, any other Loan Party or any other Subsidiary obtaining knowledge thereof;

(j) Judgments. Prompt notice of any order, judgment or decree in excess of $25,000,000 having been entered against the Borrower, any Subsidiary or any other Loan Party or any of their respective properties or assets;

(k) Notice of Violations of Law. Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law, or any inquiry with respect to any matters, in either case which could reasonably be expected to have a Material Adverse Effect;

(l) Material Asset Sales. Prompt notice of the sale, transfer or other disposition of any assets having a book value or fair market value in excess of $50,000,000 in the aggregate of the Borrower, any Subsidiary or any other Loan Party to any Person other than the Borrower, any Subsidiary or any other Loan Party;

(m) Ratings Change. Promptly, and in any event within 2 Business Days of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and providing the new Credit Rating that is in effect;

(n) Patriot Act Information. Promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));

(o) Notice of Violation of Environmental Laws. Promptly, and in any event within 3 Business Days after the Borrower receives any of the following notices, the Borrower shall provide the Administrative Agent with a copy of such notice if the matters referenced in such notice either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect: (i) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim;

(p) Derivatives Termination Value. Promptly upon the request of the Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding; and

(q) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5. Electronic Delivery of Certain Information.

(a) Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative

Agent or the Borrower) provided that the foregoing shall not apply to (A) notices to any Lender (or the Issuing Bank) pursuant to Article II. and (B) any Lender that has notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered 24 hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 8.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b) Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6. Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding anything to the contrary in this Section, any Information Materials provided without any designation shall be deemed to be “Private Information” for all purposes hereunder.

Section 8.7. USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties, to provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall comply with the following covenants:

Section 9.1. Financial Covenants.

The Borrower shall not permit:

(a) Maximum Leverage Ratio. The ratio of (i) Total Liabilities to (ii) Total Asset Value, to exceed 0.60 to 1.00 at any time.

(b) Minimum Fixed Charge Ratio. The ratio of (i) EBITDA for the fiscal quarter of the Borrower most recently ended to (ii) Fixed Charges for such period, to be less than 1.75 to 1.00 at any time.

(c) Unencumbered Asset Ratio. The ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness of the Borrower and its Subsidiaries, to be less than 1.67 to 1.00 at any time. For purposes of this subsection (c), during any period that the ratio of Total Liabilities to Total Asset Value is greater than 0.50 to 1.00, the amount of Secured Indebtedness of the Borrower and its Subsidiaries that is not Nonrecourse Indebtedness in excess of 5.00% of Total Asset Value shall be deemed to be Unsecured Indebtedness.

(d) Unencumbered Interest Ratio. The ratio of (i) Unencumbered NOI to (ii) Interest Expense in respect of Unsecured Indebtedness of the Borrower and its Subsidiaries for such period, to be less than 2.00 to 1.00 at any time.

(e) Minimum Tangible Net Worth. Tangible Net Worth at any time to be less than (i) $1,350,000,000 plus (ii) 85.0% of the Net Proceeds of all Equity Issuances effected by the Borrower or any Subsidiary after June 30, 2009 (other than Equity Issuances to the Borrower or any Subsidiary).

(f) Maximum Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value, to exceed 0.30 to 1.00 at any time.

(g) Revenues from Ground Leases. The ratio (expressed as a percentage) of (i) the aggregate income of the Borrower and its Subsidiaries from properties leased by the Borrower and its Subsidiaries (as lessees) under ground leases for any fiscal quarter ending during the term of this Agreement to (ii) Gross Lease Revenues for such fiscal quarter, to exceed 7.50%.

(h) Industry/Tenant Concentrations. The percentage of Gross Lease Revenues for any fiscal quarter of the Borrower attributable to (i) Convenience Stores and Gas Automotive Service Stores to exceed 40.0%; (ii) each other industry, individually, not specified in the immediately preceding clause (i) to exceed 30.0%; and (iii) any single tenant and its Affiliates to exceed 15.0%.

Section 9.2. Restricted Payments.

If any Event of Default exists, the Borrower shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment other than cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.12. If an Event of Default specified in Section 10.1.(a), Section 10.1.(b),

Section 10.1.(f) or Section 10.1.(g) exists or, if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Subsidiary that is a Guarantor.

Section 9.3. Indebtedness.

The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.4. Certain Permitted Investments.

The Borrower and the Guarantors shall not, and shall not permit any of their Subsidiaries to, (a) make any Securitization Investments after the Agreement Date and (b) make any Investment, or otherwise own the following items, which would cause the aggregate value of such holdings of the Borrower, the Guarantors and such Subsidiaries to exceed the applicable limits set forth below:

(i) Investments in Unconsolidated Affiliates such that the aggregate book value of such Investments determined in accordance with GAAP exceeds 15.0% of Total Asset Value at any time;

(ii) Mezzanine Investments, Securitization Investments, and Mortgage Receivables (including without limitation, Eligible Mortgage Notes Receivable) such that the aggregate book value of all such Mezzanine Investments, Securitization Investments, and Mortgage Receivables, collectively, exceeds 10.0% of Total Asset Value at any time; provided that the aggregate book value of Mezzanine Investments and Securitization Investments, collectively, shall not exceed 5.0% of Total Asset Value at any time; and

(iii) Unimproved Land and the aggregate Construction Budget for all real property, such that the current book value of Unimproved Land and the aggregate Construction Budget for all real property, collectively, exceeds 10.0% of Total Asset Value at any time; provided that the current book value of all Unimproved Land shall not exceed 5.0% of Total Asset Value at any time; and

(iv) Investments in Equity Interests of any Person (other than their respective Subsidiaries and Unconsolidated Affiliates) such that such Investments in such Equity Interests exceeds 5.0% of Total Asset Value at any time.

In addition to the foregoing limitations, the aggregate value of all of the items subject to the limitations in the preceding clauses (b)(ii) through (b)(iv) shall not exceed 20.0% of Total Asset Value at any time.

Section 9.5. Conduct of Business.

The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, engage in any type of business except as described in Section 6.1.(t).

Section 9.6. Liens; Negative Pledges; Other Matters.

(a) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale.

(c) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

Section 9.7. Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(a) any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b) the Borrower, each Subsidiary and each other Loan Party may sell, transfer or dispose of assets among themselves;

(c) the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business; and

(d) a Person may merge with and into the Borrower, any Subsidiary or any Loan Party so long as (i) the Borrower, such Subsidiary or such Loan Party, as applicable, is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower).

If, as a result of the consummation of any transaction described in the immediately preceding clause (a) or (b), a Person would become a Subsidiary that has assets having a book value or fair market value in excess of $50,000,000 in the aggregate and that is not an Excluded Subsidiary, the Borrower shall not permit the consummation of such transaction unless the items described in Section 7.11. (a) are delivered to the Administrative Agent at the time of the consummation of such transaction.

Section 9.8. Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.9. Modifications of Organizational Documents.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document without the prior written consent of the Administrative Agent and the Requisite Lenders if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any of its Subsidiaries or any other Loan Party to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, such Subsidiary or such Loan Party, except (a) as set forth on Schedule 6.1.(r), (b) transactions between and among the Borrower and its Wholly Owned Subsidiaries or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such Subsidiary, or such Loan Party and upon fair and reasonable terms which are no less favorable to the Borrower, such Subsidiary, or such Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the forgoing, no payments may be made with respect to any items set forth on such Schedule 6.1.(r) if a Default or Event of Default exists or would result therefrom.

Section 9.11. ERISA Exemptions.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.12. Environmental Matters.

The Borrower shall not, and shall not permit its Subsidiaries or any other Loan Party or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law the violation of which could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.13. Derivatives Contracts.

The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party, to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, Loan Party or such Subsidiary in the ordinary course of business and which establish a hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, a Loan Party or other Subsidiary.

ARTICLE X. DEFAULT

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

(b) Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

(c) Default in Performance.

(i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(i) or in Article IX.; or

(ii) The Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and, in the case of this clause (ii) only, such failure shall continue for a period of 30 calendar days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or any other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(d) Material Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e) Indebtedness Cross- Default.

(i) The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due and payable, after the expiration of any applicable notice and cure period, the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value) of $25,000,000 or more (“Material Debt”); or

(ii) (x) The maturity of any Material Debt shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Debt or (y) any Material Debt shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii) Any other event exists, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Debt or require any such Material Debt to be prepaid or repurchased prior to its stated maturity; or

(iv) As a result of any Loan Party’s failure to perform or observe any term, covenant, condition or agreement contained in any Derivatives Contract, such Derivatives Contract is terminated and the Derivatives Termination Value owed by such Loan Party as a result thereof is $25,000,000 or more.

(f) Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any Subsidiary to which Subsidiary more than $25,000,000 of Total Asset Value is attributable shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Subsidiary to which Subsidiary more than $25,000,000 of Total Asset Value is attributable in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h) Litigation; Enforceability. The Borrower or any other Loan Party shall (or shall attempt to) disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or the Fee Letter or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(i) Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any Subsidiary or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, such Subsidiaries and such other Loan Parties, $25,000,000 or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

(j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any Subsidiary or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

(k) ERISA.

(i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

(ii) The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(m) Change of Control.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting stock of the Borrower; or

(ii) During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding any director whose initial nomination for, or assumption of office as, a director occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

Section 10.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(f) or 10.1.(g), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 10.5. and (C) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender, the Issuing Bank and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and (2) all of the the Commitments, the obligation of the Lenders to make Revolving Loans hereunder, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 10.5. and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (2) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder. If the Administrative Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (y) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

(b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e) Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with the prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex including in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3. Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1.(g), the Commitments shall immediately and automatically terminate.

Section 10.4. Marshaling; Payments Set Aside.

None of the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent and/or the Issuing Bank and/or any Lender and/or any Specified Derivatives Provider, or the Administrative Agent and/or the Issuing Bank and/or any Lender and/or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5. Allocation of Proceeds.

If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Termination Date has occurred, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due to the Administrative Agent, the Issuing Bank and the Lenders in respect of expenses due under Section 12.2. until paid in full, and then Fees;

(b) payments of interest on Swingline Loans;

(c) payments of interest on all other Loans to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

(d) payments of principal on Swingline Loans;

(e) payments of principal of all other Loans, to be applied for the ratable benefit of the Lenders, as the case may be, in such order as the Lenders may determine in their sole discretion;

(f) amounts to be deposited into the Collateral Account in respect of Letters of Credit;

(g) amounts due to the Administrative Agent and the Lenders pursuant to Sections 10.7. and 12.10.;

(h) payments of all other Obligations and all other amounts due and owing by the Borrower an the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.6. Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account established pursuant to the requirements of Section 2.12. and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.12.

(b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent, provided, that all earnings on such investments will be credited to and retained in the Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c) If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

(d) So long as no Default or Event of Default exists, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

(e) The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.

Section 10.7. Performance by Administrative Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8. Rights Cumulative.

The rights and remedies of the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, the Issuing Bank, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE ADMINISTRATIVE AGENT

Section 11.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2. Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender, the Issuing Bank or any other Person and shall be responsible to any Lender, the Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Specified Derivatives Providers in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.3. Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.4. Wells Fargo as Lender.

Wells Fargo, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Bank, other Lenders, or any other Specified Derivatives Providers. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any

Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Bank, the other Lenders or any other Specified Derivatives Providers. The Issuing Bank and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.5. Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6. Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to the Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to the Issuing Bank or any Lender. Each of the Lenders and the Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and any other Affiliates thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each of the Lenders and the Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or the Issuing Bank.

Section 11.7. Indemnification of Administrative Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8. Successor Administrative Agent.

The Administrative Agent may (i) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (ii) be removed as Administrative Agent under the Loan Documents, if the Administrative Agent is a Defaulting Lender, by all of the Lenders (other than the Lender then acting as the Administrative Agent), provided that no Default or Event of Default exists, with the written consent of the Borrower (not to be unreasonably withheld or delayed), in each case, upon not less than 30 days’ prior written notice to the Administrative Agent. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Administrative Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Administrative Agent, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Letters of Credit. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9. Titled Agents.

Each of the “Joint Lead Arrangers”, the “Joint Bookrunners”, and the “Syndication Agent” (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. MISCELLANEOUS

Section 12.1. Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

National Retail Properties, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: Chief Financial Officer

Telecopy Number:        (407) 650-1044

Telephone Number:      (407) 650-1230

With a copy to:

National Retail Properties, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: General Counsel

Telecopy Number:          (321) 206-2138

Telephone Number:        (407) 650-1115

If to the Administrative Agent:

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attn: Walter R. Gillikin

Telecopier:         (770) 435-2262

Telephone:         (770) 319-3271

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 2nd Ave. South, 11th Floor,

Minneapolis, Minnesota 55402

Attn: Kimberly Perreault

Telecopier:

Telephone: (612) 316-3738

If to the Issuing Bank:

Wells Fargo Bank, National Association

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attn: Loan Administration

Telecopier: 770-435-2262

Telephone: 770-435-3800

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the Administrative Questionnaire.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or the Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Bank and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Articles II. shall be effective only when actually received. None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

Section 12.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Issuing Bank all out-of-pocket costs and expenses incurred by the Issuing Bank in connection with any demand for payment thereunder, (c) to pay or reimburse the Administrative Agent, the Issuing Bank and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (e) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(f) or 10.1.(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 12.3. Stamp, Intangible and Recording Taxes.

The Borrower shall pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 12.4. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender, the Issuing Bank and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, such Participant or any affiliate of the Administrative Agent, the Issuing Bank or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

Section 12.5. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS

AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER, THE ISSUING BANK AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6. Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of is rights or obligations under this Agreement without the prior written consent of all Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be null and void).

(b) Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the Obligations owing to such Lender. Except as otherwise provided in Section 12.4. or as otherwise expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon, or (iv) release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.11.(c). An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Assignments. Any Lender may with the prior written consent of the Administrative Agent and, so long as no Default or Event of Default exists, the Borrower (which consent, in each case, shall not be unreasonably withheld; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, that (i) no such consent of the Borrower or the Administrative Agent shall be required in the case of any assignment to another Lender or to any affiliate of a Lender, (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof, (iii) if the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Commitments under this Agreement, such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its Affiliate, as the case may be) of all of its Specified Derivatives Contracts to the Assignee or another Lender (or Affiliate thereof) and (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment and/or Loans, as the case may be, as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate, and shall update Schedule I attached hereto. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective affiliates or Subsidiaries.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligations thereunder. No such pledge or assignment shall release the assigning Lender from its obligations hereunder.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

Section 12.7. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the existence of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b) Certain Requisite Lender Consents. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by the Requisite Lenders (which must include Wells Fargo at all times during which Wells Fargo is acting as Administrative Agent and the Commitment Percentage of Wells Fargo is not less than ten percent (10.0%)) amend the financial covenants set forth in Section 9.1. or any of the definitions related thereto or waive any Default or Event of Default resulting from a breach of any of the financial covenants set forth in Section 9.1.

(c) Consent of Affected Lenders. Notwithstanding the foregoing but subject to Section 3.10.(a), no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders directly affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

(i) increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6.) or subject the Lenders to any additional obligations except for any increases contemplated under Section 2.14.

(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii) reduce the amount of any Fees payable to the Lenders hereunder;

(iv) postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date except in accordance with Section 2.11.;

(v) amend or otherwise modify the provisions of Section 3.2.;

(vi) change the definitions of Commitment Percentage;

(vii) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(viii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(vix) release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.11.(c);

(x) waive a Default or Event of Default under Section 10.1.(a) or (b);

(xi) amend, or waive the Borrower’s compliance with, Section 2.15.; or

(xii) amend, or waive a Default or Event of Default under Section 10.1.(m).

(d) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.2. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 12.8. Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.9. Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, the Issuing Bank and each Lender shall utilize all information obtained pursuant to the requirements of this Agreement that has been designated, or deemed to be, “Private Information” in accordance with Section 8.6. in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their employees, any of their respective affiliates, and any of their affiliates’ respective employees (provided any such Person shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section or on substantially similar terms); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Administrative Agent’s, Issuing Bank’s or such Lender’s respective independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information and are either subject to customary confidentiality obligations of professional practice or who agree to keep such information confidential in accordance with the terms of this Section or on substantially similar terms); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent, the Issuing Bank or the Lenders of rights hereunder or under any of the other Loan Documents; (f) upon the Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counterparties to any swap or similar hedging agreement or any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. Further, notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated by the Loan Documents as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated by the Loan Documents; provided, further, however, to the extent not inconsistent with the immediately preceding clause (ii), the parties hereto do not intend anything contained in this sentence to be a waiver of the privilege each has to maintain, in its sole discretion, the confidentiality of a communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code relating to the transactions contemplated by the Loan Documents.

Section 12.10. Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, each of the Lenders and the Issuing Bank, any affiliate of the Administrative Agent, each of the Lenders and the Issuing Bank, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.11. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, the Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Bank and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) that constitute gross negligence or willful misconduct; (ix) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) inclurred in connection with the defense thereof by, the Administrative Agent, the Issuing Bank or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violate a sanction enforced by OFAC; (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Bank as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.10.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

(f) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.11. Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated (c) none of the Lenders or the Swingline Lender is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 3.11., 4.1., 4.4., 11.7., 12.2. and 12.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.5., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12. Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.14. Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of , each of the parties hereto.

Section 12.15. Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.16. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.17. Limitation of Liability.

None of the Administrative Agent, the Issuing Bank or any Lender, or any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Issuing Bank or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, the Issuing Bank or any Lender or any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.18. Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.19. Construction.

The Administrative Agent, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Issuing Bank, the Borrower and each Lender.

Section 12.20. Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.21. No Novation; Effect of Amendment and Restatement.

THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER OR THE PARENT UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT). The amendment and restatement of the Existing Credit Agreement effected by this Agreement shall be effective as of the Effective Date and shall have prospective effect only.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin Habicht
	Name:	Kevin Habicht
	Title:	Executive Vice President, Assistant Secretary and Treasurer

STATE OF GEORGIA

COUNTY OF FULTON

BEFORE ME, a Notary Public in and for said County, personally appeared Kevin Habicht, known to me to be a person who, as Executive Vice President, Assistant Secretary and Treausurer of National Retail Properties, Inc., the entity which executed the foregoing Credit Agreement, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as an officer of said corporation.

IN TESTIMONY WHEREOF, I have subscribed my name, and affixed my official seal, as of May 25, 2011.

/s/ Chris Gardner
Notary Public
My Commission Expires:
[NOTARIAL SEAL]

[Signatures Continued on Next Page]

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and as a Lender

By:	/s/ Walter R. Gillikin
Name: Walter R. Gillikin
Title: Senior Vice President

[Signatures Continued on Next Page]

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

BANK OF AMERICA, N.A.

By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Ken Carl
Name: Ken Carl
Title: SVP

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

U.S BANK, NATIONAL ASSOCIATION

By:	/s/ Jeffrey S. Geifman
Name: Jeffrey S. Geifman
Title: Vice President

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

ROYAL BANK OF CANADA

By:	/s/ G. David Cole
Name: G. David Cole
Title: Authorized Signatory

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

SUNTRUST BANK

By:	/s/ John M. Szeman
Name: John M. Szeman
Title: Vice President

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

CITICORP NORTH AMERICA

By:	/s/ John Rowland
Name: John Rowland
Title: Director

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

BRANCH BANKING & TRUST COMPANY

By:	/s/ C. William Buchholz
Name: C. William Buchholz
Title: Senior Vice President

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

CAPITAL ONE, N.A.

By:	/s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Vice President

Signature Page to Credit Agreement dated as of

May 25, 2011 with National Retail Properties

RAYMOND JAMES BANK, FSB

By:	/s/ James M. Armstrong
Name: James M. Armstrong
Title: Vice President

SCHEDULE I

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$100,000,000
Bank of America, N.A.	$55,000,000
PNC Bank, National Association	$45,000,000
U.S. Bank National Association	$45,000,000
Royal Bank of Canada	$45,000,000
SunTrust Bank	$40,000,000
Citicorp North America, Inc.	$40,000,000
Branch Banking & Trust Company	$40,000,000
Capital One, N.A.	$25,000,000
Raymond James Bank, FSB	$15,000,000

Total:	$450,000,000

SCHEDULE 1.1(A)

EXISTING LETTERS OF CREDIT

DATE ISSUED	EXPIRATION DATE	LETTER OF CREDIT BALANCE	LETTER OF CREDIT NUMBER	OBLIGATION NUMBER
07/18/05	06/13/11	21,608	SM214660	927
07/18/05	06/13/11	35,279	SM214659	935

		56,886

Schedule 1.1(B)

to Amended and Restated Credit Agreement

GUARANTORS

1	CCMH I, LLC

2	CCMH II, LLC

3	CCMH III, LLC

4	CCMH IV, LLC

5	CCMH V, LLC

6	CCMH VI, LLC

7	CNLRS Acquisitions, Inc.

8	CNLRS Equity Ventures BEP, Inc.

9	CNLRS Equity Ventures Rockwall, Inc.

10	CNLRS Equity Ventures, Inc.

11	CNLRS Rockwall, L.P.

12	National Retail Properties Trust

13	National Retail Properties, LP

14	Net Lease Funding, Inc.

15	Net Lease Realty I, Inc.

16	NNN Acquisitions, Inc.

17	NNN CA Auto Svc LLC

18	NNN Development, Inc.

19	NNN Equity Ventures Harrison Crossing, Inc.

20	NNN Equity Ventures, Inc.

21	NNN GP Corp.

22	NNN LP Corp.

23	NNN PBY LLC

24	NNN Retail FF Mabank LLC

25	NNN Texas GP Corp.

26	NNN TRS, Inc.

27	Orange Avenue Mortgage Investments, Inc.

Schedule 6.1(b)

NATIONAL RETAIL PROPERTIES, INC. AND SUBSIDIARIES
ORGANIZATION CHART
as of April 30, 2011

National Retail Properties, Inc. 0100
Wholly-Owned
Orange Avenue Mortgage Investments, Inc. 0121
Net Lease Funding, Inc. 0160
Net Lease Realty I, Inc. 0110
Net Lease Realty VI, LLC 0142
NNN Brokerage Services, Inc. 0174
NNN GP Corp. 0180
NNN LP Corp. 0170
NNN Texas GP Corp. 0190
National Retail Properties Trust 0150
NNN BJ's Orlando FL, LLC 0177
NNN RAD Monticello NY, LLC 0178
NNN Star Florida LLC 0184
NNN Star Paradise Valley Arizona LLC 0188
BYL-99-1
39%
41%
Third Party
CCMH I, LLC 0124
CCMH II, LLC 0125
CCMH III, LLC 0126
CCMH IV, LLC 0127
CCMH V, LLC 0128
CCMH VI, LLC 0129
CNL Commercial Mortgage Funding, Inc. 0122
57.293%
56.004%
63.330%
61.710%
61.610%
42.707%
43.996%
36.670%
38.290%
38.390%
100%
100%
1% G.P.
99% L.P.
National Retail Properties, LP 0179
NNN Retail FF Alabama LLC 0173
NNN Nampa LLC 0168 1 (merged into NNN LP on 1/1/2011)
NNN Boise LLC 0167 2 (merged into NNN LP on 1/1/2011)
0.50% G.P.
99.50% L.P.
NNN Star Texas LP 0189
15 %
NNN Retail Properties Fund I LLC 0512
85%
CH Realty IV/NRP Retail, LLC
NNN Retail Properties Fund Sub I LLC 0514
NNN Retail Properties Fund Sub II LLC 0515
NNN Retail Properties Fund Sub III LLC 0516
NNN TRS, Inc. 0212
100%
100%
NNN Development, Inc. 0216
NNN CA Auto Sac LLC 0403
NNN Acquisitions, Inc. 0215
NNN Equity Ventures, Inc. 0217
CNLRS RGI Bonita Springs, LLC 0231
49% L.P.
NNN Harrison Crossing, L.P. 0264
50% L.P.
Woodmont Harlingen, L.P.
1% G.P.
NNN Equity Ventures Harrison Crossing, Inc. 0263
CNLRS BEP, L.P. 0266
Woodmont BEP, L.P.
CNLRS Equity Ventures, BEP, Inc. 0267
99% L.P.
CNLRS Rockwall, L.P. 0268
CNLRS Equity Ventures Rockwall, Inc. 0267
CNLRS Equity Ventures, Inc. 0263 3
NNN PBY LLC 0205
60%
WG Grand Prairie TX, LLC 0206
40%
Tom
50%
Gator Pearson, LLC 0204
Pearson in Montgo
CNLRS Acquisitions, Inc. 0257 4

NOTES AND LEGEND

- Real Estate Investment Trust
- Qualified REIT Subsidiary
- Taxable REIT Subsidiary
- Partnership
- Disregarded Entity
- TRS Subsidiary
- Unrelated Outside Party
- Entity held by Exchange Agent (Consolidated under FIN 46)

Notes

1 - NNN Nampa LLC merged into NNN LP on January 1, 2011
2 - NNN Boise LLC merged into NNN LP on January 1, 2011
3 - NNN, Inc contributed Stock of CNLRS Equity Ventures, Inc to NNN TRS, Inc on December 31, 2010
4 - NNN, Inc contributed Stock of CNLRS Acquisitions, Inc to NNN TRS, Inc on December 31, 2010

SCHEDULE 6.1.(f) - PART I

PROPERTY LIST

	Multi	Concept	Street Address	City	State
1		Golden Corral	322 U.S. Highway 27 South	Lake Placid	FL
2		Checkers	2495 South Orange Ave.	Orlando	FL
3		Rallys	3033 Cherry Street	Toledo	OH
4		KFC	641 Gravois Road	Fenton	MO
5		Havertys Furniture	15701 U.S. Highway 19	Clearwater	FL
6		Havertys Furniture	2000 Principal Row	Orlando	FL
7		CVS	2806 Nogalitos Avenue	San Antonio	TX
8		Office Depot	2501 E. Randol Mill Rd.	Arlington	TX
9		OfficeMax	4540 Eastgate Blvd.	Cincinnati	OH
10		Barnes & Noble	122 Brandon Town Cntr	Brandon	FL
11		Barnes & Noble	960 S. Colorado Boulevard	Glendale	CO
12		CVS	815 S. Georgia Ave	Amarillo	TX
13		Borders	101 Geoffrey Drive	Wilmington	DE
14		Spirit Halloween Superstore	9750 West Broad Street	Richmond	VA
15		OfficeMax	2255 W. Howard Street	Evanston	IL
16	Multi	HomeGoods	13061 Fairlakes Shopping Center	Fairfax	VA
	Multi	Michaels	13061 Fairlakes Shopping Center	Fairfax	VA
	Multi	Old River Cabinets	13061 Fairlakes Shopping Center	Fairfax	VA
17		Mattress Firm	8686 Florline Blvd.	Baton Rouge	LA
18		Barnes & Noble	3981 Highway 9	Freehold	NJ
19		Rite Aid	2981 Chapel Hill Road	Douglasville	GA
20		CVS	4406 Johnston Street	Lafayette	LA
21		OfficeMax	875 N. State Road 436	Altamonte Springs	FL
22		Pier I Imports	8535 Old Seward Highway	Anchorage	AK
23		CVS	6951 Southeast 15th Street	Midwest City	OK
24		Office Depot	9700 West Broad Street	Richmond	VA
25		Borders	116 Bangor Mall Blvd.	Bangor	ME
26		OfficeMax	19650 S. Dixie Highway	Cutler Bay	FL
27		Havertys Furniture	6500 North Davis Highway	Pensacola	FL
28		Dick’s Sporting Goods	23349 Eureka Road	Taylor	MI
29		Dick’s Sporting Goods	5220 Campbell Boulevard	White Marsh	MD
30		Pier I Imports	2725 Germantown Parkway	Memphis	TN
31		OfficeMax	2800 Power Inn Road	Sacramento	CA
32		OfficeMax	1241 N. Davis Road	Salinas	CA
33		Shop ‘n Save	713 E. Eighth Avenue	Homestead	PA
34		Roger & Marv’s	3401 80th Street	Kenosha	WI
35		Riser Foods	5321 Warrensville Road	Maple Heights	OH
36		Supervalu	459 Camden Road	Huntington	WV
37		Top’s	5600 Martin Way	Lacey	WA
38		Barnes & Noble	2619 Miamisburg-Centerville Road	Dayton	OH
39		CVS	4026 N. Macarthur Blvd	Oklahoma City	OK
40		CVS	2412 N. Classen Blvd.	Oklahoma City	OK
41		Vacant Property	3531-B Highway 20 SE	Conyers	GA
42		Rite Aid	3531-A Highway 20 SE	Conyers	GA
43		Barnes & Noble	1260 Churn Creek Road	Redding	CA
44		OfficeMax	1270 Churn Creek Road	Redding	CA
45		Shoes on a Shoestring	10030 Coors Blvd.	Albuquerque	NM
46		Best Buy	445 Howe Avenue	Cuyahoga Falls	OH
47		Pier I Imports	401 Towne Center Blvd.	Sanford	FL
48		Best Buy	1200 Rockville Pike	Rockville	MD
49		Best Buy	13058 Fair Lakes Parkway	Fairfax	VA
50		Barnes & Noble	2774 Germantown Parkway	Memphis	TN

51		Office Depot	423 Central Park Avenue	Hartsdale	NY
52		CVS	2220 Cross Timbers Road	Flower Mound	TX
53		Sports Authority	4088 Cattleman Rd	Sarasota	FL
54	Multi	Bealls	4084 Cattleman Road	Sarasota	FL
	Multi	LA Fitness	4088 Cattleman Road	Sarasota	FL
55		Vacant Property	880 West S.R. 436	Altamonte Springs	FL
56		Ashley Furniture	880 W. SR 436	Altamonte Springs	FL
57		OfficeMax	2075 Seventh St. West	Kelso	WA
58		CVS	900 W. Pioneer Pkwy	Arlington	TX
59		CVS	390 Limit Street	Leavenworth	KS
60		Robb & Stucky	13170 S. Cleveland Ave.	Ft. Myers	FL
61		Sports Authority	6760 Winchester Drive	Memphis	TN
62		Rite Aid	2745 Washington Road	Augusta	GA
63		Rite Aid	6690 Highway 85	Riverdale	GA
64		Havertys Furniture	4510 Mitchellville	Bowie	MD
65		Petco	2901 32nd Avenue South	Grand Forks	ND
66		KARM Home Store	2908 Knoxville Center Drive	Knoxville	TN
67		Wendy’s	2750 Power Inn Road	Sacramento	CA
68		OfficeMax	2533 Wards Road	Lynchburg	VA
69		Rite Aid	1131 Green St	Warner Robins	GA
70		Best Buy	430 Home Drive	Pittsburg	PA
71		Vacant Property	200 East Bellis Fair Parkway	Bellingham	WA
72		Vacant Property	31858 Pacific Highway South	Federal Way	WA
73	Multi	AT&T	9940 Waterstone Blvd.	Cincinnati	OH
	Multi	Vitamin Shoppe, The	9950 Waterstone Blvd.	Cincinnati	OH
74		Sports Authority	4900 W. Kennedy Blvd.	Tampa	FL
75		OfficeMax	10600 US Highway 441	Leesburg	FL
76		Sports Authority	11700 Chenal Parkway	Little Rock	AR
77		7-Eleven	17621 Bruce B. Downs Blvd.	Tampa	FL
78		Michaels	104 Allan Wood Road	Plymouth Meeting	PA
79		7-Eleven	2400 Land O’ Lakes Blvd	Land O’ Lakes	FL
80		Barnes & Noble	200 West Route 70	Marlton	NJ
81		A.C. Moore Arts & Crafts, Inc.	550 Mount Pleasant Avenue	Dover	NJ
82		OfficeMax	7255 SW Dartmouth Street	Tigard	OR
83		Food 4 Less	1320 E. 30th Street	Chula Vista	CA
84		Heilig-Meyers/The Room Store	809 N. Point Blvd	Baltimore	MD
85		Ace Hardware and Lighting	569 Latham Drive	Bourbonnais	IL
86		Heilig-Meyers/The Room Store	7425 N. Ritchie Highway	Glen Burnie	MD
87		Heilig-Meyers/The Room Store	4350 Branch Ave.	Marlow Heights	MD
88		Heilig-Meyers/The Room Store	226 Pauline Drive	York	PA
89		OfficeMax	1429 State Route 16	Griffin	GA
90		Dollar General	6760 Winchester Road	Memphis	TN
91		Mi Pueblo Foods	1731 E. Bayshore Rd	Palo Alto	CA
92		Bed Bath & Beyond	7340 W. Bell Road	Glendale	AZ
93		Spencer’s Air Conditioning & Appliance	7346 West Bell Road	Glendale	AZ
94		Pier I Imports	1819 Norman Drive	Valdosta	GA
95		Rite Aid	4927 Homeville Road	West Mifflin	PA
96		Kash n’ Karry	750 Martin Luther King Blvd., W	Seffner	FL
97		Fresh Market	4120 Northwest 16th Boulevard	Gainesville	FL
98		Vacant Property	4057 Cattleman Road	Sarasota	FL
99		Ross Dress for Less	340 West Kettleman Lane	Lodi	CA
100		Vacant Property	2365 Hwy 43	Winfield	AL
101		CVS	7107 North Oak Trafficway	Gladstone	MO
102		Value City Furniture	5240 Campbell Blvd.	White Marsh	MD
103		Home Decor	6756 Winchester Road	Memphis	TN
104		Rite Aid	3807 Lincoln Highway	Thorndale	PA
105		Rite Aid	120 South Mill Road	Kennett Square	PA
106		Int’l House of Pancakes	1421 S. Air Depot	Midwest City	OK
107		Lowe’s	430 S. Germantown Parkway	Memphis	TN

108	Rite Aid	7601 Granby Street	Norfolk	VA
109	Best Buy	1730 S. Colorado Blvd.	Denver	CO
110	Applebee’s	14830 Manchester Road	Ballwin	MO
111	Arby’s	393 S. 8th Street	Colorado Springs	CO
112	Arby’s	1825 Washington Road	Thomson	GA
113	Arby’s	9747 E. M-36	Whitmore Lake	MI
114	Arby’s	1840 Columbus Ave	Washington Courthouse	OH
115	Vacant Property	1340 Augusta West Parkway	Augusta	GA
116	Babies “R” Us	14450 E. US Highway 40	Independence	MO
117	Season’s 52	1770 East Higgins Road	Schaumburg	IL
118	Wherehouse Music	179 State Farm Parkway Drive	Homewood	AL
119	TitleMax	5376 Highway 90 W	Mobile	AL
120	Vacant Property	535 Schillinger Road South	Mobile	AL
121	Vacant Property	1429 Thompson Bridge Road	Gainesville	GA
122	Vacant Property	201 Smith Road	Glasgow	KY
123	BMW	3264 Commerce Ave.	Duluth	GA
124	Vacant Property	7450 W. Chandler Blvd.	Chandler	AZ
125	Boston Market	1873 S. Randall Road	Geneva	IL
126	Boston Market	7360 West 159th Street	Orland Park	IL
127	Boston Market	4125 E. Court	Burton	MI
128	Boston Market	43363 Cresent Blvd.	Novi	MI
129	Donato’s	960 N. Court Street	Medina	OH
130	Boston Market	26440 Lorain Road	N. Olmsted	OH
131	Boston Market	1997 Niles-Cortland Road	Warren	OH
132	Burger King	401 Southpark Blvd.	Colonial Heights	VA
133	Champps	7955 North Pointe Parkway	Alpharetta	GA
134	Claim Jumper	1536 Baseline Rd.	Tempe	AZ
135	Claim Jumper	250 Harding Blvd.	Roseville	CA
136	Hog Pit	6910 E Tanque Verde Rd	Tucson	AZ
137	El Tapatio Grill	100 Duo Drive	Hammond	LA
138	Fazoli’s	4000 E. Wilder Rd.	Bay City	MI
139	Golden Corral	815 Providence Road	Brandon	FL
140	Golden Corral	11801 56th Street North	Temple Terrace	FL
141	The Snooty Fox	7364 Wooster Pike	Cincinnati	OH
142	Hooters	13606 Bruce B. Downs Blvd.	Tampa	FL
143	Billy Bob’s	3150 NE Division Road	Gresham	OR
144	Keg Steakhouse	18110 Alderwood Mall Parkway	Lynnwood	WA
145	Keg Steakhouse	2212 W. Mildred Street	Tacoma	WA
146	KFC	1234 State Ave. Northeast	Marysville	WA
147	Vacant Property	26855 Greenfield Road	Southfield	MI
148	Carvers	1535 Miamisburg-Centerville Road	Centerville	OH
149	Pizza Hut	1605 S. Hwy 21 Bypass	Monroeville	AL
150	Popeye’s	2330 Ronald Reagan Parkway	Snellville	GA
151	Vacant Property	7520 High Cross Road	Columbus	OH
152	Rite Aid	1310 Springhill Ave.	Mobile	AL
153	Rite Aid	25801 Perdido Beach Blvd.	Orange Beach	AL
154	Tully’s	1449 French Road	Cheektowaga	NY
155	Schlotzsky’s Deli	4445 E. Thomas Road	Phoenix	AZ
156	Taco Bell (Non Southern Bells)	2660 W. Thunderbird	Phoenix	AZ
157	Schlotzsky’s Deli	10070 N. 90th Street	Scottsdale	AZ
158	Muchas Gracias Mexican Restaurant	4940 Commercial St.	Salem	OR
159	Carl’s Jr.	13920 Sprague Ave.	Spokane	WA
160	Vacant Property	8225 Dix Ellis Trail	Jacksonville	FL
161	Vacant Property	7020 East 21st Street	Indianapolis	IN
162	Taco Bell (Non Southern Bells)	3453 N. Pine Ave.	Ocala	FL
163	Taco Bell (Non Southern Bells)	50 Williamson Blvd.	Ormond Beach	FL
164	Texas Roadhouse	2870 North Ave.	Grand Junction	CO
165	Texas Roadhouse	10310 Grant Street	Thornton	CO
166	Goodfellas Restaurant	3805 Eastern Blvd.	Montgomery	AL

167		United Trust Bank	8028 S. Harlem Ave.	Bridgeview	IL
168	Multi	Manny’s Barber Shop	811 W. University Drive	Mesa	AZ
	Multi	Vacant Property	811 W. University Drive	Mesa	AZ
169	Multi	H&R Block	2708 N. Illinois	Swansea	IL
	Multi	Swansea Quick Cash	2708 N. Illinois	Swansea	IL
	Multi	Vacant Property	2708 N. Illinois	Swansea	IL
170		Buffalo Wild Wings	5400 Highway 421	Michigan City	IN
171	Multi	Fantastic Sams	8755 Columbine Rd.	Eden Prairie	MN
	Multi	Shek’s Chinese Express	8755 Columbine Rd.	Eden Prairie	MN
	Multi	Subway	8755 Columbine Rd.	Eden Prairie	MN
	Multi	Vacant Property	8755 Columbine Rd.	Eden Prairie	MN
172		Enterprise Rent-A-Car	1437 College Road	Wilmington	NC
173		Whataburger	3531 New Mexico State Hwy 528	Albuquerque	NM
174		Jared Jewelers	3001 Turner Hill Rd.	Lithonia	GA
175		Jared Jewelers	2206 W. Brandon Blvd.	Brandon	FL
176		Hy-Vee	201 North Belt Hwy.	St. Joseph	MO
177		Sports Authority	931 US Highway 1	Iselin	NJ
178		Vacant Property	2393 N Hwy 67	Florissant	MO
179		Vacant Property	9105 Hickory Flat Highway	Woodstock	GA
180		Amoco	13691 SW 152nd Street	Miami	FL
181		Winn-Dixie	5750 Milgen Road	Columbus	GA
182		Certified Auto Sales	5200 Alameda Blvd Albuquerque	Albuquerque	NM
183		Bed Bath & Beyond	1118 Joe Mann Drive	Midland	MI
184		Humana	2900 N. University Drive	Sunrise	FL
185		Char-Hut	2601 N. University Drive	Sunrise	FL
186		Kohl’s	Hough Rd and Cox Creek Pkwy	Florence	AL
187		Vacant Property	3189 Buford Drive NE	Buford	GA
188		Thomasville	3189 Buford Drive NE	Buford	GA
189		Stone Mountain Chevrolet	4400 Stone Mountain Highway	Lilburn	GA
190		Rite Aid	310 South Pearl Street	Albany	NY
191	Multi	Easyhome	101 Saratoga Street	Cohoes	NY
	Multi	Family Dollar	101 Saratoga Street	Cohoes	NY
	Multi	China 1	101 Saratoga Street	Cohoes	NY
	Multi	Subway	101 Saratoga Street	Cohoes	NY
	Multi	Vacant Property	101 Saratoga Street	Cohoes	NY
	Multi	Vacant Property	101 Saratoga Street	Cohoes	NY
192		Family Dollar	424 Lower Main Street	Hudson Falls	NY
193		Vacant Property	76 Main Street	Hudson Falls	NY
194		Rite Aid	90 West Avenue	Saratoga Springs	NY
195		Vacant Property	93 Montcalm Street	Ticonderoga	NY
196	Multi	Family Dollar	201 Henry Johnson Blvd.	Albany	NY
	Multi	Subway	201 Henry Johnson Blvd.	Albany	NY
197		Rite Rug	2165 Morse Road	Columbus	OH
198	Multi	Office Depot	2651 East Franklin Boulevard	Gastonia	NC
	Multi	Vacant Property	2651 East Franklin Boulevard	Gastonia	NC
199		United Rentals	8080 Carder Court	Littleton	CO
200		United Rentals	4300 118th Avenue North	Clearwater	FL
201		United Rentals	1926 SE Frontage Road	Fort Collins	CO
202		United Rentals	5101 West Reno Avenue	Oklahoma City	OK
203		United Rentals	620 Eckel Road	Perrysburg	OH
204		Advance Auto Parts	11705 NW 7th Ave	Miami	FL
205	Multi	Dr. Clean Dry Cleaners	143 Broadway	Monticello	NY
	Multi	Family Dollar	353 East Broadway	Monticello	NY
206		Vacant Land	Hough Rd and Cox Creek Pkwy	Florence	AL
207		Pep Boys	909 West Loop North	Houston	TX
208		Best Buy	116 Grand Regency Boulevard	Brandon	FL
209		CVS	3031 NW 23rd St	Oklahoma City	OK
210		PetSmart	6555 West Grand Boulevard	Chicago	IL
211		Hobby Lobby	2700 Elida Road	Lima	OH

212		Rite Aid	2820 Columbia Pike	Arlington	VA
213		Jared Jewelers	7520 W. Bell Road	Glendale	AZ
214		Jared Jewelers	5011 Monroe Street	Toledo	OH
215		Amoco	2300 Nob Hill Road	Sunrise	FL
216		Barnes & Noble	591 South University Drive	Plantation	FL
217		Vacant Property	2240 East Sunrise Blvd.	Ft. Lauderdale	FL
218		Kash n’ Karry	1101 Bloomingdale Ave	Valrico	FL
219		Best Buy	6600 22nd Ave North	St. Petersburg	FL
220		Bed Bath & Beyond	10050 West Broad Street	Richmond	VA
221		Food Fast	200 S. Third	Mabank	TX
222		Food Fast	6424 S. Broadway	Tyler	TX
223	Multi	Beautiful America Dry Cleaners	12186 Lake Underhill Road	Orlando	FL
	Multi	BJ’s Wholesale Club	12190 Lake Underhill Rd.	Orlando	FL
	Multi	CORA Rehabilitation Clinics	12182 Lake Underhill Road	Orlando	FL
	Multi	Jazzercise Fitness Center	12188 Lake Underhill Road	Orlando	FL
	Multi	Magic China Café	12188 Lake Underhill Road	Orlando	FL
	Multi	Pro Tip Nails & Spa	12180 Lake Underhill Road	Orlando	FL
224		Rite Aid	357 East Broadway	Monticello	NY
225		Jo-Ann etc	5625 So. Padre Island Drive	Corpus Christi	TX
226	Multi	Black Fox Beauty Supply	5625-A So. Padre Island Drive	Corpus Christi	TX
	Multi	Spec’s Liquor and Fine Foods	5625-A So. Padre Island Drive	Corpus Christi	TX
227		Dollar Tree	3141 Broadway Blvd	Garland	TX
228		Barnes & Noble	7626 Westheimer Road	Houston	TX
229		Babies “R” Us	1501 West Arbrook	Arlington	TX
230	Multi	Fallas Paredes	1455 West Arbrook	Arlington	TX
	Multi	Vacant Property	1455 West Arbrook	Arlington	TX
231		CVS	2500 W. Park Row Dr.	Pantego	TX
232		CVS	1496 FM Rd	Lewisville	TX
233		CVS	3350 Forest Hill Circle	Forest Hill	TX
234		CVS	2510 Walnut St	Garland	TX
235		Michaels	2705 Grapevine Mills Parkway	Grapevine	TX
236	Multi	Dollar Tree	811 E. Highway 190	Copperas Cove	TX
	Multi	GymKix	815 E. Highway 190	Copperas Cove	TX
237		Hastings	4501 North Street	Nacogdoches	TX
238		Anna’s Linens	1104 South Expressway 83	Harlingen	TX
239		Academy	6250 Eastex Freeway	Beaumont	TX
240		Academy	8236 S. Gessner Road	Houston	TX
241		Academy	5500 Spencer Highway	Pasadena	TX
242	Multi	Tractor Supply Co.	1920 West Wheeler Avenue	Aransas Pass	TX
	Multi	Vacant Property	1920 West Wheeler Avenue	Aransas Pass	TX
243		Vacant Property	11330 W. Leopard St.	Corpus Christi	TX
244		Susser	4525 Ayers Street	Corpus Christi	TX
245	Multi	Jin’s Asian Cafe	2280 Highway 36 South	Sealy	TX
	Multi	Palais Royale	2280 Hwy 36 S.	Sealy	TX
	Multi	Vacant Property	2202 Hwy 36 S	Sealy	TX
246		CVS	7102 Campbell Rd	Dallas	TX
247		Vacant Property	1150 East Main	Alice	TX
248		Vacant Property	830 S. 14th Street	Kingsville	TX
249		Johnny Carino’s	3805 I-10	S. Beaumont	TX
250		Johnny Carino’s	595 East Round Grove Road	Lewisville	TX
251		Johnny Carino’s	6821 Slide Road	Lubbock	TX
252		Champps	855 West John W. Carpenter Freeway	Irving	TX
253		Denny’s (Co. Owned)	2210 Highway 71 South	Columbus	TX
254		Golden Corral	11917 E. Northwest Highway	Dallas	TX
255		Vacant Property	3205 Interstate 70 Business Loop	Clifton	CO
256		Jared Jewelers	11230 Midlothian Turnpike	Richmond	VA
257		Stop N Go	2475 W. Tarrant Road	Grand Prairie	TX
258		Stop N Go	1201 N. Little School Road	Kennedale	TX
259		TGI Friday’s	5217 S. Padre Island Drive	Corpus Christi	TX

260	Jared Jewelers	7400 FM 1960 Road West	Houston	TX
261	Reliable Life Insurance	12115 Lackland Rd.	St. Louis	MO
262	Gander Mountain	10300 West Interstate 40	Amarillo	TX
263	United Rentals	8221 Highway 225	La Porte	TX
264	United Rentals	5345 South General Bruce Drive	Temple	TX
265	United Rentals	524 Avenue K	Plano	TX
266	United Rentals	1350 South Loop 12	Irving	TX
267	United Rentals	609 North Bell	Cedar Park	TX
268	United Rentals	1706 North Interstate-35 East	Carrollton	TX
269	Orlando Metro Gymnastics	1501 South Alafaya Trail	Orlando	FL
270	United Rentals	5930 East Loop 820 South	Ft. Worth	TX
271	United Rentals	5930 East Loop 820 South	Ft. Worth	TX
272	Majestic Liquors	1111 Jacksboro Hwy	Ft. Worth	TX
273	Majestic Liquors	5600 East I-20	Ft. Worth	TX
274	Majestic Liquors	6801 Randol Mill	Ft. Worth	TX
275	Majestic Liquors	1200 Eastchase Pkwy	Ft. Worth	TX
276	Majestic Liquors	3500 Ft. Worth hwy	Hudson Oaks	TX
277	Majestic Liquors	7530 State Hwy 155	Coffee City	TX
278	Ziebart	1955 E. County Rd. D	Maplewood	MN
279	Ziebart	6754 Pearl Rd.	Middleburg Heights	OH
280	Merchant’s Tires	1141 Bladensburg Road	Washington	DC
281	Merchant’s Tires	13776 Warwick Blvd.	Newport News	VA
282	Merchant’s Tires	201 W. Mercury Blvd.	Hampton	VA
283	Merchant’s Tires	7400 N. Military	Norfolk	VA
284	Merchant’s Tires	379 Hungerford Drive	Rockville	MD
285	Ashley Furniture	7375 Jefferson Blvd	Louisville	KY
286	Academy	1915 Mallory Lane	Franklin	TN
287	American Payday Loans	3148 SE 14th Street	Des Moines	IA
288	Carl’s Jr.	1972 N. Alma School Road	Chandler	AZ
289	Carl’s Jr.	3790 West Ina Road	Tucson	AZ
290	Gate Petroleum	3699 Concord Pkwy S.	Concord	NC
291	Gate Petroleum	760 N. Wesleyan Blvd	Rocky Mount	NC
292	Goodyear Truck & Tire	5941 N. Air Cap Drive	Park City	KS
293	Int’l House of Pancakes	2402 SE Delaware Ave	Ankeny	IA
294	Jack in the Box	4960 Dallas Parkway	Plano	TX
295	Kum & Go	12011 Blondo Street	Omaha	NE
296	Perkins Restaurant	2425 E. Euclid Ave	Des Moines	IA
297	Perkins Restaurant	2000 McKinley Ave	Des Moines	IA
298	Perkins Restaurant	4601 Merle Hay Road	Des Moines	IA
299	Perkins Restaurant	1505 W 19th Street	Newton	IA
300	Perkins Restaurant	8601 Hickman Road	Urbandale	IA
301	SOAKS Express Wash	2410 SE Delaware Avenue	Ankeny	IA
302	QuikTrip	5770 Brookhollow Pwy	Norcross	GA
303	QuikTrip	5095 Oakbrook Pkwy	Norcross	GA
304	QuikTrip	6140 Jimmy Carter Blvd	Norcross	GA
305	QuikTrip	11700 Haynes Bridge Road	Alpharetta	GA
306	QuikTrip	897 West Ridge Road	Gainesville	GA
307	QuikTrip	1470 Towne Lake Pkwy	Woodstock	GA
308	QuikTrip	1501 E. Grand Avenue	Des Moines	IA
309	QuikTrip	3941 S.E. 14th	Des Moines	IA
310	QuikTrip	5169 Merle Hay Road	Johnston	IA
311	QuikTrip	4600 Merle Hay Road	Urbandale	IA
312	QuikTrip	11925 University Ave	Clive	IA
313	QuikTrip	15650 W. 135th Street	Olathe	KS
314	QuikTrip	4020 South Meridian	Wichita	KS
315	QuikTrip	6011 West Central	Wichita	KS
316	QuikTrip	800 NE Woods Chapel Road	Lee’s Summit	MO
317	QuikTrip	850 McNutt Road	Herculaneum	MO
318	QuikTrip	16505 E. Admiral Place	Tulsa	OK

319		Qwest Corporation Service Center	Highway 9 & Ridgewood Drive	Decorah	IA
320		Qwest Corporation Service Center	1550 Blairsferry Road	Cedar Rapids	IA
321		Walgreens	1424 S. Yale Ave	Tulsa	OK
322		AmerUs Group Warehouse	845 6th Avenue	Des Moines	IA
323		Zio’s Italian Kitchen	14150 E. Iliff Avenue	Aurora	CO
324		Jacobson Industrial	1321 E. Euclid Ave.	Des Moines	IA
325		United Rentals	1201 Lake Washington Road	Melbourne	FL
326		Majestic Liquors	1150 East Highway 377	Granbury	TX
327		TitleMax	2151 W. Northwest Highway	Dallas	TX
328		Vacant Property	7560 Greenville Ave.	Dallas	TX
329		Jo-Ann etc	5610 Suemandy Road	St. Peters	MO
330		Pantry (Lil’ Champ)	1515 N. Main Street	Gainesville	FL
331		Chili’s	2592 N. Columbia Street	Milledgeville	GA
332		Chili’s	1635-A Springdale Drive	Camden	SC
333		Vacant Property	10899 Lincoln Trail	Fairview Heights	IL
334		Amscot	8231 W. Hillsborough Ave.	Tampa	FL
335		Vacant Property	3256 W State Rd.	Olean	NY
336	Multi	Famous Footwear	1776 DeMille Rd	Lapeer	MI
	Multi	Rue 21	1768 DeMille Rd	Lapeer	MI
	Multi	Sally Beauty Supply	1750 DeMille Rd	Lapeer	MI
	Multi	MC Sports	1750 DeMille Rd	Lapeer	MI
337	Multi	Continental Rental	1818 DeMille Blvd.	Lapeer	MI
	Multi	Great Clips	1824 DeMille Road	Lapeer	MI
	Multi	Diamond Communication	1828 DeMille Blvd.	Lapeer	MI
	Multi	Vacant Property	1842 DeMille Blvd.	Lapeer	MI
	Multi	Vacant Property	1836 DeMille Road	Lapeer	MI
338		Guitar Center	1641 W. County Rd. B-2	Roseville	MN
339		Wherehouse Music	13907 E. US Hwy 40	Independence	MO
340	Multi	Fresenius Medical Care	8925 Highway 6 North	Houston	TX
	Multi	Health Source Chiropractic	8925 Highway 6 North	Houston	TX
341	Multi	Hollywood Feed	1250 E. County Line Rd	Ridgeland	MS
	Multi	Wireless Wizard	1250 E. County Line Rd	Ridgeland	MS
342		Tony’s Tires	2392 E. South Blvd	Montgomery	AL
343		Buybacks Entertainment	3263 Ambassador Caffrey Pkwy	Lafayette	LA
344		REB Oil	720 S. Federal Hwy	Deerfield Beach	FL
345		REB Oil	2758 US 27 South	Lake Placid	FL
346		Susser (Stripes)	1400 Military Road	Brownsville	TX
347		Susser (Stripes)	1991 FM 802	Brownsville	TX
348		Susser (Stripes)	1998 Alton Gloor Blvd	Brownsville	TX
349		Susser (Stripes)	3595 West Alton Gloor Blvd	Brownsville	TX
350		Susser (Stripes)	3755 Boca Chica Boulevard	Brownsville	TX
351		Susser (Stripes)	3500 FM 802	Brownsville	TX
352		Susser (Stripes)	6106 Padre Island Highway	Brownsville	TX
353		Susser (Stripes)	7401 Padre Island Highway	Brownsville	TX
354		Susser (Stripes)	850 Old Port Isabel Road	Brownsville	TX
355		Susser (Stripes)	10361 So. Padre Island Drive	Corpus Christi	TX
356		Susser (Stripes)	14901 Northwest Blvd	Corpus Christi	TX
357		Susser (Stripes)	15233 S. Padre Island Drive	Corpus Christi	TX
358		Susser (Stripes)	6002 Ayers Street	Corpus Christi	TX
359		Susser (Stripes)	616 N. Daniel Salinas Boulevard	Donna	TX
360		Susser (Stripes)	4218 S. McColl Road	Edinburg	TX
361		Susser (Stripes)	500 East Rice St	Falfurias	TX
362		Susser (Stripes)	100 W Riley (Hwy 44)	Freer	TX
363		Susser (Stripes)	1900 N. Highway 37	George West	TX
364		Susser (Stripes)	202 North Ed Carey Drive	Harlingen	TX
365		Susser (Stripes)	2423 E. Tyler Ave	Harlingen	TX
366		Susser (Stripes)	3201 East Harrison Avenue	Harlingen	TX
367		Susser (Stripes)	101 East Expressway 83	La Feria	TX
368		Susser (Stripes)	101 W. Del Mar Blvd.	Laredo	TX

369	Susser (Stripes)	1200 E. Del Mar Blvd	Laredo	TX
370	Susser (Stripes)	2501 E Del Mar	Laredo	TX
371	Susser (Stripes)	602 Prada Machin Drive	Laredo	TX
372	Susser (Stripes)	8612 McPherson Avenue	Laredo	TX
373	Susser (Stripes)	9304 FM 1472	Laredo	TX
374	Susser (Stripes)	4236 S.E. Lee Blvd.	Lawton	OK
375	Susser (Stripes)	4712 Military Hwy	McAllen	TX
376	Susser (Stripes)	2400 Hwy 83 E	Mission	TX
377	Susser (Stripes)	2900 W 3 Mile Road	Mission	TX
378	Susser (Stripes)	7900 North Expressway	Olmito	TX
379	Susser (Stripes)	1521 W. Ridge Road	Pharr	TX
380	Susser (Stripes)	1621 W. Sam Houston Street	Pharr	TX
381	Susser (Stripes)	7401 S. Jackson Road	Pharr	TX
382	Susser (Stripes)	1685 West Highway 100	Port Isabel	TX
383	Susser (Stripes)	1650 Wildcat Drive	Portland	TX
384	Susser (Stripes)	435 West Highway 281	Progreso	TX
385	Susser (Stripes)	6240 South Highway 77	Riviera	TX
386	Susser (Stripes)	331 Padre Blvd.	South Padre Island	TX
387	Susser (Stripes)	2500 West Expressway 83	San Benito	TX
388	Susser (Stripes)	1701 N. Raul Longoria	San Juan	TX
389	Susser (Stripes)	2200 SW Parkway	Wichita Falls	TX
390	Susser (Stripes)	3601 Callfield Road	Wichita Falls	TX
391	Susser (Stripes)	5376 Kell Blvd	Wichita Falls	TX
392	Susser (Stripes)	2305 FM 511	Brownsville	TX
393	Susser (Stripes)	2684 W. Alton Gloor Blvd	Brownsville	TX
394	Susser (Stripes)	15302 S. Padre Island Drive	Corpus Christi	TX
395	Susser (Stripes)	1218 W. Canton Road	Edinburg	TX
396	Susser (Stripes)	702 East US Hwy 281	Los Indios	TX
397	Susser (Stripes)	3901 N. Ware Road	McAllen	TX
398	Susser (Stripes)	2195 West Hwy 77	San Benito	TX
399	Susser (Stripes)	101 W. Nolana Loop	San Juan	TX
400	Chili’s	2505 Broad Street	Sumter	SC
401	Amscot	5912 South Orange Blossom Trail	Orlando	FL
402	Amscot	5901 S. John Young Parkway	Orlando	FL
403	Kwik Pik	12996 Main Rd.	Newstead	NY
404	Kwik Pik	2 East Main Street	Canisteo	NY
405	Furr’s Family Dining	Griggs Avenue	Las Cruces	NM
406	Amscot	4445 Silver Star Road	Orlando	FL
407	Pantry (Lil’ Champ)	6820 Maricamp Road	Ocala	FL
408	Amscot	2033 Americana Blvd	Orlando	FL
409	Southern Bells (Taco Bell)	1105 25th Street	Columbus	IN
410	Southern Bells (Taco Bell)	3132 E. Wabash Ave.	Terre Haute	IN
411	Southern Bells (Taco Bell)	6327 E. 82nd Street	Indianapolis	IN
412	Southern Bells (Taco Bell)	6215 Crawfordsville Road	Speedway	IN
413	Southern Bells (Taco Bell)	3636 US Highway 41	Terre Haute	IN
414	Southern Bells (Taco Bell)	2326 N. 6th Street	Vincennes	IN
415	Southern Bells (Taco Bell)	4260 Frederica	Ownesboro	KY
416	Southern Bells (Taco Bell)	3520 Jonathan Moore Pike	Columbus	IN
417	Southern Bells (Taco Bell)	1321 Morgan Ave	Evansville	IN
418	Southern Bells (Taco Bell)	1621 E. State Road 44	Shelbyville	IN
419	Southern Bells (Taco Bell)	1805 N. Lincoln Street	Greensburg	IN
420	Southern Bells (Taco Bell)	2999 W. 16th Street	Bedford	IN
421	Southern Bells (Taco Bell)	21 N. Madison Square Ave.	Madisonville	KY
422	Southern Bells (Taco Bell)	11425 Allisonville Road	Fishers	IN
423	Southern Bells (Taco Bell)	4422 W. Lloyd Expressway	Evansville	IN
424	Southern Bells (Taco Bell)	2408 W. Maryland Street	Evansville	IN
425	Southern Bells (Taco Bell)	5712 W. 86th Street	Indianapolis	IN
426	KFC	1201 Covert Ave.	Evansville	IN
427	Vacant Land	Ronald Reagan Blvd and 17-92	Longwood	FL

428	Pantry (Shop-a-Snak)	580 14th Street South	Bessemer	AL
429	Pantry (Shop-a-Snak)	16725 Highway 280	Chelsea	AL
430	Pantry (Shop-a-Snak)	613 Highway 78 E	Jasper	AL
431	Pantry (Shop-a-Snak)	2677 Valleydale Road	Birmingham	AL
432	Pantry (Shop-a-Snak)	1503 11th Ave South	Birmingham	AL
433	Pantry (Shop-a-Snak)	3640 Lorna Road	Birmingham	AL
434	Pantry (Shop-a-Snak)	701 Key Drive	Birmingham	AL
435	Pantry (Shop-a-Snak)	400 Greensprings Parkway	Homewood	AL
436	Pantry (Shop-a-Snak)	2501 John Hawkins Parkway	Hoover	AL
437	Pantry (Shop-a-Snak)	7245 Skyland Blvd. East	Tuscaloosa	AL
438	Pantry (Shop-a-Snak)	2400 McFarland Blvd.	Tuscaloosa	AL
439	Pantry (Shop-a-Snak)	615 University Blvd.	Tuscaloosa	AL
440	Pantry (Shop-a-Snak)	199 Main Street	Trussville	AL
441	Pantry (Shop-a-Snak)	2195 Highway 150	Hoover	AL
442	Road Ranger	172 S. Bell School Road	Rockford	IL
443	Road Ranger	2900 S. Grand Ave	Springfield	IL
444	Road Ranger	1734 Sycamore Road	Dekalb	IL
445	Road Ranger	2406 Bell School Road	Cherry Valley	IL
446	Road Ranger	2405 N. 22nd Street	Decatur	IL
447	Road Ranger	2001 N. State Street	Belvidere	IL
448	Road Ranger	100 Plaza Drive	Elk Run Heights	IA
449	Road Ranger	3752 Camp Butler Road	Springfield	IL
450	Road Ranger	102 East Wood Drive	Oakdale	WI
451	Road Ranger	2151 Ripley Street	Lake Station	IN
452	Road Ranger	2762 County Highway N	Cottage Grove	WI
453	Road Ranger	990 W. SR 42	Brazil	IN
454	Road Ranger	2705 12th Street	Mendota	IL
455	Road Ranger	3429 N Main Street	Rockford	IL
456	Furr’s Family Dining	51 S. Pantano Road	Tucson	AZ
457	Pull-A-Part	309 Sand Bar Ferry Rd.	Augusta	GA
458	Pull-A-Part	4416 Buford Highway	Norcross	GA
459	Pull-A-Part	1540 Henrico Road	Conley	GA
460	Pull-A-Part	7114 Centennial Blvd.	Nashville	TN
461	Pull-A-Part	1900 Vanderbilt Rd.	Birmingham	AL
462	Pull-A-Part	6024 N. Tryon St.	Charlotte	NC
463	Pull-A-Part	6825 Recovery Rd.	Louisville	KY
464	Pull-A-Part	4401 Peters Road	Harvey	LA
465	Pull-A-Part	5813 Old Rutledge Pk	Knoxville	TN
466	Pull-A-Part	249 Galbert Road	Lafayette	LA
467	Pull-A-Part	4433 West 130th Street	Cleveland	OH
468	Pantry (Kangaroo Express)	7249 US Hwy 15-501	Carthage	NC
469	Pantry (Kangaroo Express)	2120 Juniper Lake Road	West End	NC
470	Pantry (Kangaroo Express)	1513 E. 11th Street	Siler City	NC
471	Pantry (Kangaroo Express)	4470 NC Hwy 87S	Sanford	NC
472	Pantry (Kangaroo Express)	2206 Jefferson Davis Hwy	Sanford	NC
473	Pantry (Kangaroo Express)	5198 SE Abshier Blvd.	Belleview	FL
474	Pantry (Kangaroo Express)	2517 South 3rd Street	Jacksonville	FL
475	Pantry (Kangaroo Express)	10550 San Jose Blvd	Jacksonville	FL
476	Denny’s (Franchisee)	310 S. Shackleford Drive	Little Rock	AR
477	Denny’s (Franchisee)	4300 S. University Avenue	Little Rock	AR
478	Denny’s (Franchisee)	5000 Oracle Road	Tucson	AZ
479	Denny’s (Franchisee)	2060 Bascom Avenue	Campbell	CA
480	Denny’s (Franchisee)	600 Carson Plaza Drive	Carson	CA
481	Denny’s (Franchisee)	4747 Pacific Highway	Stockton	CA
482	Denny’s (Franchisee)	1450 Harrison Road	Colorado Springs	CO
483	Denny’s (Franchisee)	8125 N. Academy Blvd.	Colorado Springs	CO
484	Denny’s (Franchisee)	3600 N. Freeway	Pueblo	CO
485	Denny’s (Franchisee)	111 Elm Street	Enfield	CT
486	Denny’s (Franchisee)	1298 Silas Deane Highway	Wethersfield	CT

487	Denny’s (Franchisee)	7405 W. 4th Ave	Hialeah	FL
488	Denny’s (Franchisee)	5825 NW 36th Street	Virginia Gardens	FL
489	Denny’s (Franchisee)	1450 Miami Gardens Dr NE	N. Miami	FL
490	Denny’s (Franchisee)	2671 N. Federal Highway	Pompano Beach	FL
491	Denny’s (Franchisee)	2580 Airport Way	Boise	ID
492	Denny’s (Franchisee)	4310 Yellowstone Avenue	Chubbuck	ID
493	Denny’s (Franchisee)	607 Nampa Boulevard	Nampa	ID
494	Denny’s (Franchisee)	17 W. Algonquin Road	Arlington Heights	IL
495	Denny’s (Franchisee)	522 Ramada Blvd.	Collinsville	IL
496	Denny’s (Franchisee)	6288 E. 82nd Street	Indianapolis	IN
497	Dimitri’s Family Restaurant	4902 SE Street	Indianapolis	IN
498	Denny’s (Franchisee)	6241 Crawfordsville Road	Indianapolis	IN
499	Denny’s (Franchisee)	8901 US 31 South	Indianapolis	IN
500	Denny’s (Franchisee)	8808 North Michigan Road	Indianapolis	IN
501	Denny’s (Franchisee)	4260 State Road 26 E	Lafayette	IN
502	Denny’s (Franchisee)	720 E 81st Street	Merriville	IN
503	Denny’s (Franchisee)	494 Lincoln Street	Worcester	MA
504	Denny’s (Franchisee)	314 Washington Blvd.	Laurel	MD
505	Denny’s (Franchisee)	27750 Novi Road	Novi	MI
506	Denny’s (Franchisee)	28681 Telegraph Road	Southfield	MI
507	Denny’s (Franchisee)	255 N. Century Avenue	Maplewood	MN
508	Denny’s (Franchisee)	2925 N. Hwy. 67	Florissant	MO
509	Denny’s (Franchisee)	1515 S. Hampton Avenue	St. Louis	MO
510	Denny’s (Franchisee)	10575 Watson Road	St. Louis	MO
511	Denny’s (Franchisee)	975 S. Main Street	Kernersville	NC
512	Denny’s (Franchisee)	3215 Wake Forest Road	Raleigh	NC
513	Denny’s (Franchisee)	3509 S. 84th Street	Omaha	NE
514	Denny’s (Franchisee)	4927 Mahoning Avenue	Austintown	OH
515	Denny’s (Franchisee)	154 Boardman-Canfield Road	Boardman Township	OH
516	Vacant Property	17695 Bagley Road	Middleburg Heights	OH
517	Third Federal Savings	1616 Snow Road	Parma	OH
518	First Watch Restaurant	8104 E. 68th Street South	Tulsa	OK
519	Denny’s (Franchisee)	15815 SE 82nd Drive	Clackamas	OR
520	Denny’s (Franchisee)	8787 SW Scholls Ferry Road	Portland	OR
521	Denny’s (Franchisee)	1710 I-40 East	Amarillo	TX
522	Denny’s (Franchisee)	4918 South Padre Island Drive	Corpus Christi	TX
523	Denny’s (Franchisee)	9009 Skillman Road	Dallas	TX
524	Denny’s (Franchisee)	6737 Camp Bowie Blvd.	Ft. Worth	TX
525	Denny’s (Franchisee)	3332 S. Loop W	Houston	TX
526	Denny’s (Franchisee)	8025 Glenview Drive	North Richland Hills	TX
527	Michael’s Family Restaurant	1835 Texoma Parkway	Sherman	TX
528	Denny’s (Franchisee)	1422 State Hwy. 6 S.	Sugarland	TX
529	Denny’s (Franchisee)	1680 N. 200 West	Provo	UT
530	Denny’s (Franchisee)	7214 Richmond Highway	Alexandria	VA
531	Denny’s (Franchisee)	10473 Lee Highway	Fairfax	VA
532	Denny’s (Franchisee)	118 Interstate Avenue	Chehalis	WA
533	Denny’s (Franchisee)	34726 S. 16th	Federal Way	WA
534	Denny’s (Franchisee)	6112 100th Street SW	Tacoma	WA
535	Amscot	1825 Gulf to Bay Boulevard	Clearwater	FL
536	Pantry (Kangaroo Express)	34920 Emerald Coast Parkway	Destin	FL
537	Pantry (Kangaroo Express)	4563 Highway 20E	Niceville	FL
538	Susser (Stripes)	2005 W. Palma Vista Dr.	Palmview	TX
539	Pantry (Kangaroo Express)	1800 N. Croatan Hwy	Kill Devil Hills	NC
540	Pantry (Kangaroo Express)	100 Ocean Bay Blvd	Kill Devil Hills	NC
541	Pantry (Kangaroo Express)	1137 State Road 20	Interlachen	FL
542	Vacant Property	14797 State Street	Hillman	MI
543	Logan’s Roadhouse	604 Carriage House Dr	Jackson	TN
544	Logan’s Roadhouse	1395 Interstate Dr	Cookeville	TN
545	Logan’s Roadhouse	2820 MacArthur Dr	Alexandria	LA

546	Logan’s Roadhouse	3509 Gerstner Memorial Pkwy	Lake Charles	LA
547	Logan’s Roadhouse	4740 Valley View Blvd	Roanoke	VA
548	Logan’s Roadhouse	4649 W. 1st Street	Sanford	FL
549	Logan’s Roadhouse	1141 Hwy 35 North	San Marcos	TX
550	Logan’s Roadhouse	600 Greenwood Park Dr. North	Greenwood	IN
551	Logan’s Roadhouse	600 Sam Ridley Pkwy. West	Smyrna	TN
552	Logan’s Roadhouse	6617 Lima Road	Fort Wayne	IN
553	Logan’s Roadhouse	2701 Watson Blvd.	Warner Robins	GA
554	Logan’s Roadhouse	2400 Gateway Drive	Opelika	AL
555	Logan’s Roadhouse	1310 N. Eisenhower Drive	Beckley	WV
556	Dave & Buster’s	3665 Park Mill Run Drive	Hilliard	OH
557	Logan’s Roadhouse	948 North East Loop 820	Hurst	TX
558	Logan’s Roadhouse	6685 Airways Blvd.	Southhaven	MS
559	Logan’s Roadhouse	7087 Baker’s Bridge Ave	Franklin	TN
560	Logan’s Roadhouse	7612 N. 10th Street	McAllen	TX
561	Pull-A-Part	4444 Norman Bridge Road	Montgomery	AL
562	Pantry (Kangaroo Express)	14630 US Highway 231	Midland City	AL
563	Pull-A-Part	4000 I-55 South	Jackson	MS
564	Pantry (Kangaroo Express)	601 Tiny Town	Clarksville	TN
565	Pantry (Kangaroo Express)	523 Dover Road	Clarksville	TN
566	Pantry (Kangaroo Express)	377 Hancock Street	Gallatin	TN
567	Susser (Stripes)	2798 West Highway 83	Rio Grande City	TX
568	Susser (Stripes)	102 N. Stuart Place	Zapata	TX
569	Susser (Stripes)	2201 South “I” Road	San Juan	TX
570	Susser (Stripes)	1837 N. Stuart Place	Harlingen	TX
571	Pantry (Kangaroo Express)	4025 Pine Ridge Road	Naples	FL
572	Healthy Pet	2030 Lawrenceville-Suwanee Road	Suwanee	GA
573	My Big Fat Greek Restaurant	7265 North La Cholla Blvd	Tucson	AZ
574	Pantry (Kangaroo Express)	1700 Belk Drive	Oxford	MS
575	Road Ranger	2835 North Main Street	Princeton	IL
576	Road Ranger	6070 Gardner Street	South Beloit	IL
577	Road Ranger	933 South 4th Street	DeKalb	IL
578	Road Ranger	19 N 681 US Highway 20	Hampshire	IL
579	Road Ranger	4910 N Market Street	Champaign	IL
580	Road Ranger	205 N Highway Drive	Fenton	MO
581	Mister Car Wash	423 N. Pines Road	Spokane	WA
582	Mister Car Wash	1022 N. Division Street	Spokane	WA
583	Mister Car Wash	7711 Normandale Blvd.	Edina	MN
584	Mister Car Wash	1555 West County Rd. B	Roseville	MN
585	Mister Car Wash	5900 Osgood Ave.	Stillwater	MN
586	Mister Car Wash	110 E. Thompson Ave. East	West St Paul	MN
587	Mister Car Wash	700 E. River Rd	Anoka	MN
588	Mister Car Wash	8280 Flying Cloud Road	Eden Prairie	MN
589	Mister Car Wash	8508 Xylon Avenue N.	Brooklyn Park	MN
590	Mister Car Wash	8420 E. Point Douglas Road	Cottage Grove	MN
591	Mister Car Wash	3104 W. Division St.	St. Cloud	MN
592	Mister Car Wash	11318 Highway 55	Plymouth	MN
593	Mister Car Wash	2525 Ingersoll Ave.	Des Moines	IA
594	Mister Car Wash	8727 University Ave.	Clive	IA
595	Mister Car Wash	5055 Northland Ave. NE	Cedar Rapids	IA
596	Mister Car Wash	3333 Merle Hay Road	Des Moines	IA
597	Mister Car Wash	640 W. Crosstimbers	Houston	TX
598	Mister Car Wash	1038 Gessner Drive	Houston	TX
599	Mister Car Wash	2251 Voss Road	Houston	TX
600	Mister Car Wash	210 F.M. 1960 Road East	Houston	TX
601	Mister Car Wash	10760 Westheimer Road	Houston	TX
602	Mister Car Wash	6612 F.M. 1960 Road	Houston	TX
603	Mister Car Wash	6107 Hillcroft Street	Houston	TX
604	Mister Car Wash	380 Uvalde Road	Houston	TX

605	Mister Car Wash	9637 FM 1960 By Pass Rd West	Humble	TX
606	Mister Car Wash	3150 Kirby Dr	Houston	TX
607	Mister Car Wash	2530 Hwy 6	Sugarland	TX
608	Pull-A-Part	200 Block of Galbert Road	Baton Rouge	LA
609	Pantry (Kangaroo Express)	21195 Highway 25	Columbiana	AL
610	Healthy Pet	2403 Boulevard	Colonial Heights	VA
611	Chili’s	623 West Oglethorpe Highway	Hinesville	GA
612	Pantry (Kangaroo Express)	7020 Highway 90	Longs	SC
613	Road Ranger	2349 Blairs Ferry Road	Cedar Rapids	IA
614	Road Ranger	998 8th Avenue	Marion	IA
615	Pantry (Kangaroo Express)	901 Avenue G	Kentwood	LA
616	Ferguson	136 N. Geronimo Street	Destin	FL
617	Furr’s Family Dining	I-35 Service Road & SW 11th Street	Moore	OK
618	Flash Markets	1051 Murfreesboro Rd	Lebanon	TN
619	Pantry (Kangaroo Express)	302 Ross Clark Circle	Dothan	AL
620	Pantry (Petro Express)	4600 Independence Blvd.	Charlotte	NC
621	Pantry (Petro Express)	7208 E. Independence Blvd.	Charlotte	NC
622	Pantry (Petro Express)	6500 Fairview Road	Charlotte	NC
623	Pantry (Petro Express)	100 East John Street	Matthews	NC
624	Pantry (Petro Express)	4336 Park Road	Charlotte	NC
625	Pantry (Petro Express)	7035 East WT Harris Blvd	Charlotte	NC
626	Pantry (Petro Express)	605 Clanton Road	Charlotte	NC
627	Pantry (Petro Express)	4900 N. Tryon Street	Charlotte	NC
628	Pantry (Petro Express)	3800 Wilkinson Blvd.	Charlotte	NC
629	Pantry (Petro Express)	2541 N. Cherry Road	Rock Hill	SC
630	Pantry (Petro Express)	2230 E. Main Street	Lincolnton	NC
631	Pantry (Petro Express)	2483 Franklin Blvd	Gastonia	NC
632	Pantry (Petro Express)	2200 S. Tryon	Charlotte	NC
633	Pantry (Petro Express)	6229 W. Sugar Creek Road	Charlotte	NC
634	Pantry (Petro Express)	9716 South Blvd	Charlotte	NC
635	Pantry (Petro Express)	10409 Mallard Creek Rd	Charlotte	NC
636	Pantry (Petro Express)	8505 S. Tryon St.	Charlotte	NC
637	Pantry (Petro Express)	249 Carowinds Blvd.	Fort Mill	SC
638	Pantry (Petro Express)	11640 Providence Road	Charlotte	NC
639	Pantry (Petro Express)	4718 N. Graham St	Charlotte	NC
640	Pantry (Petro Express)	7405 Hwy 73	Denver	NC
641	Pantry (Petro Express)	20008 W. Catawba Ave	Cornelius	NC
642	Pantry (Petro Express)	131 Turnersburg Hwy	Statesville	NC
643	Pantry (Petro Express)	910 Liberty Street	York	SC
644	Pantry (Petro Express)	8501 Concord Mills Blvd	Concord	NC
645	Pantry (Petro Express)	618 Tinsley Way	Rock Hill	SC
646	Pantry (Petro Express)	1121 Randolph Street	Thomasville	NC
647	Pantry (Petro Express)	1627 E. Main Street	Lincolnton	NC
648	Pantry (Petro Express)	6441 Wilkinson Blvd.	Belmont	NC
649	Pantry (Petro Express)	2853 N. Center Street	Hickory	NC
650	Pantry (Petro Express)	1529 Concord Parkway North	Concord	NC
651	Pantry (Petro Express)	4568 Charlotte Highway	Lake Wylie	SC
652	Pantry (Petro Express)	807 Conover Blvd.	Conover	NC
653	Pantry (Petro Express)	4923 S. Tryon Street	Charlotte	NC
654	Pantry (Petro Express)	2001 N. Chester Hwy 321	Gastonia	NC
655	Pantry (Petro Express)	4044 Charlotte Highway	Lake Wylie	SC
656	Pantry (Petro Express)	3473 U.S. Highway 21	Fort Mill	SC
657	Pantry (Petro Express)	225 Cleveland Avenue	Kings Mountain	NC
658	Pantry (Petro Express)	516 Cox Road	Gastonia	NC
659	Pantry (Petro Express)	3794 E. Franklin Blvd	Gastonia	NC
660	Pantry (Petro Express)	9424 S. Tryon Street	Charlotte	NC
661	Pantry (Petro Express)	8910 Albemarle Road	Charlotte	NC
662	Pantry (Petro Express)	499 Herlong Avenue	Rock Hill	SC
663	Pantry (Petro Express)	9620 Rea Road	Charlotte	NC

664	Pantry (Petro Express)	5905 Waxhaw Highway	Mineral Springs	NC
665	Pantry (Petro Express)	1805 N. Morgan Mill Road	Monroe	NC
666	Pantry (Petro Express)	3503 Weddington Road	Monroe	NC
667	Pantry (Petro Express)	601 E. North Main Street	Waxhaw	NC
668	Pantry (Petro Express)	3006 Old Charlotte Hwy	Monroe	NC
669	Pantry (Petro Express)	4500 Randolph Road	Charlotte	NC
670	Pantry (Petro Express)	1420 Celanese Road	Rock Hill	SC
671	Pantry (Petro Express)	8008 Harris Station Blvd.	Charlotte	NC
672	Goodyear Truck & Tire	2031 Antonio St.	Anthony	TX
673	Ecotech Institute	1400 S. Abilene Street	Aurora	CO
674	Susser (Stripes)	104 South Reynolds	Orange Grove	TX
675	Cool Crest	10735 East 40 Highway	Independence	MO
676	All Star Sports	1010 N. Webb Road	Wichita	KS
677	All Star Sports	8333 West 21st Street	Wichita	KS
678	Wingfoot	505 Patriot Drive	Dandridge	TN
679	Wingfoot	3491 Madison Highway	Valdosta	GA
680	Wingfoot	142-A Carbondale Road	Dalton	GA
681	Wingfoot	415 East Main Street	Beaverdam	OH
682	Wingfoot	2930 County Road 500 North	Whiteland	IN
683	Wingfoot	2539 Burr Street	Gary	IN
684	Wingfoot	6880 Franklin-Lebanon Road	Franklin	OH
685	Wingfoot	1352 Trollingwood-Hawfields Road	Mebane	NC
686	Wingfoot	2052 Homestead Road	Bowman	SC
687	Wingfoot	7051 Hwy 21	Port Wentworth	GA
688	Wingfoot	112 Frontage Road	Piedmont	SC
689	Wingfoot	110 Triport Road	Georgetown	KY
690	Wingfoot	7791 Alcoa Road	Benton	AR
691	Sonic Automotive	1300 Cressida Drive	Charlotte	NC
692	Pull-A-Part	2935 Farrisview Boulevard	Memphis	TN
693	Majestic Liquors	501 Northwest Parkway	Azle	TX
694	Majestic Liquors	4520 Camp Bowie Blvd	Ft. Worth	TX
695	Magic Mountain	5890 Scarborough Blvd	Columbus	OH
696	Magic Mountain	8350 Lyra Drive	Columbus	OH
697	Food Fast	899 Pinson Road	Forney	TX
698	Food Fast	101 Gun Barrel	Gun Barrel City	TX
699	Food Fast	1222 WSW Loop 323	Tyler	TX
700	Food Fast	1975 Airline Drive	Bossier City	LA
701	Food Fast	5502 Old Bullard Road	Tyler	TX
702	Food Fast	1101 McCann Road	Longview	TX
703	Food Fast	2309 W. Main	Gun Barrel City	TX
704	Food Fast	1711 Judson Road	Longview	TX
705	Food Fast	I-30 and Hwy 37	Mt. Vernon	TX
706	Food Fast	13168 Hwy 64 E.	Tyler	TX
707	Food Fast	3357 Gilmer Rd	Longview	TX
708	Food Fast	319 E. Larissa	Jacksonville	TX
709	Food Fast	125 N. Highway 274	Kemp	TX
710	Food Fast	4025 Jewella Ave	Shreveport	LA
711	Food Fast	611 E. Marshall Ave.	Longview	TX
712	Food Fast	3001 Judson Road	Longview	TX
713	Food Fast	8604 Highway 64 East	Tyler	TX
714	Food Fast	4201 University Blvd.	Tyler	TX
715	Food Fast	5120 Old Jacksonville Hwy	Forney	TX
716	Food Fast	Hwy 31, Box 554	Brownsboro	TX
717	Food Fast	4725 Troup Hwy	Tyler	TX
718	Food Fast	805 W. Houston	Tyler	TX
719	Food Fast	100 S. Access Road	Longview	TX
720	Food Fast	1707 E. Front St.	Tyler	TX
721	Food Fast	22137 State Hwy 155 South	Flint	TX
722	Pantry (Kangaroo Express)	7821 Vaughn Road	Montgomery	AL

723	Chili’s	2825 Ledo Road	Albany	GA
724	Bugaboo Creek	935 Jefferson Road	Rochester	NY
725	Vacant Property	2965 Turner Hill Road	Lithonia	GA
726	Chili’s	510 Commerce Blvd	Statesboro	GA
727	Chili’s	3015 West Radio Drive	Florence	SC
728	Wingfoot	625 Carrollton Street	Temple	GA
729	Pull-A-Part	I-65 & Moffett Road	Mobile	AL
730	Vacant Property	10307 Highway 87	Lubbock	TX
731	Wingfoot	11957 Douglas Ave.	Des Moines	IA
732	Vacant Property	9909 Highway 87	Lubbock	TX
733	Chili’s	1700 Baytree Road	Valdosta	GA
734	Wingfoot	8055 Interstate Hwy 35	Robinson	TX
735	Wingfoot	600 West State 92	Kearney	MO
736	Pull-A-Part	4125 N. Patterson Ave	Winston-Salem	NC
737	Ultra Car Wash	650 Schillinger Road South	Mobile	AL
738	Pull-A-Part	Marshall Blvd.	Lithonia	GA
739	Road Ranger	905 Hen House Road	Okawville	IL
740	Pantry (Kangaroo Express)	4402 Ten-Ten Rd	Cary	NC
741	Wingfoot	I-40 and Morgan Road	Oklahoma City	OK
742	Road Ranger	2175 Central Ave	Dubuque	IA
743	Pull-A-Part	5702 Monticello Rd	Columbia	SC
744	AMC Theatre	1351 College Mall Rd	Bloomington	IN
745	Regal Theatre	1221 W. Boughton Road	Bolingbrook	IL
746	AMC Theatre	250 Pavilions Place	Brighton	CO
747	AMC Theatre	3960 Limelight Ave.	Castle Rock	CO
748	AMC Theatre	5600 Pearl Dr.	Evansville	IN
749	AMC Theatre	1401 W. Carl Sandburg Drive	Galesburg	IL
750	AMC Theatre	100 Meijer Drive	Michigan City	IN
751	AMC Theatre	860 E Princeton	Muncie	IN
752	AMC Theatre	2815 Show Place Drive	Naperville	IL
753	AMC Theatre	1320 W. Maple Street	New Lenox	IL
754	AMC Theatre	1860 Anjali Way	Machesney Park	IL
755	Road Ranger	1705 S. State Street	Belvidere	IL
756	Road Ranger	518 Shirland Avenue	South Beloit	IL
757	Mister Car Wash	3750 West River Rd.	Rochester	MN
758	Mister Car Wash	3223 41st Street Northwest	Rochester	MN
759	Susser (Stripes)	2401 Meadow Avenue	Laredo	TX
760	Susser (Stripes)	1701 Arkansas Avenue	Laredo	TX
761	Susser (Stripes)	602 Washington St	Laredo	TX
762	Susser (Stripes)	1002 Santa Maria Avenue	Laredo	TX
763	Susser (Stripes)	3919 San Bernardo Ave	Laredo	TX
764	Susser (Stripes)	3602 N Commerce Street	Harlingen	TX
765	Susser (Stripes)	898 N. Sam Houston Blvd	San Benito	TX
766	Susser (Stripes)	2203 S Stockton Ave.	Monahans	TX
767	Susser (Stripes)	1350 S County Road West	Odessa	TX
768	Susser (Stripes)	2200 Spur 239	Del Rio	TX
769	Susser (Stripes)	700 Junction Hwy	Kerrville	TX
770	Susser (Stripes)	4798 Knickerbocker Rd	San Angelo	TX
771	Pep Boys	775 W. Route 70	Marlton	NJ
772	Pep Boys	5241 Route 42	Turnersville	NJ
773	Pep Boys	2501 South Cicero Ave.	Cicero	IL
774	Pep Boys	6811 West Grand Avenue	Chicago	IL
775	Pep Boys	1824 West Jefferson St	Joliet	IL
776	Pep Boys	17015 Torrence Avenue	Lansing	IL
777	Pep Boys	1531 Cobb Parkway	Marietta	GA
778	Pep Boys	11160 Alpharetta Road	Roswell	GA
779	Pep Boys	10548 Atlantic Blvd.	Jacksonville	FL
780	Pep Boys	4155 S. Jones Blvd.	Las Vegas	NV
781	Pep Boys	575 State Route 18	East Brunswick	NJ

782	Mister Car Wash	611 Montgomery Highway	Vestavia Hills	AL
783	Mister Car Wash	4621 Hwy 280 East	Birmingham	AL
784	Mister Car Wash	1880 Gulf to Bay Blvd.	Clearwater	FL
785	Mister Car Wash	10471 Park Blvd.	Seminole	FL
786	Mister Car Wash	3622 Gandy Blvd.	Tampa	FL
787	Mister Car Wash	3205 North Galloway Ave.	Mesquite	TX
788	Buck’s	9801 Page Avenue	St. Louis	MO
789	Susser (Stripes)	1407 W. Nolana Loop	Pharr	TX
790	Mister Car Wash	6237 N. Mesa	El Paso	TX
791	Mister Car Wash	8857 Gateway West	El Paso	TX
792	Mister Car Wash	4800 Osborne Drive	El Paso	TX
793	Mister Car Wash	12120 Montwood	El Paso	TX
794	Mister Car Wash	11184 Vista Del Sol	El Paso	TX
795	Taverna Greek Grill	3500 Main Street	Farmington	NM
796	Susser (Stripes)	201 W. Nolana Avenue	McAllen	TX
797	Susser (Stripes)	711 Ed Carey Drive	Harlingen	TX
798	Susser (Stripes)	1120 Saunders Street	Laredo	TX
799	Susser (Stripes)	930 Morgan Boulevard	Harlingen	TX
800	Susser (Stripes)	1656 West Highway 100	Port Isabel	TX
801	AMC Theatre	875 Deer Creek Drive	Schererville	IN
802	AMC Theatre	300 N. 33rd Street	Quincy	IL
803	AMC Theatre	5530 W. Homer Street	Chicago	IL
804	AMC Theatre	420 Village Walk Lane	Johnson Creek	WI
805	AMC Theatre	1301 Kalahari Drive	Lake Delton	WI
806	Express Oil Change	2300 University Boulevard	Birmingham	AL
807	Express Oil Change	327 E Dr. Hicks Boulevard	Florence	AL
808	Express Oil Change	5046 Highway 17	Helena	AL
809	Express Oil Change	3100 Woodward Avenue	Muscle Shoals	AL
810	Express Oil Change	2105 Frederick Road	Opelika	AL
811	Wingfoot	715 S. Lakeside Drive	Amarillo	TX
812	Wingfoot	2520 South Gallatin Street	Jackson	MS
813	Pet Paradise	14500 John F. Kennedy Blvd	Houston	TX
814	Road Ranger	2075 Litton Lane	Hebron	KY
815	Road Ranger	5960 Centennial Circle	Florence	KY
816	Road Ranger	985 Burlington Pike	Florence	KY
817	Road Ranger	411 Mt. Zion Road	Florence	KY
818	Road Ranger	70 Broadway	Dry Ridge	KY
819	Road Ranger	610 West 5th Street	Covington	KY
820	Road Ranger	1430 Gloria Terrell Drive	Wilder	KY
821	Road Ranger	7930 Alexandria Pike.	Alexandria	KY
822	Pet Paradise	23 Enterprise Drive	Bunnell	FL
823	Dave & Buster’s	6812 S. 105th East Ave.	Tulsa	OK
824	Susser (Stripes)	3301 Southmost Road	Brownsville	TX
825	Susser (Stripes)	101 W Highway 107	La Villa	TX
826	Susser (Stripes)	9219 FM 1472 (Mines Road)	Laredo	TX
827	Susser (Stripes)	6715 E State Highway 107	Edinburg	TX
828	Susser (Stripes)	4600 South 23rd Street	McAllen	TX
829	Susser (Stripes)	4506 Ben-Cha Road	Laredo	TX
830	Ultra Car Wash	4032 Lawrenceville Highway	Lilburn	GA
831	Arizona Oil	1208 S. Ellsworth Rd.	Mesa	AZ
832	Arizona Oil	4705 E. Highway 60	Miami	AZ
833	Arizona Oil	4881 S. Campbell Ave.	Tucson	AZ
834	Arizona Oil	7601 E. Tanque Verde Rd.	Tucson	AZ
835	Arizona Oil	365 E. Southern Ave	Mesa	AZ
836	Arizona Oil	766 W. Guadalupe Road	Gilbert	AZ
837	Arizona Oil	10809 N. Frank Lloyd Wright Blvd.	Scottsdale	AZ
838	Arizona Oil	6904 N. Dysart Rd.	Glendale	AZ
839	Arizona Oil	501 W. Irvington Road	Tucson	AZ
840	Arizona Oil	1990 W. Highway 89A	Sedona	AZ

841	Arizona Oil	286 Walker Road	Prescott	AZ
842	Arizona Oil	2245 E. Florence Blvd	Casa Grande	AZ
843	Arizona Oil	802 W Speedway Blvd	Tucson	AZ
844	Arizona Oil	9102 W. Peoria Ave.	Peoria	AZ
845	LA Fitness	45 Alexander-Bellbrook Road	Centerville	OH
846	Chili’s	707 W 7th Street	Tifton	GA
847	Wingfoot	108 West Glendale Hodgenville Road	Glendale	KY
848	LA Fitness	30195 Mound Road	Warren	MI
849	Amazing Jake’s	831 North Central Pkwy	Plano	TX
850	TitleMax	654 Bessemer Hwy.	Fairfield	AL
851	TitleMax	600 S. Main St.	Darlington	SC
852	TitleMax	3051 Allison Bonnett Dr. (Birmingham)	Hueytown	AL
853	TitleMax	714 Ft. Williams St.	Sylacauga	AL
854	TitleMax	3731 Austell Rd (Atlanta)	Marietta	GA
855	TitleMax	203 East Meighan Blvd.	Gadsden	AL
856	TitleMax	300 S. Quintard St.	Anniston	AL
857	TitleMax	3557 Pio Nono Ave.	Macon	GA
858	TitleMax	111 W. Fairview Ave.	Montgomery	AL
859	TitleMax	8122 Tara Blvd.	Jonesboro	GA
860	TitleMax	465 W. Pike St.	Lawrenceville	GA
861	TitleMax	2537 W. Main St.	Snellville	GA
862	TitleMax	7527 Highway 85	Riverdale	GA
863	TitleMax	9814 W. Florissant Ave.	St. Louis	MO
864	TitleMax	1827 N. Glenstone Ave.	Springfield	MO
865	TitleMax	5309 Jimmy Carter Blvd.	Norcross	GA
866	TitleMax	3103 Wade Hampton Blvd.	Taylors	SC
867	TitleMax	129 Chesterfield Hwy	Cheraw	SC
868	TitleMax	3100 Two Notch Rd	Columbia	SC
869	TitleMax	208 East Walnut Ave.	Dalton	GA
870	TitleMax	5231 Winchester Rd.	Memphis	TN
871	TitleMax	1932 Whiskey Rd.	Aiken	SC
872	TitleMax	820 W. College St.	Pulaski	TN
873	TitleMax	4022 Nolensville Pike	Nashville	TN
874	TitleMax	854 Ellington Pkwy.	Lewisburg	TN
875	TitleMax	1646 Sycamore View Rd.	Memphis	TN
876	TitleMax	9640 Natural Bridge Rd.	Berkeley	MO
877	TitleMax	8640 Airport Rd.	St. Louis	MO
878	TitleMax	4807 Nolensville Rd.	Nashville	TN
879	TitleMax	1325 W. Kearney St.	Springfield	MO
880	LA Fitness	4700 Marburg Ave.	Cincinnati	OH
881	Wingfoot	921 Murfreesboro Rd.	Lebanon	TN
882	Pet Paradise	7511 Monroe Rd.	Houston	TX
883	Pull-A-Part	1250 Kelly Ave.	Akron	OH
884	Chili’s	700 Ronald Reagan Drive	Evans	GA
885	Wingfoot	1101 Uniroyal Dr.	Laredo	TX
886	Pet Paradise	2921 Boyer Street	Charlotte	NC
887	Pet Paradise	10401 Orange Dr.	Davie	FL
888	Dave & Buster’s	2201 & 2215 North Mayfair Road	Wauwatosa	WI
889	Express Oil Change	956 Germantown Pkwy N	Cordova	TN
890	Express Oil Change	1045 West Goodman Rd.	Horn Lake	MS
891	Express Oil Change	9106 US Highway 64	Lakeland	TN
892	Express Oil Change	7540 Winchester Road	Memphis	TN
893	Susser (Stripes)	533 N. Frankford	Lubbock	TX
894	Susser (Stripes)	9020 Hwy 6 South	Houston	TX
895	Sunshine Energy	5501 East Bannister Road	Kansas City	MO
896	Sunshine Energy	2211 Oak Ridge Dr.	Neosho	MO
897	Sunshine Energy	900 S. Chouteau Avenue	Chouteau	OK
898	Patriot Fuels	426 N. Wilson St.	Vinita	OK
899	Sunshine Energy	1109 East Fourth St.	Altamont	KS

900	Chili’s	3515 Missouri Blvd.	Jefferson City	MO
901	Chili’s	5880 Antioch Road	Merriam	KS
902	Chili’s	10520 W. Central Ave.	Wichita	KS
903	LA Fitness	9930 Pendleton Pike	Lawrence	IN
904	LA Fitness	5175 W. Baseline Road	Laveen	AZ
905	Walgreens	10555 W. Overland Road	Boise	ID
906	Walgreens	700 12th Ave. S.	Nampa	ID
907	Buccaneer Car Wash	8101 N. Dale Mabry Hwy	Tampa	FL
908	Furr’s Family Dining	300 East I-20 Hwy	Arlington	TX
909	Wingfoot	4015 South FM 1788	Midland	TX
910	RBC Bank	900 W. State Road 436	Altamonte Springs	FL
911	Dave & Buster’s	8986 International Dr.	Orlando	FL
912	Dollar General	20115 N. US Hwy 441	High Springs	FL
913	Camping World	5057 Quinn Rd.	Vacaville	CA
914	LA Fitness	1185 Ernest West Barrett Parkway	Kennesaw	GA
915	Cinemark	12129 S Factory Outlet Dr.	Draper	UT
916	Dollar General	3128 S. Florida Avenue	Inverness	FL
917	Dollar General	135 N. Range Road	Cocoa	FL
918	Applebee’s	300 Skywatch Drive	Danville	KY
919	Applebee’s	7383 Turfway Rd.	Florence	KY
920	Applebee’s	1307 US Hwy 127 South	Frankfort	KY
921	Applebee’s	121 North Plaza Dr.	Nicholasville	KY
922	Applebee’s	30 Crestview Hills Mall Rd.	Crestview Hills	KY
923	Applebee’s	175 Wal-Mart Way	Maysville	KY
924	Applebee’s	1500 Oxford Dr.	Georgetown	KY
925	Applebee’s	5561 Westchester Woods Blvd.	Hilliard	OH
926	Applebee’s	7920 Beechmont Avenue	Cincinnati	OH
927	Applebee’s	1759 West Main Street	Troy	OH
928	Applebee’s	9660 Mason-Montgomery Road	Mason	OH
929	Wingfoot	4416 Skyland Blvd. East	Tuscaloosa	AL
930	Dollar General	255 Malabar Road NW	Palm Bay	FL
931	Saltgrass Steakhouse	325 Interstate 10 North	Beaumont	TX
932	My Big Fat Greek Restaurant	14805 West 119th St.	Olathe	KS
933	Camping World	373 E. Evergreen Rd.	Strafford	MO
934	Camping World	9801 Diamond Dr.	North Little Rock	AR
935	Gander Mountain	6199 Metro Drive	DeForest	WI
936	Gander Mountain	2371 Chuckwagon Drive	Springfield	IL
937	Gander Mountain	1210 Crossing Meadows Dr.	Onalaska	WI
938	CarQuest	2525 Skeeter Drive	Fairbanks	AK
939	CarQuest	118 NW 8th Avenue	Gainesville	FL
940	CarQuest	26 NW 10th St.	Ocala	FL
941	CarQuest	145 North Gary Avenue	Carol Stream	IL
942	CarQuest	790 Swanson Avenue	Wasilla	AK
943	CarQuest	801 Glover Avenue	Enterprise	AL
944	CarQuest	604 North Three Notch Street	Troy	AL
945	CarQuest	113 W. Broadway	West Memphis	AR
946	CarQuest	551 East 120th Avenue	Thornton	CO
947	CarQuest	620 West Walnut Street	Metamora	IL
948	CarQuest	11757 South Pulaski	Alsip	IL
949	CarQuest	3170 Packard Road	Ann Arbor	MI
950	CarQuest	103 South Dean	Bay City	MI
951	CarQuest	2001 Broadway	Bay City	MI
952	CarQuest	1455 East Napier Ave.	Benton Harbor	MI
953	CarQuest	616 E. Frank Street	Caro	MI
954	CarQuest	2708 West Center Avenue	Essexville	MI
955	CarQuest	1620 West Wackerly Street	Midland	MI
956	CarQuest	801 N. Mission Street	Mt. Pleasant	MI
957	CarQuest	685 West Summit	Muskegon	MI
958	CarQuest	2816-2818 Bay Road	Saginaw	MI

959	CarQuest	3 North Smith Street	Aurora	IL
960	CarQuest	2211 North Fares Avenue	Evansville	IN
961	CarQuest	810 Eastern Ave.	Connersville	IN
962	CarQuest	905 South Kansas Ave.	Olathe	KS
963	CarQuest	50 S. Second Ave	Dodge City	KS
964	CarQuest	1292 Industry Road	Lexington	KY
965	CarQuest	1121 Washington Street	Shelbyville	KY
966	CarQuest	708 Main Street	Nicholasville	KY
967	CarQuest	221 Summer Drive	Abbeville	LA
968	CarQuest	1416 Moss Street	Lafayette	LA
969	CarQuest	104 East Short Street	Kennedale	TX
970	CarQuest	1724 East Napoleon Street	Sulphur	LA
971	CarQuest	27 Bath Rd.	Brunswick	ME
972	CarQuest	7 Hincks Street	Bucksport	ME
973	CarQuest	41 Bangor Street	Houlton	ME
974	CarQuest	282 North Lynndale Avenue	Appleton	WI
975	CarQuest	317 Main Street	Bangor	ME
976	CarQuest	1193 Hammond Street	Bangor	ME
977	CarQuest	486 Elm St.	Biddeford	ME
978	CarQuest	2875 Jackson Street	Oshkosh	WI
979	CarQuest	126 N. Boyd Street	Portland	ME
980	CarQuest	220 North 30th St.	Escanaba	MI
981	CarQuest	730 Grande Ave.	Schofield	WI
982	CarQuest	151 Saint Julien Street	St. Peter	MN
983	CarQuest	186 8th Street	Windom	MN
984	CarQuest	679 S. Addison Rd.	Addison	IL
985	CarQuest	2652 W. Chicago Ave	Chicago	IL
986	CarQuest	755-757 Villa Street	Elgin	IL
987	CarQuest	803 20th Street	Rockford	IL
988	CarQuest	9550 Page Avenue	Overland	MO
989	CarQuest	1029 Rogers Street	Laurel	MS
990	CarQuest	815 Court Street	Waynesboro	MS
991	CarQuest	3454 Hwy 80 East	Pearl	MS
992	CarQuest	107 2nd Street	Havre	MT
993	CarQuest	2328 North Montana	Helena	MT
994	CarQuest	535 West Idaho Street	Kalispell	MT
995	CarQuest	3616 East Wilder Rd.	Bay City	MI
996	CarQuest	920 E. Commercial	Anaconda	MT
997	CarQuest	1201 East Main Street	Owosso	MI
998	CarQuest	117 South First Street	Baker	MT
999	CarQuest	2091 Rosebud Drive	Billings	MT
1000	CarQuest	425 North 7th Ave.	Bozeman	MT
1001	CarQuest	#1 Locust St.	Colstrip	MT
1002	CarQuest	415 East Main	Cut Bank	MT
1003	CarQuest	115 South Beltline	Irving	TX
1004	CarQuest	204 North Montana Street	Dillon	MT
1005	CarQuest	435 Klein Avenue	Glasgow	MT
1006	CarQuest	2305 & 2307 11th Ave. South	Great Falls	MT
1007	CarQuest	1130 North First Street	Hamilton	MT
1008	CarQuest	430 S. Main Street	Harlem	MT
1009	CarQuest	207 1st Avenue South	Lewistown	MT
1010	CarQuest	510 South Central Avenue	Marshfield	WI
1011	CarQuest	904 California Avenue	Libby	MT
1012	CarQuest	88 Sunset Blvd.	Stevens Point	WI
1013	CarQuest	302 East Main St.	Wautoma	WI
1014	CarQuest	500 Jackson St.	Wisconsin Rapids	WI
1015	CarQuest	501 West Park	Livingston	MT
1016	CarQuest	10 South 3rd Street East	Malta	MT
1017	CarQuest	25 Union Avenue	Bakersfield	CA

1018	CarQuest	318 Main St.	Roundup	MT
1019	CarQuest	430 Main St.	Shelby	MT
1020	CarQuest	216 North Central Avenue	Sidney	MT
1021	CarQuest	6295 Hwy 93 South	Whitefish	MT
1022	CarQuest	2391 Hendersonville Road	Arden	NC
1023	CarQuest	1740 Maple Ave.	Burlington	NC
1024	CarQuest	800 East Bowen	Bismarck	ND
1025	CarQuest	US Hwy #2 East	Devils Lake	ND
1026	CarQuest	1300 2nd Avenue West	Williston	ND
1027	CarQuest	1307 North Fort Crook Rd.	Bellevue	NE
1028	CarQuest	701 Walnut Street	Greenville	OH
1029	CarQuest	42 NW Greenwood Ave.	Bend	OR
1030	CarQuest	120 West Hollister Street	Stayton	OR
1031	CarQuest	1296 Asheville Highway	Spartanburg	SC
1032	CarQuest	117 Charleston Hwy	West Columbia	SC
1033	CarQuest	612 6th Avenue SW	Aberdeen	SD
1034	CarQuest	491 Myatt Drive	Madison	TN
1035	CarQuest	5205 Winchester	Memphis	TN
1036	CarQuest	6989 Stage Rd.	Bartlett	TN
1037	CarQuest	300 East Texas Avenue	Midland	TX
1038	CarQuest	1617 South First Street	Lufkin	TX
1039	CarQuest	60 Franklin St.	Warrenton	VA
1040	CarQuest	118 South Pines Road	Spokane	WA
1041	CarQuest	511 South 3rd St.	Yakima	WA
1042	CarQuest	110 South Sherman Street	Spokane	WA
1043	CarQuest	20 Island Street	Chippewa Falls	WI
1044	CarQuest	1807 Brackett Avenue	Eau Claire	WI
1045	CarQuest	302 South 8th Street	Medford	WI
1046	CarQuest	148 South Lake Avenue	Phillips	WI
1047	CarQuest	1830 North Stevens St.	Rhinelander	WI
1048	CarQuest	1020 South 17th Ave.	Wausau	WI
1049	CarQuest	206 North 4th Street	Abbotsford	WI
1050	CarQuest	1062 East Wall St.	Eagle River	WI
1051	CarQuest	15911 Highway 63 South	Hayward	WI
1052	CarQuest	177 Church Street	Montello	WI
1053	CarQuest	315 State Highway 64	Antigo	WI
1054	CarQuest	6211 McKee Road	Madison	WI
1055	CarQuest	550 East Division Street	Neillsville	WI
1056	CarQuest	713 North Main Street	River Falls	WI
1057	CarQuest	2729 Indiana Avenue	Sheboygan	WI
1058	CarQuest	2103 Big Horn Ave.	Cody	WY
1059	CarQuest	577 Coulter	Powell	WY
1060	CarQuest	1011 North Federal Blvd.	Riverton	WY
1061	Applebee’s	690 North Maysville Road	Mt. Sterling	KY
1062	Applebee’s	1795 Delco Park Drive	Kettering	OH
1063	Applebee’s	2020 Stringtown Road	Grove City	OH
1064	Applebee’s	6259 East Southern Avenue	Mesa	AZ
1065	Applebee’s	2547 North 44th St.	Phoenix	AZ
1066	Applebee’s	2180 E. Baseline Rd.	Phoenix	AZ
1067	Applebee’s	1143 North Higley Rd.	Mesa	AZ
1068	Gander Mountain	3970 SW 3rd Street	Ocala	FL
1069	Dollar General	2531 N. Woodland Blvd.	Deland	FL
1070	Wingfoot	1800 Princeton Kenly Road	Kenly	NC
1071	Logan’s Roadhouse	N 18th Ave. & N 6th St.	Columbus	MS
1072	Mid-South Bells (Taco Bell)	8860 Madison Blvd.	Madison	AL
1073	Mid-South Bells (Taco Bell)	1819 Four Seasons Blvd.	Hendersonville	NC
1074	Mid-South Bells (Taco Bell)	610 Glenn Blvd.	Fort Payne	AL
1075	Mid-South Bells (Taco Bell)	3152 North Main Street	Anderson	SC
1076	Mid-South Bells (Taco Bell)	225 North Main St.	Cedartown	GA

1077	Mid-South Bells (Taco Bell)	615 Fairview Rd.	Simpsonville	SC
1078	Mid-South Bells (Taco Bell)	5197 Calhoun Memorial Hwy	Easley	SC
1079	Mid-South Bells (Taco Bell)	80 Hyatt Rd.	Franklin	NC
1080	Mid-South Bells (Taco Bell)	1783 Asheville Hwy	Spartanburg	SC
1081	Mid-South Bells (Taco Bell)	609 2nd Avenue East	Oneonta	AL
1082	Mid-South Bells (Taco Bell)	5475 Appalachian Highway	Blue Ridge	GA
1083	Mid-South Bells (Taco Bell)	530 N. Carolina Highway 9	Black Mountain	NC
1084	Mid-South Bells (Taco Bell)	872 Brevard Road	Asheville	NC
1085	Mid-South Bells (Taco Bell)	2 Mills Avenue	Greenville	SC
1086	Mid-South Bells (Taco Bell)	1017 South Big A Road	Toccoa	GA
1087	Mid-South Bells (Taco Bell)	1885 Hendersonville Road	Asheville	NC
1088	Mid-South Bells (Taco Bell)	1610 Sandifer Boulevard	Seneca	SC
1089	Mid-South Bells (Taco Bell)	7680 Warren H. Abernathy Hwy.	Spartanburg	SC
1090	Mid-South Bells (Taco Bell)	375 East Main Street	Sylva	NC
1091	Mid-South Bells (Taco Bell)	1770 Woodruff Road	Greenville	SC
1092	Mid-South Bells (Taco Bell)	71 McCurdy Avenue	Rainsville	AL
1093	Mid-South Bells (Taco Bell)	375 Forest Gate Drive	Pisgah Forest	NC
1094	Mid-South Bells (Taco Bell)	1608 W. Floyd Baker Blvd.	Gaffney	SC
1095	Mid-South Bells (Taco Bell)	132 Access Road	Waynesville	NC
1096	Mid-South Bells (Taco Bell)	13721 Jones Street	Lavonia	GA
1097	Mid-South Bells (Taco Bell)	11083 Asheville Highway	Inman	SC
1098	Mid-South Bells (Taco Bell)	3431 Highway 153	Piedmont	SC
1099	Mid-South Bells (Taco Bell)	1532 East Main Street	Duncan	SC
1100	Mid-South Bells (Taco Bell)	655 Highway 28 Bypass	Anderson	SC
1101	Dollar General	765 Martin Luther King Blvd. West	Seffner	FL
1102	Cheddar’s Cafe	4530 East Freeway	Baytown	TX
1103	Logan’s Roadhouse	I-35 East Service Road	Lancaster	TX
1104	TitleMax	301 S. US Highway 31	Bay Minette	AL
1105	Wingfoot	703 State Highway 80	Matthews	MO
1106	Logan’s Roadhouse	115 Retail Commons Pkwy	Martinsburg	WV
1107	Dollar General	2584 North Trucks Avenue	Hernando	FL
1108	TitleMax	7343 Grapevine Highway	N. Richland Hills	TX
1109	Del Frisco’s	8100 E. Orchard Rd.	Greenwood Village	CO
1110	Del Frisco’s	812 Main St.	Ft. Worth	TX
1111	LA Fitness	141 Road to Six Flags Street West	Arlington	TX
1112	Cheddar’s Cafe	224 Blanchard St.	West Monroe	LA
1113	Caliber Collision	603 Gemini St.	Webster	TX
1114	Caliber Collision	6902 Broadway Street	Galveston	TX
1115	Caliber Collision	2500 Friendswood Dr.	Alvin	TX
1116	TitleMax	2716 South Crater Road	Petersburg	VA
1117	Taverna Greek Grill	4235 South College Avenue	Fort Collins	CO
1118	Dave & Buster’s	5400 North May Ave.	Oklahoma City	OK
1119	TitleMax	2800 Skidaway Road	Savannah	GA
1120	TitleMax	6324 Rufe Snow Drive	Ft. Worth	TX
1121	TitleMax	1630 Montgomery Hwy.	Hoover	AL
1122	Cheddar’s Cafe	15284 N. Interstate 35	Selma	TX
1123	Logan’s Roadhouse	US Hwy 169 & W. 135th Street	Overland Park	KS
1124	Dollar General	1400 Harrison St.	Titusville	FL
1125	Adventure Landing	2780 State Road 16	St. Augustine	FL
1126	Adventure Landing	1944 Beach Blvd.	Jacksonville Beach	FL
1127	Adventure Landing	4825 Blanding Blvd.	Jacksonville	FL
1128	Adventure Landing	3311 Capital Blvd.	Raleigh	NC
1129	Adventure Landing	2400 Sheridan Drive	Tonawanda	NY
1130	Miller’s Ale House	5906 North Davis Highway	Pensacola	FL
1131	Raising Cane’s	315 South Cities Service Hwy	Sulphur	LA
1132	Raising Cane’s	Grapevine Highway	Hurst	TX
1133	Logan’s Roadhouse	1750 West Main Street	Troy	OH
1134	Wingfoot	1876 East Freeway	Baytown	TX
1135	Patient First	2300 Parham Road	Richmond	VA

1136		Camping World	10255 W. Papago Freeway	Avondale	AZ
1137		Camping World	2222 E. Main Street	Mesa	AZ
1138		KFC	5933 Peach Street	Erie	PA
1139		Wendy’s	201 Tarentum Bridge Rd.	New Kensington	PA
1140		Uni-Mart	1891 Philadelphia Ave.	Chambersburg	PA
1141		Fuel-On	401 W 4th Street	Emporium	PA
1142		Fuel-On	999 CanDo Fwy.	Hazleton	PA
1143		Fuel-On	135-137 Center Street	Johnsonburg	PA
1144		Green Light Convenience	4685 Birney Ave.	Moosic	PA
1145		Fuel-On	120 Montemorenci Ave.	Ridgway	PA
1146		Fuel-On	711 Market Street	Bloomsburg	PA
1147		Vacant Property	101 E King St.	Shippensburg	PA
1148		Fuel-On	807 S. Michael Rd.	St. Mary’s	PA
1149		Fuel-On	601 Church St.	White Haven	PA
1150		Uni-Mart	94 S. Pennsylvania Ave	Wilkes-Barre	PA
1151		Uni-Mart	532 Hazel Street	Wilkes-Barre	PA
1152		Uni-Mart	465 Hazle St.	Wilkes-Barre	PA
1153		Uni-Mart	517 E. Sunbury St.	Shamokin	PA
1154		Uni-Mart	1037 High Street	Williamsport	PA
1155		Kwik Pik	Second & Lawton Streets	St Clair	PA
1156		Fuel-On	360 E. Main Street	Luzerne	PA
1157		Uni-Mart	106 W. College Ave.	Pleasant Gap	PA
1158		Your Choice	285 S Church St.	Hazleton	PA
1159		Pantry I Petroleum	23 Central Avenue	Avis	PA
1160		Vacant Property	211 S Main Street	Yeagertown	PA
1161		Uni-Mart	512 East Mahoning St.	Punxsutawney	PA
1162		Uni-Mart	410 Kellys Way	East Brady	PA
1163		Uni-Mart	3000 Bear Creek Blvd.	Bear Creek	PA
1164		Uni-Mart	215-217 S Main St.	Taylor	PA
1165	Multi	Fuel-On	300 Memorial Hwy.	Dallas	PA
	Multi	Pennstar Bank	300 Memorial Hwy.	Dallas	PA
1166		Uni-Mart	1181 Romine Ave.	Port Vue	PA
1167		Kwik Pik	1300 Coraopolis Hghts. Rd.	Coraopolis	PA
1168		Uni-Mart	321-325 Center Street	Ashland	PA
1169		Uni-Mart	Exit 36 Off PA Turnpike	Bear Creek	PA
1170		Uni-Mart	4325 S. Mountain Boulevard	Mountaintop	PA
1171		Uni-Mart	5690 William Penn Hwy	Export	PA
1172	Multi	Best Smoke & Gas	100 Center Square	Abbottstown	PA
	Multi	Borough of Abbottstown	100 Center Square	Abbottstown	PA
1173		Kwik Pik	350 N. Main Street	Mercersburg	PA
1174		Kwik Pik	Ligonier St. & 13th St.	New Florence	PA
1175		Kwik Pik	600 Beaver and 6th Ave	Ellwood City	PA
1176		Fuel-On	129 North Main Street	Zelienople	PA
1177		Fuel-On	5724 Ellsworth Ave.	Pittsburgh	PA
1178		Uni-Mart	2480 Rt. 115	Effort	PA
1179		Uni-Mart	3765 Nuangola Road	Nuangola	PA
1180		Uni-Mart	240 S. River Road	Plains	PA
1181	Multi	China Wok	1960 Spring Road	Carlisle	PA
	Multi	Fuel-On	1962 Spring Road	Carlisle	PA
	Multi	M & T Bank	1958 Spring Road	Carlisle	PA
1182		Kwik Pik	50 East Main Street	Plainfield	PA
1183		Uni-Mart	434 Main Street	McSherrystown	PA
1184		Kwik Pik	658 Wyndamere Road	Lewisberry	PA
1185		Kwik Pik	400 Beaver Ave. & 4th Ave.	Hastings	PA
1186		Uni-Mart	1220 River Avenue	Williamsport	PA
1187		Uni-Mart	61 E Main Street	Nanticoke	PA
1188		Your Choice	447 Broad Street	Montoursville	PA
1189		Fuel-On	2953 Pottsville/Minersville Hwy	Minersville	PA
1190		Fuel-On	600 East Market Street	Danville	PA

1191		Kwik Pik	PA Route 150	Beech Creek	PA
1192		Uni-Mart	100 Mill Street	Milesburg	PA
1193		Fuel-On	12755 Harrison Street	Summerville	PA
1194		Pantry I Petroleum	280 Walnut Street	Howard	PA
1195		Kwik Pik	PA Route 66 and 36	Leeper	PA
1196		Kwik Pik	501 Main Street	Reynoldsville	PA
1197		Kwik Pik	State & Filbert Streets	Curwensville	PA
1198		Uni-Mart	565 West Mahoning Ave	Punxsutawney	PA
1199		Uni-Mart	1 N Main Street	Hughesville	PA
1200		Kwik Pik	US Rt 322 Port Matilda Hghwy	Philipsburg	PA
1201		Kwik Pik	101 Bridge Street	Jersey Shore	PA
1202		Denny’s (Franchisee)	2079 East State Street	Hermitage	PA
1203		Pep Boys	1748 Street Rd	Cornwell Heights	PA
1204		Pep Boys	4680 E. Roosevelt Blvd	Philadelphia	PA
1205		Pep Boys	222 South Westend Blvd.	Quakertown	PA
1206		CarQuest	862 Beaver Grade Rd.	Corapolis	PA
1207		Jared Jewelers	8275 Red Bug Lake Road	Oviedo	FL
1208		Jared Jewelers	12656 N. Tatum Blvd.	Phoenix	AZ
1209		Jared Jewelers	2425 S. Stemmons	Lewisville	TX
1210		Vacant Land	Intersection of Russell St. and N. Maple St.	Hadley	MA
1211		Pep Boys	Calle Marginal Edficio 730	Guayama	PR
1212		Vacant Land	Beltline Road and Spur 580	Grand Prairie	TX
1213		Ross Dress for Less	2 Miracle Way	Coral Gables	FL
1214		Home Depot	2901 N. University Drive	Sunrise	FL
1215		Walgreens	2301 N. University Drive	Sunrise	FL
1216	Multi	Power Center	950 County Road 64	Elmira	NY
	Multi	Best Buy	950 County Road 64	Elmira	NY
	Multi	Five Guys Burgers and Fries	950 County Road 64	Elmira	NY
	Multi	Mi Nails	950 County Road 64	Elmira	NY
	Multi	Oreck Vacuums	950 County Road 64	Elmira	NY
	Multi	Panera Bread	950 County Road 64	Elmira	NY
	Multi	Southern Tier Dermatology & Aesthetics	950 County Road 64	Elmira	NY
	Multi	Vacant Land	950 County Road 64	Elmira	NY
	Multi	EZ Home	950 County Road 64	Elmira	NY
	Multi	Maurices	950 County Road 64	Elmira	NY
1217		Pantry (Lil’ Champ)	8820 103rd Street	Jacksonville	FL
1218	Multi	Power Center	7201 Eastman Ave.	Midland	MI
	Multi	SVS Vision Optical Centers	7201 Eastman Ave. Suite E	Midland	MI
	Multi	FedEx Kinko’s	7201 Eastman Ave.	Midland	MI
	Multi	Medical Weight Loss Clinic	7201 Eastman Ave.	Midland	MI
	Multi	Starbucks	7201 Eastman Ave.	Midland	MI
	Multi	Regis Salon	7201 Eastman Ave.	Midland	MI
	Multi	Sprint PCS	7201 Eastman Ave.	Midland	MI
1219		Pantry (Kangaroo Express)	1000 Whippoorwill Lane	Naples	FL
1220		Pantry (Kangaroo Express)	2934 Tamiami Trail East	Naples	FL
1221		Vacant Property	10101 Highway 87	Lubbock	TX
1222		Kwik Pik	76 Chestnut Street	Bradford	PA
1223		Fuel-On	159 Fraley St.	Kane	PA
1224	Multi	J & J Insurance	7039 Taft Street	Hollywood	FL
	Multi	Nitlantika	7039 Taft Street	Hollywood	FL
	Multi	Roni Deutch Tax Services	7039 Taft Street	Hollywood	FL
1225		Superior Petroleum	101 St. Johns Street	Midway	PA
1226		Fuel-On	672 Miller Avenue	Clairton	PA
1227		Fuel-On	710 Elizabeth Street	Houtzdale	PA
1228		Uni-Mart	211 Freedom Avenue	Burnham	PA
1229		Kwik Pik	8th & Market Street	Port Royal	PA
1230		Pep Boys	3401 Plaza Drive	Reading	PA
1231	Multi	Power Center	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA

	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Yen Ching Restaurant	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Salon 140	9105 Hickory Flat Hwy	Woodstock	GA
1232	Multi	Power Center	Topsham Fair Mall Road	Topsham	ME
	Multi	Edward Jones	127-133 Topsham Fair Mall Road	Topsham	ME
	Multi	GameStop	Topsham Fair Mall Road	Topsham	ME
	Multi	Sally Beauty Supply	Topsham Fair Mall Road	Topsham	ME
	Multi	Vacant Property	Topsham Fair Mall Road	Topsham	ME
	Multi	SuperCuts	127-133 Topsham Fair Mall Road	Topsham	ME
1233		Vacant Land	Corner of SR 4 & Indian Meadows Dr	Fairfield Township	OH
1234		Vacant Land	Topsham Fair Mall Road	Topsham	ME
1235		Vacant Land	1940 N. Memorial Drive	Lancaster	OH
1236		Tutor Time	8160 Sheldon Road	Elk Grove	CA
1237		Vacant Land	Mazzucco Parcel	Bonita Springs	FL
1238	Multi	Approved Money Center	1800 West Harrison Street	Harlingen	TX
	Multi	Belltone	1800 West Harrison Street	Harlingen	TX
	Multi	H&R Block	1800 West Harrison Street	Harlingen	TX
	Multi	Power Center	1800 West Harrison Street	Harlingen	TX
1239	Multi	Power Center	1800 West Harrison Street	Harlingen	TX
	Multi	Edible Arrangements	1800 West Harrison Street	Harlingen	TX
	Multi	T-Mobile	1800 West Harrison Street	Harlingen	TX
	Multi	Vacant Property	1800 West Harrison Street	Harlingen	TX
1240		Vacant Land	Corner of State Hwy 205 & Park East Subdivision	Rockwall	TX
1241	Multi	Power Center	2501 W. Airport Freeway	Irving	TX
	Multi	Starbucks	2501 W. Airport Freeway	Irving	TX
	Multi	T-Mobile	2501 W. Airport Freeway	Irving	TX
	Multi	Subway	2501 W. Airport Freeway	Irving	TX
	Multi	Vacant Property	2501 W. Airport Freeway	Irving	TX
1242	Multi	Power Center	895 Highway 77	Waxahachie	TX
	Multi	T-Mobile	895 Highway 77	Waxahachie	TX
	Multi	Vacant Property	895 Highway 77	Waxahachie	TX
	Multi	Monarch Dental	895 Highway 77	Waxahachie	TX
	Multi	The Cash Store	895 Highway 77	Waxahachie	TX
1243		Retail Operations	2301 H Street	Bakersfield	CA
1244		Retail Operations	1701 Stine Road	Bakersfield	CA
1245		Retail Operations	7901 Rosedale Highway	Bakersfield	CA
1246		Retail Operations	920 34th Street	Bakersfield	CA
1247		Retail Operations	4411 Market Street	Ventura	CA
1248		Retail Operations	2757 Johnson Drive	Ventura	CA
1249		Retail Operations	1601 San Fernando Road	San Fernando	CA
1250		Retail Operations	7301 White Lane	Bakersfield	CA
1251		Retail Operations	3951 Wible Road	Bakersfield	CA
1252		Retail Operations	7991 White Lane	Bakersfield	CA
1253		Retail Operations	5201 Stockdale Road	Bakersfield	CA
1254		Vacant Property	2523 Brundage Lane	Bakersfield	CA
1255		Ferguson	6145 Buffington Road	Union City	GA
1256		Cheddar’s Café	SWC of Stadium Blvd & Dayton Ave	Jonesboro	AR

SCHEDULE 6.1.(f) - PART II

EXISTING LIENS

	Multi	Concept	Street Address	City	State
1		Barnes & Noble	591 South University Drive	Plantation	FL
2		Vacant Property	2240 East Sunrise Blvd.	Ft. Lauderdale	FL
3		Kash n’ Karry	1101 Bloomingdale Ave	Valrico	FL
4		Best Buy	6600 22nd Ave North	St. Petersburg	FL
5		Bed Bath & Beyond	10050 West Broad Street	Richmond	VA
6	Multi	Beautiful America Dry Cleaners	12186 Lake Underhill Road	Orlando	FL
	Multi	BJ’s Wholesale Club	12190 Lake Underhill Rd.	Orlando	FL
	Multi	CORA Rehabilitation Clinics	12182 Lake Underhill Road	Orlando	FL
	Multi	Jazzercise Fitness Center	12188 Lake Underhill Road	Orlando	FL
	Multi	Magic China Café	12188 Lake Underhill Road	Orlando	FL
	Multi	Pro Tip Nails & Spa	12180 Lake Underhill Road	Orlando	FL
7		Rite Aid	357 East Broadway	Monticello	NY
8		Jared Jewelers	8275 Red Bug Lake Road	Oviedo	FL
9		Jared Jewelers	12656 N. Tatum Blvd.	Phoenix	AZ
10		Jared Jewelers	2425 S. Stemmons	Lewisville	TX

SCHEDULE 6.1. (g) - PART I

INDEBTEDNESS AND GUARANTIES

Debt	Original/ Maximum Balance	Current Outstanding Balance	Maturity Date		Existing Liens
Wells Fargo Line of Credit (unsecured)
LIBOR	N/A	219,900,000	11/02/2012

	400,000,000	219,900,000

Notes Payable (unsecured)
2012	50,000,000	50,000,000	06/01/2012
2014	150,000,000	150,000,000	06/15/2014
2015	150,000,000	150,000,000	12/15/2015
2017	250,000,000	250,000,000	10/15/2017
Convertible	172,500,000	138,700,000	09/20/2011	A
Convertible	234,035,000	223,035,000	06/17/2013	B

	1,006,535,000	961,735,000

Mortgages Payable (secured)
Wells Fargo	21,000,000	18,693,263	07/01/2012		Barnes & Noble	591 South University Drive	Plantation	FL
					Vacant Property	2240 East Sunrise Blvd.	Ft. Lauderdale	FL
					Kash n’ Karry	1101 Bloomingdale Ave	Valrico	FL
					Best Buy	6600 22nd Ave North	St. Petersburg	FL
					Bed Bath & Beyond	10050 West Broad Street	Richmond	VA
John Hancock	6,951,710	3,811,835	01/01/2017		Beautiful America Dry Cleaners	12186 Lake Underhill Road	Orlando	FL
					BJ’s Wholesale Club	12190 Lake Underhill Rd.	Orlando	FL
					CORA Rehabilitation Clinics	12182 Lake Underhill Road	Orlando	FL
					Jazzercise Fitness Center	12188 Lake Underhill Road	Orlando	FL
					Magic China Café	12180 Lake Underhill Road	Orlando	FL
					Pro Tip Nails & Spa	12188 Lake Underhill Road	Orlando	FL
GE Capital	662,500	351,563	04/01/2014		Jared Jewelers	8275 Red Bug Lake Road	Oviedo	FL
GE Capital	745,000	191,702	04/01/2019		Jared Jewelers	12656 N. Tatum Blvd.	Phoenix	AZ
GE Capital	537,500	180,690	04/01/2019		Jared Jewelers	2425 S. Stemmons	Lewisville	TX
Conseco Mortgage Capital, Inc.	1,015,084	587,734	09/01/2016		Rite Aid	357 East Broadway	Monticello	NY

	30,911,794	23,816,787

Construction Commitments		20,349,000

NNN RETAIL PROPERTIES FUND I, LLCC	N/A	6,450,000	11/08/2011

A	Maturity date represents the first put option date. The stated maturity date is 9/15/2026.
B	Maturity date represents the first put option date. The stated maturity date is 6/15/2028.
C	National Retail Properties, Inc. owns a 15% equity interest in the LLC and guarantees 15% of the total balance outstanding of $43,000,000

SCHEDULE 6.1. (g) - PART II

TOTAL LIABILITIES

Debt	Outstanding Balance
Accrued expenses and other liabilities (04/30/2011)	54,409,707

Letters of Credit (Schedule 1.1(A))	56,886

SCHEDULE 6.1(h)

Litigation

None

SCHEDULE 6.1(r)

Affiliate Transactions

None

SCHEDULE 6.1.(x)

UNENCUMBERED ASSETS

	Multi	Concept	Street Address	City	State
1		Golden Corral	322 U.S. Highway 27 South	Lake Placid	FL
2		Checkers	2495 South Orange Ave.	Orlando	FL
3		Rallys	3033 Cherry Street	Toledo	OH
4		KFC	641 Gravois Road	Fenton	MO
5		Havertys Furniture	15701 U.S. Highway 19	Clearwater	FL
6		Havertys Furniture	2000 Principal Row	Orlando	FL
7		CVS	2806 Nogalitos Avenue	San Antonio	TX
8		Office Depot	2501 E. Randol Mill Rd.	Arlington	TX
9		OfficeMax	4540 Eastgate Blvd.	Cincinnati	OH
10		Barnes & Noble	122 Brandon Town Cntr	Brandon	FL
11		Barnes & Noble	960 S. Colorado Boulevard	Glendale	CO
12		CVS	815 S. Georgia Ave	Amarillo	TX
13		Borders	101 Geoffrey Drive	Wilmington	DE
14		Spirit Halloween Superstore	9750 West Broad Street	Richmond	VA
15		OfficeMax	2255 W. Howard Street	Evanston	IL
16	Multi	HomeGoods	13061 Fairlakes Shopping Center	Fairfax	VA
	Multi	Michaels	13061 Fairlakes Shopping Center	Fairfax	VA
	Multi	Old River Cabinets	13061 Fairlakes Shopping Center	Fairfax	VA
17		Mattress Firm	8686 Florline Blvd.	Baton Rouge	LA
18		Barnes & Noble	3981 Highway 9	Freehold	NJ
19		Rite Aid	2981 Chapel Hill Road	Douglasville	GA
20		CVS	4406 Johnston Street	Lafayette	LA
21		OfficeMax	875 N. State Road 436	Altamonte Springs	FL
22		Pier I Imports	8535 Old Seward Highway	Anchorage	AK
23		CVS	6951 Southeast 15th Street	Midwest City	OK
24		Office Depot	9700 West Broad Street	Richmond	VA
25		Borders	116 Bangor Mall Blvd.	Bangor	ME
26		OfficeMax	19650 S. Dixie Highway	Cutler Bay	FL
27		Havertys Furniture	6500 North Davis Highway	Pensacola	FL
28		Dick’s Sporting Goods	23349 Eureka Road	Taylor	MI
29		Dick’s Sporting Goods	5220 Campbell Boulevard	White Marsh	MD
30		Pier I Imports	2725 Germantown Parkway	Memphis	TN
31		OfficeMax	2800 Power Inn Road	Sacramento	CA
32		OfficeMax	1241 N. Davis Road	Salinas	CA
33		Shop ‘n Save	713 E. Eighth Avenue	Homestead	PA
34		Roger & Marv’s	3401 80th Street	Kenosha	WI
35		Riser Foods	5321 Warrensville Road	Maple Heights	OH
36		Supervalu	459 Camden Road	Huntington	WV
37		Top’s	5600 Martin Way	Lacey	WA
38		Barnes & Noble	2619 Miamisburg-Centerville Road	Dayton	OH
39		CVS	4026 N. Macarthur Blvd	Oklahoma City	OK
40		CVS	2412 N. Classen Blvd.	Oklahoma City	OK
41		Vacant Property	3531-B Highway 20 SE	Conyers	GA
42		Rite Aid	3531-A Highway 20 SE	Conyers	GA
43		Barnes & Noble	1260 Churn Creek Road	Redding	CA
44		OfficeMax	1270 Churn Creek Road	Redding	CA
45		Shoes on a Shoestring	10030 Coors Blvd.	Albuquerque	NM
46		Best Buy	445 Howe Avenue	Cuyahoga Falls	OH
47		Pier I Imports	401 Towne Center Blvd.	Sanford	FL
48		Best Buy	1200 Rockville Pike	Rockville	MD
49		Best Buy	13058 Fair Lakes Parkway	Fairfax	VA
50		Barnes & Noble	2774 Germantown Parkway	Memphis	TN
51		Office Depot	423 Central Park Avenue	Hartsdale	NY

52		CVS	2220 Cross Timbers Road	Flower Mound	TX
53		Sports Authority	4088 Cattleman Rd	Sarasota	FL
54	Multi	Bealls	4084 Cattleman Road	Sarasota	FL
	Multi	LA Fitness	4088 Cattleman Road	Sarasota	FL
55		Vacant Property	880 West S.R. 436	Altamonte Springs	FL
56		Ashley Furniture	880 W. SR 436	Altamonte Springs	FL
57		OfficeMax	2075 Seventh St. West	Kelso	WA
58		CVS	900 W. Pioneer Pkwy	Arlington	TX
59		CVS	390 Limit Street	Leavenworth	KS
60		Robb & Stucky	13170 S. Cleveland Ave.	Ft. Myers	FL
61		Sports Authority	6760 Winchester Drive	Memphis	TN
62		Rite Aid	2745 Washington Road	Augusta	GA
63		Rite Aid	6690 Highway 85	Riverdale	GA
64		Havertys Furniture	4510 Mitchellville	Bowie	MD
65		Petco	2901 32nd Avenue South	Grand Forks	ND
66		KARM Home Store	2908 Knoxville Center Drive	Knoxville	TN
67		Wendy’s	2750 Power Inn Road	Sacramento	CA
68		OfficeMax	2533 Wards Road	Lynchburg	VA
69		Rite Aid	1131 Green St	Warner Robins	GA
70		Best Buy	430 Home Drive	Pittsburg	PA
71		Vacant Property	200 East Bellis Fair Parkway	Bellingham	WA
72		Vacant Property	31858 Pacific Highway South	Federal Way	WA
73	Multi	AT&T	9940 Waterstone Blvd.	Cincinnati	OH
	Multi	Vitamin Shoppe, The	9950 Waterstone Blvd.	Cincinnati	OH
74		Sports Authority	4900 W. Kennedy Blvd.	Tampa	FL
75		OfficeMax	10600 US Highway 441	Leesburg	FL
76		Sports Authority	11700 Chenal Parkway	Little Rock	AR
77		7-Eleven	17621 Bruce B. Downs Blvd.	Tampa	FL
78		Michaels	104 Allan Wood Road	Plymouth Meeting	PA
79		7-Eleven	2400 Land O’ Lakes Blvd	Land O’ Lakes	FL
80		Barnes & Noble	200 West Route 70	Marlton	NJ
81		A.C. Moore Arts & Crafts, Inc.	550 Mount Pleasant Avenue	Dover	NJ
82		OfficeMax	7255 SW Dartmouth Street	Tigard	OR
83		Food 4 Less	1320 E. 30th Street	Chula Vista	CA
84		Heilig-Meyers/The Room Store	809 N. Point Blvd	Baltimore	MD
85		Ace Hardware and Lighting	569 Latham Drive	Bourbonnais	IL
86		Heilig-Meyers/The Room Store	7425 N. Ritchie Highway	Glen Burnie	MD
87		Heilig-Meyers/The Room Store	4350 Branch Ave.	Marlow Heights	MD
88		Heilig-Meyers/The Room Store	226 Pauline Drive	York	PA
89		OfficeMax	1429 State Route 16	Griffin	GA
90		Dollar General	6760 Winchester Road	Memphis	TN
91		Mi Pueblo Foods	1731 E. Bayshore Rd	Palo Alto	CA
92		Bed Bath & Beyond	7340 W. Bell Road	Glendale	AZ
93		Spencer’s Air Conditioning & Appliance	7346 West Bell Road	Glendale	AZ
94		Pier I Imports	1819 Norman Drive	Valdosta	GA
95		Rite Aid	4927 Homeville Road	West Mifflin	PA
96		Kash n’ Karry	750 Martin Luther King Blvd., W	Seffner	FL
97		Fresh Market	4120 Northwest 16th Boulevard	Gainesville	FL
98		Vacant Property	4057 Cattleman Road	Sarasota	FL
99		Ross Dress for Less	340 West Kettleman Lane	Lodi	CA
100		Vacant Property	2365 Hwy 43	Winfield	AL
101		CVS	7107 North Oak Trafficway	Gladstone	MO
102		Value City Furniture	5240 Campbell Blvd.	White Marsh	MD
103		Home Decor	6756 Winchester Road	Memphis	TN
104		Rite Aid	3807 Lincoln Highway	Thorndale	PA
105		Rite Aid	120 South Mill Road	Kennett Square	PA
106		Int’l House of Pancakes	1421 S. Air Depot	Midwest City	OK
107		Lowe’s	430 S. Germantown Parkway	Memphis	TN
108		Rite Aid	7601 Granby Street	Norfolk	VA

109	Best Buy	1730 S. Colorado Blvd.	Denver	CO
110	Applebee’s	14830 Manchester Road	Ballwin	MO
111	Arby’s	393 S. 8th Street	Colorado Springs	CO
112	Arby’s	1825 Washington Road	Thomson	GA
113	Arby’s	9747 E. M-36	Whitmore Lake	MI
114	Arby’s	1840 Columbus Ave	Washington Courthouse	OH
115	Vacant Property	1340 Augusta West Parkway	Augusta	GA
116	Babies “R” Us	14450 E. US Highway 40	Independence	MO
117	Season’s 52	1770 East Higgins Road	Schaumburg	IL
118	Wherehouse Music	179 State Farm Parkway Drive	Homewood	AL
119	TitleMax	5376 Highway 90 W	Mobile	AL
120	Vacant Property	535 Schillinger Road South	Mobile	AL
121	Vacant Property	1429 Thompson Bridge Road	Gainesville	GA
122	Vacant Property	201 Smith Road	Glasgow	KY
123	BMW	3264 Commerce Ave.	Duluth	GA
124	Vacant Property	7450 W. Chandler Blvd.	Chandler	AZ
125	Boston Market	1873 S. Randall Road	Geneva	IL
126	Boston Market	7360 West 159th Street	Orland Park	IL
127	Boston Market	4125 E. Court	Burton	MI
128	Boston Market	43363 Cresent Blvd.	Novi	MI
129	Donato’s	960 N. Court Street	Medina	OH
130	Boston Market	26440 Lorain Road	N. Olmsted	OH
131	Boston Market	1997 Niles-Cortland Road	Warren	OH
132	Burger King	401 Southpark Blvd.	Colonial Heights	VA
133	Champps	7955 North Pointe Parkway	Alpharetta	GA
134	Claim Jumper	1536 Baseline Rd.	Tempe	AZ
135	Claim Jumper	250 Harding Blvd.	Roseville	CA
136	Hog Pit	6910 E Tanque Verde Rd	Tucson	AZ
137	El Tapatio Grill	100 Duo Drive	Hammond	LA
138	Fazoli’s	4000 E. Wilder Rd.	Bay City	MI
139	Golden Corral	815 Providence Road	Brandon	FL
140	Golden Corral	11801 56th Street North	Temple Terrace	FL
141	The Snooty Fox	7364 Wooster Pike	Cincinnati	OH
142	Hooters	13606 Bruce B. Downs Blvd.	Tampa	FL
143	Billy Bob’s	3150 NE Division Road	Gresham	OR
144	Keg Steakhouse	18110 Alderwood Mall Parkway	Lynnwood	WA
145	Keg Steakhouse	2212 W. Mildred Street	Tacoma	WA
146	KFC	1234 State Ave. Northeast	Marysville	WA
147	Vacant Property	26855 Greenfield Road	Southfield	MI
148	Carvers	1535 Miamisburg-Centerville Road	Centerville	OH
149	Pizza Hut	1605 S. Hwy 21 Bypass	Monroeville	AL
150	Popeye’s	2330 Ronald Reagan Parkway	Snellville	GA
151	Vacant Property	7520 High Cross Road	Columbus	OH
152	Rite Aid	1310 Springhill Ave.	Mobile	AL
153	Rite Aid	25801 Perdido Beach Blvd.	Orange Beach	AL
154	Tully’s	1449 French Road	Cheektowaga	NY
155	Schlotzsky’s Deli	4445 E. Thomas Road	Phoenix	AZ
156	Taco Bell (Non Southern Bells)	2660 W. Thunderbird	Phoenix	AZ
157	Schlotzsky’s Deli	10070 N. 90th Street	Scottsdale	AZ
158	Muchas Gracias Mexican Restaurant	4940 Commercial St.	Salem	OR
159	Carl’s Jr.	13920 Sprague Ave.	Spokane	WA
160	Vacant Property	8225 Dix Ellis Trail	Jacksonville	FL
161	Vacant Property	7020 East 21st Street	Indianapolis	IN
162	Taco Bell (Non Southern Bells)	3453 N. Pine Ave.	Ocala	FL
163	Taco Bell (Non Southern Bells)	50 Williamson Blvd.	Ormond Beach	FL
164	Texas Roadhouse	2870 North Ave.	Grand Junction	CO
165	Texas Roadhouse	10310 Grant Street	Thornton	CO
166	Goodfellas Restaurant	3805 Eastern Blvd.	Montgomery	AL
167	United Trust Bank	8028 S. Harlem Ave.	Bridgeview	IL

168	Multi	Manny’s Barber Shop	811 W. University Drive	Mesa	AZ
	Multi	Vacant Property	811 W. University Drive	Mesa	AZ
169	Multi	H&R Block	2708 N. Illinois	Swansea	IL
	Multi	Swansea Quick Cash	2708 N. Illinois	Swansea	IL
	Multi	Vacant Property	2708 N. Illinois	Swansea	IL
170		Buffalo Wild Wings	5400 Highway 421	Michigan City	IN
171	Multi	Fantastic Sams	8755 Columbine Rd.	Eden Prairie	MN
	Multi	Shek’s Chinese Express	8755 Columbine Rd.	Eden Prairie	MN
	Multi	Subway	8755 Columbine Rd.	Eden Prairie	MN
	Multi	Vacant Property	8755 Columbine Rd.	Eden Prairie	MN
172		Enterprise Rent-A-Car	1437 College Road	Wilmington	NC
173		Whataburger	3531 New Mexico State Hwy 528	Albuquerque	NM
174		Jared Jewelers	3001 Turner Hill Rd.	Lithonia	GA
175		Jared Jewelers	2206 W. Brandon Blvd.	Brandon	FL
176		Hy-Vee	201 North Belt Hwy.	St. Joseph	MO
177		Sports Authority	931 US Highway 1	Iselin	NJ
178		Vacant Property	2393 N Hwy 67	Florissant	MO
179		Vacant Property	9105 Hickory Flat Highway	Woodstock	GA
180		Amoco	13691 SW 152nd Street	Miami	FL
181		Winn-Dixie	5750 Milgen Road	Columbus	GA
182		Certified Auto Sales	5200 Alameda Blvd Albuquerque	Albuquerque	NM
183		Bed Bath & Beyond	1118 Joe Mann Drive	Midland	MI
184		Humana	2900 N. University Drive	Sunrise	FL
185		Char-Hut	2601 N. University Drive	Sunrise	FL
186		Kohl’s	Hough Rd and Cox Creek Pkwy	Florence	AL
187		Vacant Property	3189 Buford Drive NE	Buford	GA
188		Thomasville	3189 Buford Drive NE	Buford	GA
189		Stone Mountain Chevrolet	4400 Stone Mountain Highway	Lilburn	GA
190		Rite Aid	310 South Pearl Street	Albany	NY
191	Multi	Easyhome	101 Saratoga Street	Cohoes	NY
	Multi	Family Dollar	101 Saratoga Street	Cohoes	NY
	Multi	China 1	101 Saratoga Street	Cohoes	NY
	Multi	Subway	101 Saratoga Street	Cohoes	NY
	Multi	Vacant Property	101 Saratoga Street	Cohoes	NY
	Multi	Vacant Property	101 Saratoga Street	Cohoes	NY
192		Family Dollar	424 Lower Main Street	Hudson Falls	NY
193		Vacant Property	76 Main Street	Hudson Falls	NY
194		Rite Aid	90 West Avenue	Saratoga Springs	NY
195		Vacant Property	93 Montcalm Street	Ticonderoga	NY
196	Multi	Family Dollar	201 Henry Johnson Blvd.	Albany	NY
	Multi	Subway	201 Henry Johnson Blvd.	Albany	NY
197		Rite Rug	2165 Morse Road	Columbus	OH
198	Multi	Office Depot	2651 East Franklin Boulevard	Gastonia	NC
	Multi	Vacant Property	2651 East Franklin Boulevard	Gastonia	NC
199		United Rentals	8080 Carder Court	Littleton	CO
200		United Rentals	4300 118th Avenue North	Clearwater	FL
201		United Rentals	1926 SE Frontage Road	Fort Collins	CO
202		United Rentals	5101 West Reno Avenue	Oklahoma City	OK
203		United Rentals	620 Eckel Road	Perrysburg	OH
204		Advance Auto Parts	11705 NW 7th Ave	Miami	FL
205	Multi	Dr. Clean Dry Cleaners	143 Broadway	Monticello	NY
	Multi	Family Dollar	353 East Broadway	Monticello	NY
206		Vacant Land	Hough Rd and Cox Creek Pkwy	Florence	AL
207		Pep Boys	909 West Loop North	Houston	TX
208		Best Buy	116 Grand Regency Boulevard	Brandon	FL
209		CVS	3031 NW 23rd St	Oklahoma City	OK
210		PetSmart	6555 West Grand Boulevard	Chicago	IL
211		Hobby Lobby	2700 Elida Road	Lima	OH
212		Rite Aid	2820 Columbia Pike	Arlington	VA

213		Jared Jewelers	7520 W. Bell Road	Glendale	AZ
214		Jared Jewelers	5011 Monroe Street	Toledo	OH
215		Amoco	2300 Nob Hill Road	Sunrise	FL
216		Food Fast	200 S. Third	Mabank	TX
217		Food Fast	6424 S. Broadway	Tyler	TX
218		Jo-Ann etc	5625 So. Padre Island Drive	Corpus Christi	TX
219	Multi	Black Fox Beauty Supply	5625-A So. Padre Island Drive	Corpus Christi	TX
	Multi	Spec’s Liquor and Fine Foods	5625-A So. Padre Island Drive	Corpus Christi	TX
220		Dollar Tree	3141 Broadway Blvd	Garland	TX
221		Barnes & Noble	7626 Westheimer Road	Houston	TX
222		Babies “R” Us	1501 West Arbrook	Arlington	TX
223	Multi	Fallas Paredes	1455 West Arbrook	Arlington	TX
	Multi	Vacant Property	1455 West Arbrook	Arlington	TX
224		CVS	2500 W. Park Row Dr.	Pantego	TX
225		CVS	1496 FM Rd	Lewisville	TX
226		CVS	3350 Forest Hill Circle	Forest Hill	TX
227		CVS	2510 Walnut St	Garland	TX
228		Michaels	2705 Grapevine Mills Parkway	Grapevine	TX
229	Multi	Dollar Tree	811 E. Highway 190	Copperas Cove	TX
	Multi	GymKix	815 E. Highway 190	Copperas Cove	TX
230		Hastings	4501 North Street	Nacogdoches	TX
231		Anna’s Linens	1104 South Expressway 83	Harlingen	TX
232		Academy	6250 Eastex Freeway	Beaumont	TX
233		Academy	8236 S. Gessner Road	Houston	TX
234		Academy	5500 Spencer Highway	Pasadena	TX
235	Multi	Tractor Supply Co.	1920 West Wheeler Avenue	Aransas Pass	TX
	Multi	Vacant Property	1920 West Wheeler Avenue	Aransas Pass	TX
236		Vacant Property	11330 W. Leopard St.	Corpus Christi	TX
237		Susser	4525 Ayers Street	Corpus Christi	TX
238	Multi	Jin’s Asian Cafe	2280 Highway 36 South	Sealy	TX
	Multi	Palais Royale	2280 Hwy 36 S.	Sealy	TX
	Multi	Vacant Property	2202 Hwy 36 S	Sealy	TX
239		CVS	7102 Campbell Rd	Dallas	TX
240		Vacant Property	1150 East Main	Alice	TX
241		Vacant Property	830 S. 14th Street	Kingsville	TX
242		Johnny Carino’s	3805 I-10	S. Beaumont	TX
243		Johnny Carino’s	595 East Round Grove Road	Lewisville	TX
244		Johnny Carino’s	6821 Slide Road	Lubbock	TX
245		Champps	855 West John W. Carpenter Freeway	Irving	TX
246		Denny’s (Co. Owned)	2210 Highway 71 South	Columbus	TX
247		Golden Corral	11917 E. Northwest Highway	Dallas	TX
248		Vacant Property	3205 Interstate 70 Business Loop	Clifton	CO
249		Jared Jewelers	11230 Midlothian Turnpike	Richmond	VA
250		Stop N Go	2475 W. Tarrant Road	Grand Prairie	TX
251		Stop N Go	1201 N. Little School Road	Kennedale	TX
252		TGI Friday’s	5217 S. Padre Island Drive	Corpus Christi	TX
253		Jared Jewelers	7400 FM 1960 Road West	Houston	TX
254		Reliable Life Insurance	12115 Lackland Rd.	St. Louis	MO
255		Gander Mountain	10300 West Interstate 40	Amarillo	TX
256		United Rentals	8221 Highway 225	La Porte	TX
257		United Rentals	5345 South General Bruce Drive	Temple	TX
258		United Rentals	524 Avenue K	Plano	TX
259		United Rentals	1350 South Loop 12	Irving	TX
260		United Rentals	609 North Bell	Cedar Park	TX
261		United Rentals	1706 North Interstate-35 East	Carrollton	TX
262		Orlando Metro Gymnastics	1501 South Alafaya Trail	Orlando	FL
263		United Rentals	5930 East Loop 820 South	Ft. Worth	TX
264		United Rentals	5930 East Loop 820 South	Ft. Worth	TX
265		Majestic Liquors	1111 Jacksboro Hwy	Ft. Worth	TX
266		Majestic Liquors	5600 East I-20	Ft. Worth	TX

267	Majestic Liquors	6801 Randol Mill	Ft. Worth	TX
268	Majestic Liquors	1200 Eastchase Pkwy	Ft. Worth	TX
269	Majestic Liquors	3500 Ft. Worth hwy	Hudson Oaks	TX
270	Majestic Liquors	7530 State Hwy 155	Coffee City	TX
271	Ziebart	1955 E. County Rd. D	Maplewood	MN
272	Ziebart	6754 Pearl Rd.	Middleburg Heights	OH
273	Merchant’s Tires	1141 Bladensburg Road	Washington	DC
274	Merchant’s Tires	13776 Warwick Blvd.	Newport News	VA
275	Merchant’s Tires	201 W. Mercury Blvd.	Hampton	VA
276	Merchant’s Tires	7400 N. Military	Norfolk	VA
277	Merchant’s Tires	379 Hungerford Drive	Rockville	MD
278	Ashley Furniture	7375 Jefferson Blvd	Louisville	KY
279	Academy	1915 Mallory Lane	Franklin	TN
280	American Payday Loans	3148 SE 14th Street	Des Moines	IA
281	Carl’s Jr.	1972 N. Alma School Road	Chandler	AZ
282	Carl’s Jr.	3790 West Ina Road	Tucson	AZ
283	Gate Petroleum	3699 Concord Pkwy S.	Concord	NC
284	Gate Petroleum	760 N. Wesleyan Blvd	Rocky Mount	NC
285	Goodyear Truck & Tire	5941 N. Air Cap Drive	Park City	KS
286	Int’l House of Pancakes	2402 SE Delaware Ave	Ankeny	IA
287	Jack in the Box	4960 Dallas Parkway	Plano	TX
288	Kum & Go	12011 Blondo Street	Omaha	NE
289	Perkins Restaurant	2425 E. Euclid Ave	Des Moines	IA
290	Perkins Restaurant	2000 McKinley Ave	Des Moines	IA
291	Perkins Restaurant	4601 Merle Hay Road	Des Moines	IA
292	Perkins Restaurant	1505 W 19th Street	Newton	IA
293	Perkins Restaurant	8601 Hickman Road	Urbandale	IA
294	SOAKS Express Wash	2410 SE Delaware Avenue	Ankeny	IA
295	QuikTrip	5770 Brookhollow Pwy	Norcross	GA
296	QuikTrip	5095 Oakbrook Pkwy	Norcross	GA
297	QuikTrip	6140 Jimmy Carter Blvd	Norcross	GA
298	QuikTrip	11700 Haynes Bridge Road	Alpharetta	GA
299	QuikTrip	897 West Ridge Road	Gainesville	GA
300	QuikTrip	1470 Towne Lake Pkwy	Woodstock	GA
301	QuikTrip	1501 E. Grand Avenue	Des Moines	IA
302	QuikTrip	3941 S.E. 14th	Des Moines	IA
303	QuikTrip	5169 Merle Hay Road	Johnston	IA
304	QuikTrip	4600 Merle Hay Road	Urbandale	IA
305	QuikTrip	11925 University Ave	Clive	IA
306	QuikTrip	15650 W. 135th Street	Olathe	KS
307	QuikTrip	4020 South Meridian	Wichita	KS
308	QuikTrip	6011 West Central	Wichita	KS
309	QuikTrip	800 NE Woods Chapel Road	Lee’s Summit	MO
310	QuikTrip	850 McNutt Road	Herculaneum	MO
311	QuikTrip	16505 E. Admiral Place	Tulsa	OK
312	Qwest Corporation Service Center	Highway 9 & Ridgewood Drive	Decorah	IA
313	Qwest Corporation Service Center	1550 Blairsferry Road	Cedar Rapids	IA
314	Walgreens	1424 S. Yale Ave	Tulsa	OK
315	AmerUs Group Warehouse	845 6th Avenue	Des Moines	IA
316	Zio’s Italian Kitchen	14150 E. Iliff Avenue	Aurora	CO
317	Jacobson Industrial	1321 E. Euclid Ave.	Des Moines	IA
318	United Rentals	1201 Lake Washington Road	Melbourne	FL
319	Majestic Liquors	1150 East Highway 377	Granbury	TX
320	TitleMax	2151 W. Northwest Highway	Dallas	TX
321	Vacant Property	7560 Greenville Ave.	Dallas	TX
322	Jo-Ann etc	5610 Suemandy Road	St. Peters	MO
323	Pantry (Lil’ Champ)	1515 N. Main Street	Gainesville	FL
324	Chili’s	2592 N. Columbia Street	Milledgeville	GA
325	Chili’s	1635-A Springdale Drive	Camden	SC

326		Vacant Property	10899 Lincoln Trail	Fairview Heights	IL
327		Amscot	8231 W. Hillsborough Ave.	Tampa	FL
328		Vacant Property	3256 W State Rd.	Olean	NY
329	Multi	Famous Footwear	1776 DeMille Rd	Lapeer	MI
	Multi	Rue 21	1768 DeMille Rd	Lapeer	MI
	Multi	Sally Beauty Supply	1750 DeMille Rd	Lapeer	MI
	Multi	MC Sports	1750 DeMille Rd	Lapeer	MI
330	Multi	Continental Rental	1818 DeMille Blvd.	Lapeer	MI
	Multi	Great Clips	1824 DeMille Road	Lapeer	MI
	Multi	Diamond Communication	1828 DeMille Blvd.	Lapeer	MI
	Multi	Vacant Property	1842 DeMille Blvd.	Lapeer	MI
	Multi	Vacant Property	1836 DeMille Road	Lapeer	MI
331		Guitar Center	1641 W. County Rd. B-2	Roseville	MN
332		Wherehouse Music	13907 E. US Hwy 40	Independence	MO
333	Multi	Fresenius Medical Care	8925 Highway 6 North	Houston	TX
	Multi	Health Source Chiropractic	8925 Highway 6 North	Houston	TX
334	Multi	Hollywood Feed	1250 E. County Line Rd	Ridgeland	MS
	Multi	Wireless Wizard	1250 E. County Line Rd	Ridgeland	MS
335		Tony’s Tires	2392 E. South Blvd	Montgomery	AL
336		Buybacks Entertainment	3263 Ambassador Caffrey Pkwy	Lafayette	LA
337		REB Oil	720 S. Federal Hwy	Deerfield Beach	FL
338		REB Oil	2758 US 27 South	Lake Placid	FL
339		Susser (Stripes)	1400 Military Road	Brownsville	TX
340		Susser (Stripes)	1991 FM 802	Brownsville	TX
341		Susser (Stripes)	1998 Alton Gloor Blvd	Brownsville	TX
342		Susser (Stripes)	3595 West Alton Gloor Blvd	Brownsville	TX
343		Susser (Stripes)	3755 Boca Chica Boulevard	Brownsville	TX
344		Susser (Stripes)	3500 FM 802	Brownsville	TX
345		Susser (Stripes)	6106 Padre Island Highway	Brownsville	TX
346		Susser (Stripes)	7401 Padre Island Highway	Brownsville	TX
347		Susser (Stripes)	850 Old Port Isabel Road	Brownsville	TX
348		Susser (Stripes)	10361 So. Padre Island Drive	Corpus Christi	TX
349		Susser (Stripes)	14901 Northwest Blvd	Corpus Christi	TX
350		Susser (Stripes)	15233 S. Padre Island Drive	Corpus Christi	TX
351		Susser (Stripes)	6002 Ayers Street	Corpus Christi	TX
352		Susser (Stripes)	616 N. Daniel Salinas Boulevard	Donna	TX
353		Susser (Stripes)	4218 S. McColl Road	Edinburg	TX
354		Susser (Stripes)	500 East Rice St	Falfurias	TX
355		Susser (Stripes)	100 W Riley (Hwy 44)	Freer	TX
356		Susser (Stripes)	1900 N. Highway 37	George West	TX
357		Susser (Stripes)	202 North Ed Carey Drive	Harlingen	TX
358		Susser (Stripes)	2423 E. Tyler Ave	Harlingen	TX
359		Susser (Stripes)	3201 East Harrison Avenue	Harlingen	TX
360		Susser (Stripes)	101 East Expressway 83	La Feria	TX
361		Susser (Stripes)	101 W. Del Mar Blvd.	Laredo	TX
362		Susser (Stripes)	1200 E. Del Mar Blvd	Laredo	TX
363		Susser (Stripes)	2501 E Del Mar	Laredo	TX
364		Susser (Stripes)	602 Prada Machin Drive	Laredo	TX
365		Susser (Stripes)	8612 McPherson Avenue	Laredo	TX
366		Susser (Stripes)	9304 FM 1472	Laredo	TX
367		Susser (Stripes)	4236 S.E. Lee Blvd.	Lawton	OK
368		Susser (Stripes)	4712 Military Hwy	McAllen	TX
369		Susser (Stripes)	2400 Hwy 83 E	Mission	TX
370		Susser (Stripes)	2900 W 3 Mile Road	Mission	TX
371		Susser (Stripes)	7900 North Expressway	Olmito	TX
372		Susser (Stripes)	1521 W. Ridge Road	Pharr	TX
373		Susser (Stripes)	1621 W. Sam Houston Street	Pharr	TX
374		Susser (Stripes)	7401 S. Jackson Road	Pharr	TX
375		Susser (Stripes)	1685 West Highway 100	Port Isabel	TX

376	Susser (Stripes)	1650 Wildcat Drive	Portland	TX
377	Susser (Stripes)	435 West Highway 281	Progreso	TX
378	Susser (Stripes)	6240 South Highway 77	Riviera	TX
379	Susser (Stripes)	331 Padre Blvd.	South Padre Island	TX
380	Susser (Stripes)	2500 West Expressway 83	San Benito	TX
381	Susser (Stripes)	1701 N. Raul Longoria	San Juan	TX
382	Susser (Stripes)	2200 SW Parkway	Wichita Falls	TX
383	Susser (Stripes)	3601 Callfield Road	Wichita Falls	TX
384	Susser (Stripes)	5376 Kell Blvd	Wichita Falls	TX
385	Susser (Stripes)	2305 FM 511	Brownsville	TX
386	Susser (Stripes)	2684 W. Alton Gloor Blvd	Brownsville	TX
387	Susser (Stripes)	15302 S. Padre Island Drive	Corpus Christi	TX
388	Susser (Stripes)	1218 W. Canton Road	Edinburg	TX
389	Susser (Stripes)	702 East US Hwy 281	Los Indios	TX
390	Susser (Stripes)	3901 N. Ware Road	McAllen	TX
391	Susser (Stripes)	2195 West Hwy 77	San Benito	TX
392	Susser (Stripes)	101 W. Nolana Loop	San Juan	TX
393	Chili’s	2505 Broad Street	Sumter	SC
394	Amscot	5912 South Orange Blossom Trail	Orlando	FL
395	Amscot	5901 S. John Young Parkway	Orlando	FL
396	Kwik Pik	12996 Main Rd.	Newstead	NY
397	Kwik Pik	2 East Main Street	Canisteo	NY
398	Furr’s Family Dining	Griggs Avenue	Las Cruces	NM
399	Amscot	4445 Silver Star Road	Orlando	FL
400	Pantry (Lil’ Champ)	6820 Maricamp Road	Ocala	FL
401	Amscot	2033 Americana Blvd	Orlando	FL
402	Southern Bells (Taco Bell)	1105 25th Street	Columbus	IN
403	Southern Bells (Taco Bell)	3132 E. Wabash Ave.	Terre Haute	IN
404	Southern Bells (Taco Bell)	6327 E. 82nd Street	Indianapolis	IN
405	Southern Bells (Taco Bell)	6215 Crawfordsville Road	Speedway	IN
406	Southern Bells (Taco Bell)	3636 US Highway 41	Terre Haute	IN
407	Southern Bells (Taco Bell)	2326 N. 6th Street	Vincennes	IN
408	Southern Bells (Taco Bell)	4260 Frederica	Ownesboro	KY
409	Southern Bells (Taco Bell)	3520 Jonathan Moore Pike	Columbus	IN
410	Southern Bells (Taco Bell)	1321 Morgan Ave	Evansville	IN
411	Southern Bells (Taco Bell)	1621 E. State Road 44	Shelbyville	IN
412	Southern Bells (Taco Bell)	1805 N. Lincoln Street	Greensburg	IN
413	Southern Bells (Taco Bell)	2999 W. 16th Street	Bedford	IN
414	Southern Bells (Taco Bell)	21 N. Madison Square Ave.	Madisonville	KY
415	Southern Bells (Taco Bell)	11425 Allisonville Road	Fishers	IN
416	Southern Bells (Taco Bell)	4422 W. Lloyd Expressway	Evansville	IN
417	Southern Bells (Taco Bell)	2408 W. Maryland Street	Evansville	IN
418	Southern Bells (Taco Bell)	5712 W. 86th Street	Indianapolis	IN
419	KFC	1201 Covert Ave.	Evansville	IN
420	Vacant Land	Ronald Reagan Blvd and 17-92	Longwood	FL
421	Pantry (Shop-a-Snak)	580 14th Street South	Bessemer	AL
422	Pantry (Shop-a-Snak)	16725 Highway 280	Chelsea	AL
423	Pantry (Shop-a-Snak)	613 Highway 78 E	Jasper	AL
424	Pantry (Shop-a-Snak)	2677 Valleydale Road	Birmingham	AL
425	Pantry (Shop-a-Snak)	1503 11th Ave South	Birmingham	AL
426	Pantry (Shop-a-Snak)	3640 Lorna Road	Birmingham	AL
427	Pantry (Shop-a-Snak)	701 Key Drive	Birmingham	AL
428	Pantry (Shop-a-Snak)	400 Greensprings Parkway	Homewood	AL
429	Pantry (Shop-a-Snak)	2501 John Hawkins Parkway	Hoover	AL
430	Pantry (Shop-a-Snak)	7245 Skyland Blvd. East	Tuscaloosa	AL
431	Pantry (Shop-a-Snak)	2400 McFarland Blvd.	Tuscaloosa	AL
432	Pantry (Shop-a-Snak)	615 University Blvd.	Tuscaloosa	AL
433	Pantry (Shop-a-Snak)	199 Main Street	Trussville	AL
434	Pantry (Shop-a-Snak)	2195 Highway 150	Hoover	AL

435	Road Ranger	172 S. Bell School Road	Rockford	IL
436	Road Ranger	2900 S. Grand Ave	Springfield	IL
437	Road Ranger	1734 Sycamore Road	Dekalb	IL
438	Road Ranger	2406 Bell School Road	Cherry Valley	IL
439	Road Ranger	2405 N. 22nd Street	Decatur	IL
440	Road Ranger	2001 N. State Street	Belvidere	IL
441	Road Ranger	100 Plaza Drive	Elk Run Heights	IA
442	Road Ranger	3752 Camp Butler Road	Springfield	IL
443	Road Ranger	102 East Wood Drive	Oakdale	WI
444	Road Ranger	2151 Ripley Street	Lake Station	IN
445	Road Ranger	2762 County Highway N	Cottage Grove	WI
446	Road Ranger	990 W. SR 42	Brazil	IN
447	Road Ranger	2705 12th Street	Mendota	IL
448	Road Ranger	3429 N Main Street	Rockford	IL
449	Furr’s Family Dining	51 S. Pantano Road	Tucson	AZ
450	Pull-A-Part	309 Sand Bar Ferry Rd.	Augusta	GA
451	Pull-A-Part	4416 Buford Highway	Norcross	GA
452	Pull-A-Part	1540 Henrico Road	Conley	GA
453	Pull-A-Part	7114 Centennial Blvd.	Nashville	TN
454	Pull-A-Part	1900 Vanderbilt Rd.	Birmingham	AL
455	Pull-A-Part	6024 N. Tryon St.	Charlotte	NC
456	Pull-A-Part	6825 Recovery Rd.	Louisville	KY
457	Pull-A-Part	4401 Peters Road	Harvey	LA
458	Pull-A-Part	5813 Old Rutledge Pk	Knoxville	TN
459	Pull-A-Part	249 Galbert Road	Lafayette	LA
460	Pull-A-Part	4433 West 130th Street	Cleveland	OH
461	Pantry (Kangaroo Express)	7249 US Hwy 15-501	Carthage	NC
462	Pantry (Kangaroo Express)	2120 Juniper Lake Road	West End	NC
463	Pantry (Kangaroo Express)	1513 E. 11th Street	Siler City	NC
464	Pantry (Kangaroo Express)	4470 NC Hwy 87S	Sanford	NC
465	Pantry (Kangaroo Express)	2206 Jefferson Davis Hwy	Sanford	NC
466	Pantry (Kangaroo Express)	5198 SE Abshier Blvd.	Belleview	FL
467	Pantry (Kangaroo Express)	2517 South 3rd Street	Jacksonville	FL
468	Pantry (Kangaroo Express)	10550 San Jose Blvd	Jacksonville	FL
469	Denny’s (Franchisee)	310 S. Shackleford Drive	Little Rock	AR
470	Denny’s (Franchisee)	4300 S. University Avenue	Little Rock	AR
471	Denny’s (Franchisee)	5000 Oracle Road	Tucson	AZ
472	Denny’s (Franchisee)	2060 Bascom Avenue	Campbell	CA
473	Denny’s (Franchisee)	600 Carson Plaza Drive	Carson	CA
474	Denny’s (Franchisee)	4747 Pacific Highway	Stockton	CA
475	Denny’s (Franchisee)	1450 Harrison Road	Colorado Springs	CO
476	Denny’s (Franchisee)	8125 N. Academy Blvd.	Colorado Springs	CO
477	Denny’s (Franchisee)	3600 N. Freeway	Pueblo	CO
478	Denny’s (Franchisee)	111 Elm Street	Enfield	CT
479	Denny’s (Franchisee)	1298 Silas Deane Highway	Wethersfield	CT
480	Denny’s (Franchisee)	7405 W. 4th Ave	Hialeah	FL
481	Denny’s (Franchisee)	5825 NW 36th Street	Virginia Gardens	FL
482	Denny’s (Franchisee)	1450 Miami Gardens Dr NE	N. Miami	FL
483	Denny’s (Franchisee)	2671 N. Federal Highway	Pompano Beach	FL
484	Denny’s (Franchisee)	2580 Airport Way	Boise	ID
485	Denny’s (Franchisee)	4310 Yellowstone Avenue	Chubbuck	ID
486	Denny’s (Franchisee)	607 Nampa Boulevard	Nampa	ID
487	Denny’s (Franchisee)	17 W. Algonquin Road	Arlington Heights	IL
488	Denny’s (Franchisee)	522 Ramada Blvd.	Collinsville	IL
489	Denny’s (Franchisee)	6288 E. 82nd Street	Indianapolis	IN
490	Dimitri’s Family Restaurant	4902 SE Street	Indianapolis	IN
491	Denny’s (Franchisee)	6241 Crawfordsville Road	Indianapolis	IN
492	Denny’s (Franchisee)	8901 US 31 South	Indianapolis	IN
493	Denny’s (Franchisee)	8808 North Michigan Road	Indianapolis	IN

494	Denny’s (Franchisee)	4260 State Road 26 E	Lafayette	IN
495	Denny’s (Franchisee)	720 E 81st Street	Merriville	IN
496	Denny’s (Franchisee)	494 Lincoln Street	Worcester	MA
497	Denny’s (Franchisee)	314 Washington Blvd.	Laurel	MD
498	Denny’s (Franchisee)	27750 Novi Road	Novi	MI
499	Denny’s (Franchisee)	28681 Telegraph Road	Southfield	MI
500	Denny’s (Franchisee)	255 N. Century Avenue	Maplewood	MN
501	Denny’s (Franchisee)	2925 N. Hwy. 67	Florissant	MO
502	Denny’s (Franchisee)	1515 S. Hampton Avenue	St. Louis	MO
503	Denny’s (Franchisee)	10575 Watson Road	St. Louis	MO
504	Denny’s (Franchisee)	975 S. Main Street	Kernersville	NC
505	Denny’s (Franchisee)	3215 Wake Forest Road	Raleigh	NC
506	Denny’s (Franchisee)	3509 S. 84th Street	Omaha	NE
507	Denny’s (Franchisee)	4927 Mahoning Avenue	Austintown	OH
508	Denny’s (Franchisee)	154 Boardman-Canfield Road	Boardman Township	OH
509	Vacant Property	17695 Bagley Road	Middleburg Heights	OH
510	Third Federal Savings	1616 Snow Road	Parma	OH
511	First Watch Restaurant	8104 E. 68th Street South	Tulsa	OK
512	Denny’s (Franchisee)	15815 SE 82nd Drive	Clackamas	OR
513	Denny’s (Franchisee)	8787 SW Scholls Ferry Road	Portland	OR
514	Denny’s (Franchisee)	1710 I-40 East	Amarillo	TX
515	Denny’s (Franchisee)	4918 South Padre Island Drive	Corpus Christi	TX
516	Denny’s (Franchisee)	9009 Skillman Road	Dallas	TX
517	Denny’s (Franchisee)	6737 Camp Bowie Blvd.	Ft. Worth	TX
518	Denny’s (Franchisee)	3332 S. Loop W	Houston	TX
519	Denny’s (Franchisee)	8025 Glenview Drive	North Richland Hills	TX
520	Michael’s Family Restaurant	1835 Texoma Parkway	Sherman	TX
521	Denny’s (Franchisee)	1422 State Hwy. 6 S.	Sugarland	TX
522	Denny’s (Franchisee)	1680 N. 200 West	Provo	UT
523	Denny’s (Franchisee)	7214 Richmond Highway	Alexandria	VA
524	Denny’s (Franchisee)	10473 Lee Highway	Fairfax	VA
525	Denny’s (Franchisee)	118 Interstate Avenue	Chehalis	WA
526	Denny’s (Franchisee)	34726 S. 16th	Federal Way	WA
527	Denny’s (Franchisee)	6112 100th Street SW	Tacoma	WA
528	Amscot	1825 Gulf to Bay Boulevard	Clearwater	FL
529	Pantry (Kangaroo Express)	34920 Emerald Coast Parkway	Destin	FL
530	Pantry (Kangaroo Express)	4563 Highway 20E	Niceville	FL
531	Susser (Stripes)	2005 W. Palma Vista Dr.	Palmview	TX
532	Pantry (Kangaroo Express)	1800 N. Croatan Hwy	Kill Devil Hills	NC
533	Pantry (Kangaroo Express)	100 Ocean Bay Blvd	Kill Devil Hills	NC
534	Pantry (Kangaroo Express)	1137 State Road 20	Interlachen	FL
535	Vacant Property	14797 State Street	Hillman	MI
536	Logan’s Roadhouse	604 Carriage House Dr	Jackson	TN
537	Logan’s Roadhouse	1395 Interstate Dr	Cookeville	TN
538	Logan’s Roadhouse	2820 MacArthur Dr	Alexandria	LA
539	Logan’s Roadhouse	3509 Gerstner Memorial Pkwy	Lake Charles	LA
540	Logan’s Roadhouse	4740 Valley View Blvd	Roanoke	VA
541	Logan’s Roadhouse	4649 W. 1st Street	Sanford	FL
542	Logan’s Roadhouse	1141 Hwy 35 North	San Marcos	TX
543	Logan’s Roadhouse	600 Greenwood Park Dr. North	Greenwood	IN
544	Logan’s Roadhouse	600 Sam Ridley Pkwy. West	Smyrna	TN
545	Logan’s Roadhouse	6617 Lima Road	Fort Wayne	IN
546	Logan’s Roadhouse	2701 Watson Blvd.	Warner Robins	GA
547	Logan’s Roadhouse	2400 Gateway Drive	Opelika	AL
548	Logan’s Roadhouse	1310 N. Eisenhower Drive	Beckley	WV
549	Dave & Buster’s	3665 Park Mill Run Drive	Hilliard	OH
550	Logan’s Roadhouse	948 North East Loop 820	Hurst	TX
551	Logan’s Roadhouse	6685 Airways Blvd.	Southhaven	MS
552	Logan’s Roadhouse	7087 Baker’s Bridge Ave	Franklin	TN

553	Logan’s Roadhouse	7612 N. 10th Street	McAllen	TX
554	Pull-A-Part	4444 Norman Bridge Road	Montgomery	AL
555	Pantry (Kangaroo Express)	14630 US Highway 231	Midland City	AL
556	Pull-A-Part	4000 I-55 South	Jackson	MS
557	Pantry (Kangaroo Express)	601 Tiny Town	Clarksville	TN
558	Pantry (Kangaroo Express)	523 Dover Road	Clarksville	TN
559	Pantry (Kangaroo Express)	377 Hancock Street	Gallatin	TN
560	Susser (Stripes)	2798 West Highway 83	Rio Grande City	TX
561	Susser (Stripes)	102 N. Stuart Place	Zapata	TX
562	Susser (Stripes)	2201 South “I” Road	San Juan	TX
563	Susser (Stripes)	1837 N. Stuart Place	Harlingen	TX
564	Pantry (Kangaroo Express)	4025 Pine Ridge Road	Naples	FL
565	Healthy Pet	2030 Lawrenceville-Suwanee Road	Suwanee	GA
566	My Big Fat Greek Restaurant	7265 North La Cholla Blvd	Tucson	AZ
567	Pantry (Kangaroo Express)	1700 Belk Drive	Oxford	MS
568	Road Ranger	2835 North Main Street	Princeton	IL
569	Road Ranger	6070 Gardner Street	South Beloit	IL
570	Road Ranger	933 South 4th Street	DeKalb	IL
571	Road Ranger	19 N 681 US Highway 20	Hampshire	IL
572	Road Ranger	4910 N Market Street	Champaign	IL
573	Road Ranger	205 N Highway Drive	Fenton	MO
574	Mister Car Wash	423 N. Pines Road	Spokane	WA
575	Mister Car Wash	1022 N. Division Street	Spokane	WA
576	Mister Car Wash	7711 Normandale Blvd.	Edina	MN
577	Mister Car Wash	1555 West County Rd. B	Roseville	MN
578	Mister Car Wash	5900 Osgood Ave.	Stillwater	MN
579	Mister Car Wash	110 E. Thompson Ave. East	West St Paul	MN
580	Mister Car Wash	700 E. River Rd	Anoka	MN
581	Mister Car Wash	8280 Flying Cloud Road	Eden Prairie	MN
582	Mister Car Wash	8508 Xylon Avenue N.	Brooklyn Park	MN
583	Mister Car Wash	8420 E. Point Douglas Road	Cottage Grove	MN
584	Mister Car Wash	3104 W. Division St.	St. Cloud	MN
585	Mister Car Wash	11318 Highway 55	Plymouth	MN
586	Mister Car Wash	2525 Ingersoll Ave.	Des Moines	IA
587	Mister Car Wash	8727 University Ave.	Clive	IA
588	Mister Car Wash	5055 Northland Ave. NE	Cedar Rapids	IA
589	Mister Car Wash	3333 Merle Hay Road	Des Moines	IA
590	Mister Car Wash	640 W. Crosstimbers	Houston	TX
591	Mister Car Wash	1038 Gessner Drive	Houston	TX
592	Mister Car Wash	2251 Voss Road	Houston	TX
593	Mister Car Wash	210 F.M. 1960 Road East	Houston	TX
594	Mister Car Wash	10760 Westheimer Road	Houston	TX
595	Mister Car Wash	6612 F.M. 1960 Road	Houston	TX
596	Mister Car Wash	6107 Hillcroft Street	Houston	TX
597	Mister Car Wash	380 Uvalde Road	Houston	TX
598	Mister Car Wash	9637 FM 1960 By Pass Rd West	Humble	TX
599	Mister Car Wash	3150 Kirby Dr	Houston	TX
600	Mister Car Wash	2530 Hwy 6	Sugarland	TX
601	Pull-A-Part	200 Block of Galbert Road	Baton Rouge	LA
602	Pantry (Kangaroo Express)	21195 Highway 25	Columbiana	AL
603	Healthy Pet	2403 Boulevard	Colonial Heights	VA
604	Chili’s	623 West Oglethorpe Highway	Hinesville	GA
605	Pantry (Kangaroo Express)	7020 Highway 90	Longs	SC
606	Road Ranger	2349 Blairs Ferry Road	Cedar Rapids	IA
607	Road Ranger	998 8th Avenue	Marion	IA
608	Pantry (Kangaroo Express)	901 Avenue G	Kentwood	LA
609	Ferguson	136 N. Geronimo Street	Destin	FL
610	Furr’s Family Dining	I-35 Service Road & SW 11th Street	Moore	OK
611	Flash Markets	1051 Murfreesboro Rd	Lebanon	TN

612	Pantry (Kangaroo Express)	302 Ross Clark Circle	Dothan	AL
613	Pantry (Petro Express)	4600 Independence Blvd.	Charlotte	NC
614	Pantry (Petro Express)	7208 E. Independence Blvd.	Charlotte	NC
615	Pantry (Petro Express)	6500 Fairview Road	Charlotte	NC
616	Pantry (Petro Express)	100 East John Street	Matthews	NC
617	Pantry (Petro Express)	4336 Park Road	Charlotte	NC
618	Pantry (Petro Express)	7035 East WT Harris Blvd	Charlotte	NC
619	Pantry (Petro Express)	605 Clanton Road	Charlotte	NC
620	Pantry (Petro Express)	4900 N. Tryon Street	Charlotte	NC
621	Pantry (Petro Express)	3800 Wilkinson Blvd.	Charlotte	NC
622	Pantry (Petro Express)	2541 N. Cherry Road	Rock Hill	SC
623	Pantry (Petro Express)	2230 E. Main Street	Lincolnton	NC
624	Pantry (Petro Express)	2483 Franklin Blvd	Gastonia	NC
625	Pantry (Petro Express)	2200 S. Tryon	Charlotte	NC
626	Pantry (Petro Express)	6229 W. Sugar Creek Road	Charlotte	NC
627	Pantry (Petro Express)	9716 South Blvd	Charlotte	NC
628	Pantry (Petro Express)	10409 Mallard Creek Rd	Charlotte	NC
629	Pantry (Petro Express)	8505 S. Tryon St.	Charlotte	NC
630	Pantry (Petro Express)	249 Carowinds Blvd.	Fort Mill	SC
631	Pantry (Petro Express)	11640 Providence Road	Charlotte	NC
632	Pantry (Petro Express)	4718 N. Graham St	Charlotte	NC
633	Pantry (Petro Express)	7405 Hwy 73	Denver	NC
634	Pantry (Petro Express)	20008 W. Catawba Ave	Cornelius	NC
635	Pantry (Petro Express)	131 Turnersburg Hwy	Statesville	NC
636	Pantry (Petro Express)	910 Liberty Street	York	SC
637	Pantry (Petro Express)	8501 Concord Mills Blvd	Concord	NC
638	Pantry (Petro Express)	618 Tinsley Way	Rock Hill	SC
639	Pantry (Petro Express)	1121 Randolph Street	Thomasville	NC
640	Pantry (Petro Express)	1627 E. Main Street	Lincolnton	NC
641	Pantry (Petro Express)	6441 Wilkinson Blvd.	Belmont	NC
642	Pantry (Petro Express)	2853 N. Center Street	Hickory	NC
643	Pantry (Petro Express)	1529 Concord Parkway North	Concord	NC
644	Pantry (Petro Express)	4568 Charlotte Highway	Lake Wylie	SC
645	Pantry (Petro Express)	807 Conover Blvd.	Conover	NC
646	Pantry (Petro Express)	4923 S. Tryon Street	Charlotte	NC
647	Pantry (Petro Express)	2001 N. Chester Hwy 321	Gastonia	NC
648	Pantry (Petro Express)	4044 Charlotte Highway	Lake Wylie	SC
649	Pantry (Petro Express)	3473 U.S. Highway 21	Fort Mill	SC
650	Pantry (Petro Express)	225 Cleveland Avenue	Kings Mountain	NC
651	Pantry (Petro Express)	516 Cox Road	Gastonia	NC
652	Pantry (Petro Express)	3794 E. Franklin Blvd	Gastonia	NC
653	Pantry (Petro Express)	9424 S. Tryon Street	Charlotte	NC
654	Pantry (Petro Express)	8910 Albemarle Road	Charlotte	NC
655	Pantry (Petro Express)	499 Herlong Avenue	Rock Hill	SC
656	Pantry (Petro Express)	9620 Rea Road	Charlotte	NC
657	Pantry (Petro Express)	5905 Waxhaw Highway	Mineral Springs	NC
658	Pantry (Petro Express)	1805 N. Morgan Mill Road	Monroe	NC
659	Pantry (Petro Express)	3503 Weddington Road	Monroe	NC
660	Pantry (Petro Express)	601 E. North Main Street	Waxhaw	NC
661	Pantry (Petro Express)	3006 Old Charlotte Hwy	Monroe	NC
662	Pantry (Petro Express)	4500 Randolph Road	Charlotte	NC
663	Pantry (Petro Express)	1420 Celanese Road	Rock Hill	SC
664	Pantry (Petro Express)	8008 Harris Station Blvd.	Charlotte	NC
665	Goodyear Truck & Tire	2031 Antonio St.	Anthony	TX
666	Ecotech Institute	1400 S. Abilene Street	Aurora	CO
667	Susser (Stripes)	104 South Reynolds	Orange Grove	TX
668	Cool Crest	10735 East 40 Highway	Independence	MO
669	All Star Sports	1010 N. Webb Road	Wichita	KS
670	All Star Sports	8333 West 21st Street	Wichita	KS

671	Wingfoot	505 Patriot Drive	Dandridge	TN
672	Wingfoot	3491 Madison Highway	Valdosta	GA
673	Wingfoot	142-A Carbondale Road	Dalton	GA
674	Wingfoot	415 East Main Street	Beaverdam	OH
675	Wingfoot	2930 County Road 500 North	Whiteland	IN
676	Wingfoot	2539 Burr Street	Gary	IN
677	Wingfoot	6880 Franklin-Lebanon Road	Franklin	OH
678	Wingfoot	1352 Trollingwood-Hawfields Road	Mebane	NC
679	Wingfoot	2052 Homestead Road	Bowman	SC
680	Wingfoot	7051 Hwy 21	Port Wentworth	GA
681	Wingfoot	112 Frontage Road	Piedmont	SC
682	Wingfoot	110 Triport Road	Georgetown	KY
683	Wingfoot	7791 Alcoa Road	Benton	AR
684	Sonic Automotive	1300 Cressida Drive	Charlotte	NC
685	Pull-A-Part	2935 Farrisview Boulevard	Memphis	TN
686	Majestic Liquors	501 Northwest Parkway	Azle	TX
687	Majestic Liquors	4520 Camp Bowie Blvd	Ft. Worth	TX
688	Magic Mountain	5890 Scarborough Blvd	Columbus	OH
689	Magic Mountain	8350 Lyra Drive	Columbus	OH
690	Food Fast	899 Pinson Road	Forney	TX
691	Food Fast	101 Gun Barrel	Gun Barrel City	TX
692	Food Fast	1222 WSW Loop 323	Tyler	TX
693	Food Fast	1975 Airline Drive	Bossier City	LA
694	Food Fast	5502 Old Bullard Road	Tyler	TX
695	Food Fast	1101 McCann Road	Longview	TX
696	Food Fast	2309 W. Main	Gun Barrel City	TX
697	Food Fast	1711 Judson Road	Longview	TX
698	Food Fast	I-30 and Hwy 37	Mt. Vernon	TX
699	Food Fast	13168 Hwy 64 E.	Tyler	TX
700	Food Fast	3357 Gilmer Rd	Longview	TX
701	Food Fast	319 E. Larissa	Jacksonville	TX
702	Food Fast	125 N. Highway 274	Kemp	TX
703	Food Fast	4025 Jewella Ave	Shreveport	LA
704	Food Fast	611 E. Marshall Ave.	Longview	TX
705	Food Fast	3001 Judson Road	Longview	TX
706	Food Fast	8604 Highway 64 East	Tyler	TX
707	Food Fast	4201 University Blvd.	Tyler	TX
708	Food Fast	5120 Old Jacksonville Hwy	Forney	TX
709	Food Fast	Hwy 31, Box 554	Brownsboro	TX
710	Food Fast	4725 Troup Hwy	Tyler	TX
711	Food Fast	805 W. Houston	Tyler	TX
712	Food Fast	100 S. Access Road	Longview	TX
713	Food Fast	1707 E. Front St.	Tyler	TX
714	Food Fast	22137 State Hwy 155 South	Flint	TX
715	Pantry (Kangaroo Express)	7821 Vaughn Road	Montgomery	AL
716	Chili’s	2825 Ledo Road	Albany	GA
717	Bugaboo Creek	935 Jefferson Road	Rochester	NY
718	Vacant Property	2965 Turner Hill Road	Lithonia	GA
719	Chili’s	510 Commerce Blvd	Statesboro	GA
720	Chili’s	3015 West Radio Drive	Florence	SC
721	Wingfoot	625 Carrollton Street	Temple	GA
722	Pull-A-Part	I-65 & Moffett Road	Mobile	AL
723	Vacant Property	10307 Highway 87	Lubbock	TX
724	Wingfoot	11957 Douglas Ave.	Des Moines	IA
725	Vacant Property	9909 Highway 87	Lubbock	TX
726	Chili’s	1700 Baytree Road	Valdosta	GA
727	Wingfoot	8055 Interstate Hwy 35	Robinson	TX
728	Wingfoot	600 West State 92	Kearney	MO
729	Pull-A-Part	4125 N. Patterson Ave	Winston-Salem	NC

730	Ultra Car Wash	650 Schillinger Road South	Mobile	AL
731	Pull-A-Part	Marshall Blvd.	Lithonia	GA
732	Road Ranger	905 Hen House Road	Okawville	IL
733	Pantry (Kangaroo Express)	4402 Ten-Ten Rd	Cary	NC
734	Wingfoot	I-40 and Morgan Road	Oklahoma City	OK
735	Road Ranger	2175 Central Ave	Dubuque	IA
736	Pull-A-Part	5702 Monticello Rd	Columbia	SC
737	AMC Theatre	1351 College Mall Rd	Bloomington	IN
738	Regal Theatre	1221 W. Boughton Road	Bolingbrook	IL
739	AMC Theatre	250 Pavilions Place	Brighton	CO
740	AMC Theatre	3960 Limelight Ave.	Castle Rock	CO
741	AMC Theatre	5600 Pearl Dr.	Evansville	IN
742	AMC Theatre	1401 W. Carl Sandburg Drive	Galesburg	IL
743	AMC Theatre	100 Meijer Drive	Michigan City	IN
744	AMC Theatre	860 E Princeton	Muncie	IN
745	AMC Theatre	2815 Show Place Drive	Naperville	IL
746	AMC Theatre	1320 W. Maple Street	New Lenox	IL
747	AMC Theatre	1860 Anjali Way	Machesney Park	IL
748	Road Ranger	1705 S. State Street	Belvidere	IL
749	Road Ranger	518 Shirland Avenue	South Beloit	IL
750	Mister Car Wash	3750 West River Rd.	Rochester	MN
751	Mister Car Wash	3223 41st Street Northwest	Rochester	MN
752	Susser (Stripes)	2401 Meadow Avenue	Laredo	TX
753	Susser (Stripes)	1701 Arkansas Avenue	Laredo	TX
754	Susser (Stripes)	602 Washington St	Laredo	TX
755	Susser (Stripes)	1002 Santa Maria Avenue	Laredo	TX
756	Susser (Stripes)	3919 San Bernardo Ave	Laredo	TX
757	Susser (Stripes)	3602 N Commerce Street	Harlingen	TX
758	Susser (Stripes)	898 N. Sam Houston Blvd	San Benito	TX
759	Susser (Stripes)	2203 S Stockton Ave.	Monahans	TX
760	Susser (Stripes)	1350 S County Road West	Odessa	TX
761	Susser (Stripes)	2200 Spur 239	Del Rio	TX
762	Susser (Stripes)	700 Junction Hwy	Kerrville	TX
763	Susser (Stripes)	4798 Knickerbocker Rd	San Angelo	TX
764	Pep Boys	775 W. Route 70	Marlton	NJ
765	Pep Boys	5241 Route 42	Turnersville	NJ
766	Pep Boys	2501 South Cicero Ave.	Cicero	IL
767	Pep Boys	6811 West Grand Avenue	Chicago	IL
768	Pep Boys	1824 West Jefferson St	Joliet	IL
769	Pep Boys	17015 Torrence Avenue	Lansing	IL
770	Pep Boys	1531 Cobb Parkway	Marietta	GA
771	Pep Boys	11160 Alpharetta Road	Roswell	GA
772	Pep Boys	10548 Atlantic Blvd.	Jacksonville	FL
773	Pep Boys	4155 S. Jones Blvd.	Las Vegas	NV
774	Pep Boys	575 State Route 18	East Brunswick	NJ
775	Mister Car Wash	611 Montgomery Highway	Vestavia Hills	AL
776	Mister Car Wash	4621 Hwy 280 East	Birmingham	AL
777	Mister Car Wash	1880 Gulf to Bay Blvd.	Clearwater	FL
778	Mister Car Wash	10471 Park Blvd.	Seminole	FL
779	Mister Car Wash	3622 Gandy Blvd.	Tampa	FL
780	Mister Car Wash	3205 North Galloway Ave.	Mesquite	TX
781	Buck’s	9801 Page Avenue	St. Louis	MO
782	Susser (Stripes)	1407 W. Nolana Loop	Pharr	TX
783	Mister Car Wash	6237 N. Mesa	El Paso	TX
784	Mister Car Wash	8857 Gateway West	El Paso	TX
785	Mister Car Wash	4800 Osborne Drive	El Paso	TX
786	Mister Car Wash	12120 Montwood	El Paso	TX
787	Mister Car Wash	11184 Vista Del Sol	El Paso	TX
788	Taverna Greek Grill	3500 Main Street	Farmington	NM

789	Susser (Stripes)	201 W. Nolana Avenue	McAllen	TX
790	Susser (Stripes)	711 Ed Carey Drive	Harlingen	TX
791	Susser (Stripes)	1120 Saunders Street	Laredo	TX
792	Susser (Stripes)	930 Morgan Boulevard	Harlingen	TX
793	Susser (Stripes)	1656 West Highway 100	Port Isabel	TX
794	AMC Theatre	875 Deer Creek Drive	Schererville	IN
795	AMC Theatre	300 N. 33rd Street	Quincy	IL
796	AMC Theatre	5530 W. Homer Street	Chicago	IL
797	AMC Theatre	420 Village Walk Lane	Johnson Creek	WI
798	AMC Theatre	1301 Kalahari Drive	Lake Delton	WI
799	Express Oil Change	2300 University Boulevard	Birmingham	AL
800	Express Oil Change	327 E Dr. Hicks Boulevard	Florence	AL
801	Express Oil Change	5046 Highway 17	Helena	AL
802	Express Oil Change	3100 Woodward Avenue	Muscle Shoals	AL
803	Express Oil Change	2105 Frederick Road	Opelika	AL
804	Wingfoot	715 S. Lakeside Drive	Amarillo	TX
805	Wingfoot	2520 South Gallatin Street	Jackson	MS
806	Pet Paradise	14500 John F. Kennedy Blvd	Houston	TX
807	Road Ranger	2075 Litton Lane	Hebron	KY
808	Road Ranger	5960 Centennial Circle	Florence	KY
809	Road Ranger	985 Burlington Pike	Florence	KY
810	Road Ranger	411 Mt. Zion Road	Florence	KY
811	Road Ranger	70 Broadway	Dry Ridge	KY
812	Road Ranger	610 West 5th Street	Covington	KY
813	Road Ranger	1430 Gloria Terrell Drive	Wilder	KY
814	Road Ranger	7930 Alexandria Pike.	Alexandria	KY
815	Pet Paradise	23 Enterprise Drive	Bunnell	FL
816	Dave & Buster’s	6812 S. 105th East Ave.	Tulsa	OK
817	Susser (Stripes)	3301 Southmost Road	Brownsville	TX
818	Susser (Stripes)	101 W Highway 107	La Villa	TX
819	Susser (Stripes)	9219 FM 1472 (Mines Road)	Laredo	TX
820	Susser (Stripes)	6715 E State Highway 107	Edinburg	TX
821	Susser (Stripes)	4600 South 23rd Street	McAllen	TX
822	Susser (Stripes)	4506 Ben-Cha Road	Laredo	TX
823	Ultra Car Wash	4032 Lawrenceville Highway	Lilburn	GA
824	Arizona Oil	1208 S. Ellsworth Rd.	Mesa	AZ
825	Arizona Oil	4705 E. Highway 60	Miami	AZ
826	Arizona Oil	4881 S. Campbell Ave.	Tucson	AZ
827	Arizona Oil	7601 E. Tanque Verde Rd.	Tucson	AZ
828	Arizona Oil	365 E. Southern Ave	Mesa	AZ
829	Arizona Oil	766 W. Guadalupe Road	Gilbert	AZ
830	Arizona Oil	10809 N. Frank Lloyd Wright Blvd.	Scottsdale	AZ
831	Arizona Oil	6904 N. Dysart Rd.	Glendale	AZ
832	Arizona Oil	501 W. Irvington Road	Tucson	AZ
833	Arizona Oil	1990 W. Highway 89A	Sedona	AZ
834	Arizona Oil	286 Walker Road	Prescott	AZ
835	Arizona Oil	2245 E. Florence Blvd	Casa Grande	AZ
836	Arizona Oil	802 W Speedway Blvd	Tucson	AZ
837	Arizona Oil	9102 W. Peoria Ave.	Peoria	AZ
838	LA Fitness	45 Alexander-Bellbrook Road	Centerville	OH
839	Chili’s	707 W 7th Street	Tifton	GA
840	Wingfoot	108 West Glendale Hodgenville Road	Glendale	KY
841	LA Fitness	30195 Mound Road	Warren	MI
842	Amazing Jake’s	831 North Central Pkwy	Plano	TX
843	TitleMax	654 Bessemer Hwy.	Fairfield	AL
844	TitleMax	600 S. Main St.	Darlington	SC
845	TitleMax	3051 Allison Bonnett Dr. (Birmingham)	Hueytown	AL
846	TitleMax	714 Ft. Williams St.	Sylacauga	AL
847	TitleMax	3731 Austell Rd (Atlanta)	Marietta	GA

848	TitleMax	203 East Meighan Blvd.	Gadsden	AL
849	TitleMax	300 S. Quintard St.	Anniston	AL
850	TitleMax	3557 Pio Nono Ave.	Macon	GA
851	TitleMax	111 W. Fairview Ave.	Montgomery	AL
852	TitleMax	8122 Tara Blvd.	Jonesboro	GA
853	TitleMax	465 W. Pike St.	Lawrenceville	GA
854	TitleMax	2537 W. Main St.	Snellville	GA
855	TitleMax	7527 Highway 85	Riverdale	GA
856	TitleMax	9814 W. Florissant Ave.	St. Louis	MO
857	TitleMax	1827 N. Glenstone Ave.	Springfield	MO
858	TitleMax	5309 Jimmy Carter Blvd.	Norcross	GA
859	TitleMax	3103 Wade Hampton Blvd.	Taylors	SC
860	TitleMax	129 Chesterfield Hwy	Cheraw	SC
861	TitleMax	3100 Two Notch Rd	Columbia	SC
862	TitleMax	208 East Walnut Ave.	Dalton	GA
863	TitleMax	5231 Winchester Rd.	Memphis	TN
864	TitleMax	1932 Whiskey Rd.	Aiken	SC
865	TitleMax	820 W. College St.	Pulaski	TN
866	TitleMax	4022 Nolensville Pike	Nashville	TN
867	TitleMax	854 Ellington Pkwy.	Lewisburg	TN
868	TitleMax	1646 Sycamore View Rd.	Memphis	TN
869	TitleMax	9640 Natural Bridge Rd.	Berkeley	MO
870	TitleMax	8640 Airport Rd.	St. Louis	MO
871	TitleMax	4807 Nolensville Rd.	Nashville	TN
872	TitleMax	1325 W. Kearney St.	Springfield	MO
873	LA Fitness	4700 Marburg Ave.	Cincinnati	OH
874	Wingfoot	921 Murfreesboro Rd.	Lebanon	TN
875	Pet Paradise	7511 Monroe Rd.	Houston	TX
876	Pull-A-Part	1250 Kelly Ave.	Akron	OH
877	Chili’s	700 Ronald Reagan Drive	Evans	GA
878	Wingfoot	1101 Uniroyal Dr.	Laredo	TX
879	Pet Paradise	2921 Boyer Street	Charlotte	NC
880	Pet Paradise	10401 Orange Dr.	Davie	FL
881	Dave & Buster’s	2201 & 2215 North Mayfair Road	Wauwatosa	WI
882	Express Oil Change	956 Germantown Pkwy N	Cordova	TN
883	Express Oil Change	1045 West Goodman Rd.	Horn Lake	MS
884	Express Oil Change	9106 US Highway 64	Lakeland	TN
885	Express Oil Change	7540 Winchester Road	Memphis	TN
886	Susser (Stripes)	533 N. Frankford	Lubbock	TX
887	Susser (Stripes)	9020 Hwy 6 South	Houston	TX
888	Sunshine Energy	5501 East Bannister Road	Kansas City	MO
889	Sunshine Energy	2211 Oak Ridge Dr.	Neosho	MO
890	Sunshine Energy	900 S. Chouteau Avenue	Chouteau	OK
891	Patriot Fuels	426 N. Wilson St.	Vinita	OK
892	Sunshine Energy	1109 East Fourth St.	Altamont	KS
893	Chili’s	3515 Missouri Blvd.	Jefferson City	MO
894	Chili’s	5880 Antioch Road	Merriam	KS
895	Chili’s	10520 W. Central Ave.	Wichita	KS
896	LA Fitness	9930 Pendleton Pike	Lawrence	IN
897	LA Fitness	5175 W. Baseline Road	Laveen	AZ
898	Walgreens	10555 W. Overland Road	Boise	ID
899	Walgreens	700 12th Ave. S.	Nampa	ID
900	Buccaneer Car Wash	8101 N. Dale Mabry Hwy	Tampa	FL
901	Furr’s Family Dining	300 East I-20 Hwy	Arlington	TX
902	Wingfoot	4015 South FM 1788	Midland	TX
903	RBC Bank	900 W. State Road 436	Altamonte Springs	FL
904	Dave & Buster’s	8986 International Dr.	Orlando	FL
905	Dollar General	20115 N. US Hwy 441	High Springs	FL
906	Camping World	5057 Quinn Rd.	Vacaville	CA

907	LA Fitness	1185 Ernest West Barrett Parkway	Kennesaw	GA
908	Cinemark	12129 S Factory Outlet Dr.	Draper	UT
909	Dollar General	3128 S. Florida Avenue	Inverness	FL
910	Dollar General	135 N. Range Road	Cocoa	FL
911	Applebee’s	300 Skywatch Drive	Danville	KY
912	Applebee’s	7383 Turfway Rd.	Florence	KY
913	Applebee’s	1307 US Hwy 127 South	Frankfort	KY
914	Applebee’s	121 North Plaza Dr.	Nicholasville	KY
915	Applebee’s	30 Crestview Hills Mall Rd.	Crestview Hills	KY
916	Applebee’s	175 Wal-Mart Way	Maysville	KY
917	Applebee’s	1500 Oxford Dr.	Georgetown	KY
918	Applebee’s	5561 Westchester Woods Blvd.	Hilliard	OH
919	Applebee’s	7920 Beechmont Avenue	Cincinnati	OH
920	Applebee’s	1759 West Main Street	Troy	OH
921	Applebee’s	9660 Mason-Montgomery Road	Mason	OH
922	Wingfoot	4416 Skyland Blvd. East	Tuscaloosa	AL
923	Dollar General	255 Malabar Road NW	Palm Bay	FL
924	Saltgrass Steakhouse	325 Interstate 10 North	Beaumont	TX
925	My Big Fat Greek Restaurant	14805 West 119th St.	Olathe	KS
926	Camping World	373 E. Evergreen Rd.	Strafford	MO
927	Camping World	9801 Diamond Dr.	North Little Rock	AR
928	Gander Mountain	6199 Metro Drive	DeForest	WI
929	Gander Mountain	2371 Chuckwagon Drive	Springfield	IL
930	Gander Mountain	1210 Crossing Meadows Dr.	Onalaska	WI
931	CarQuest	2525 Skeeter Drive	Fairbanks	AK
932	CarQuest	118 NW 8th Avenue	Gainesville	FL
933	CarQuest	26 NW 10th St.	Ocala	FL
934	CarQuest	145 North Gary Avenue	Carol Stream	IL
935	CarQuest	790 Swanson Avenue	Wasilla	AK
936	CarQuest	801 Glover Avenue	Enterprise	AL
937	CarQuest	604 North Three Notch Street	Troy	AL
938	CarQuest	113 W. Broadway	West Memphis	AR
939	CarQuest	551 East 120th Avenue	Thornton	CO
940	CarQuest	620 West Walnut Street	Metamora	IL
941	CarQuest	11757 South Pulaski	Alsip	IL
942	CarQuest	3170 Packard Road	Ann Arbor	MI
943	CarQuest	103 South Dean	Bay City	MI
944	CarQuest	2001 Broadway	Bay City	MI
945	CarQuest	1455 East Napier Ave.	Benton Harbor	MI
946	CarQuest	616 E. Frank Street	Caro	MI
947	CarQuest	2708 West Center Avenue	Essexville	MI
948	CarQuest	1620 West Wackerly Street	Midland	MI
949	CarQuest	801 N. Mission Street	Mt. Pleasant	MI
950	CarQuest	685 West Summit	Muskegon	MI
951	CarQuest	2816-2818 Bay Road	Saginaw	MI
952	CarQuest	3 North Smith Street	Aurora	IL
953	CarQuest	2211 North Fares Avenue	Evansville	IN
954	CarQuest	810 Eastern Ave.	Connersville	IN
955	CarQuest	905 South Kansas Ave.	Olathe	KS
956	CarQuest	50 S. Second Ave	Dodge City	KS
957	CarQuest	1292 Industry Road	Lexington	KY
958	CarQuest	1121 Washington Street	Shelbyville	KY
959	CarQuest	708 Main Street	Nicholasville	KY
960	CarQuest	221 Summer Drive	Abbeville	LA
961	CarQuest	1416 Moss Street	Lafayette	LA
962	CarQuest	104 East Short Street	Kennedale	TX
963	CarQuest	1724 East Napoleon Street	Sulphur	LA
964	CarQuest	27 Bath Rd.	Brunswick	ME
965	CarQuest	7 Hincks Street	Bucksport	ME

966	CarQuest	41 Bangor Street	Houlton	ME
967	CarQuest	282 North Lynndale Avenue	Appleton	WI
968	CarQuest	317 Main Street	Bangor	ME
969	CarQuest	1193 Hammond Street	Bangor	ME
970	CarQuest	486 Elm St.	Biddeford	ME
971	CarQuest	2875 Jackson Street	Oshkosh	WI
972	CarQuest	126 N. Boyd Street	Portland	ME
973	CarQuest	220 North 30th St.	Escanaba	MI
974	CarQuest	730 Grande Ave.	Schofield	WI
975	CarQuest	151 Saint Julien Street	St. Peter	MN
976	CarQuest	186 8th Street	Windom	MN
977	CarQuest	679 S. Addison Rd.	Addison	IL
978	CarQuest	2652 W. Chicago Ave	Chicago	IL
979	CarQuest	755-757 Villa Street	Elgin	IL
980	CarQuest	803 20th Street	Rockford	IL
981	CarQuest	9550 Page Avenue	Overland	MO
982	CarQuest	1029 Rogers Street	Laurel	MS
983	CarQuest	815 Court Street	Waynesboro	MS
984	CarQuest	3454 Hwy 80 East	Pearl	MS
985	CarQuest	107 2nd Street	Havre	MT
986	CarQuest	2328 North Montana	Helena	MT
987	CarQuest	535 West Idaho Street	Kalispell	MT
988	CarQuest	3616 East Wilder Rd.	Bay City	MI
989	CarQuest	920 E. Commercial	Anaconda	MT
990	CarQuest	1201 East Main Street	Owosso	MI
991	CarQuest	117 South First Street	Baker	MT
992	CarQuest	2091 Rosebud Drive	Billings	MT
993	CarQuest	425 North 7th Ave.	Bozeman	MT
994	CarQuest	#1 Locust St.	Colstrip	MT
995	CarQuest	415 East Main	Cut Bank	MT
996	CarQuest	115 South Beltline	Irving	TX
997	CarQuest	204 North Montana Street	Dillon	MT
998	CarQuest	435 Klein Avenue	Glasgow	MT
999	CarQuest	2305 & 2307 11th Ave. South	Great Falls	MT
1000	CarQuest	1130 North First Street	Hamilton	MT
1001	CarQuest	430 S. Main Street	Harlem	MT
1002	CarQuest	207 1st Avenue South	Lewistown	MT
1003	CarQuest	510 South Central Avenue	Marshfield	WI
1004	CarQuest	904 California Avenue	Libby	MT
1005	CarQuest	88 Sunset Blvd.	Stevens Point	WI
1006	CarQuest	302 East Main St.	Wautoma	WI
1007	CarQuest	500 Jackson St.	Wisconsin Rapids	WI
1008	CarQuest	501 West Park	Livingston	MT
1009	CarQuest	10 South 3rd Street East	Malta	MT
1010	CarQuest	25 Union Avenue	Bakersfield	CA
1011	CarQuest	318 Main St.	Roundup	MT
1012	CarQuest	430 Main St.	Shelby	MT
1013	CarQuest	216 North Central Avenue	Sidney	MT
1014	CarQuest	6295 Hwy 93 South	Whitefish	MT
1015	CarQuest	2391 Hendersonville Road	Arden	NC
1016	CarQuest	1740 Maple Ave.	Burlington	NC
1017	CarQuest	800 East Bowen	Bismarck	ND
1018	CarQuest	US Hwy #2 East	Devils Lake	ND
1019	CarQuest	1300 2nd Avenue West	Williston	ND
1020	CarQuest	1307 North Fort Crook Rd.	Bellevue	NE
1021	CarQuest	701 Walnut Street	Greenville	OH
1022	CarQuest	42 NW Greenwood Ave.	Bend	OR
1023	CarQuest	120 West Hollister Street	Stayton	OR
1024	CarQuest	1296 Asheville Highway	Spartanburg	SC

1025	CarQuest	117 Charleston Hwy	West Columbia	SC
1026	CarQuest	612 6th Avenue SW	Aberdeen	SD
1027	CarQuest	491 Myatt Drive	Madison	TN
1028	CarQuest	5205 Winchester	Memphis	TN
1029	CarQuest	6989 Stage Rd.	Bartlett	TN
1030	CarQuest	300 East Texas Avenue	Midland	TX
1031	CarQuest	1617 South First Street	Lufkin	TX
1032	CarQuest	60 Franklin St.	Warrenton	VA
1033	CarQuest	118 South Pines Road	Spokane	WA
1034	CarQuest	511 South 3rd St.	Yakima	WA
1035	CarQuest	110 South Sherman Street	Spokane	WA
1036	CarQuest	20 Island Street	Chippewa Falls	WI
1037	CarQuest	1807 Brackett Avenue	Eau Claire	WI
1038	CarQuest	302 South 8th Street	Medford	WI
1039	CarQuest	148 South Lake Avenue	Phillips	WI
1040	CarQuest	1830 North Stevens St.	Rhinelander	WI
1041	CarQuest	1020 South 17th Ave.	Wausau	WI
1042	CarQuest	206 North 4th Street	Abbotsford	WI
1043	CarQuest	1062 East Wall St.	Eagle River	WI
1044	CarQuest	15911 Highway 63 South	Hayward	WI
1045	CarQuest	177 Church Street	Montello	WI
1046	CarQuest	315 State Highway 64	Antigo	WI
1047	CarQuest	6211 McKee Road	Madison	WI
1048	CarQuest	550 East Division Street	Neillsville	WI
1049	CarQuest	713 North Main Street	River Falls	WI
1050	CarQuest	2729 Indiana Avenue	Sheboygan	WI
1051	CarQuest	2103 Big Horn Ave.	Cody	WY
1052	CarQuest	577 Coulter	Powell	WY
1053	CarQuest	1011 North Federal Blvd.	Riverton	WY
1054	Applebee’s	690 North Maysville Road	Mt. Sterling	KY
1055	Applebee’s	1795 Delco Park Drive	Kettering	OH
1056	Applebee’s	2020 Stringtown Road	Grove City	OH
1057	Applebee’s	6259 East Southern Avenue	Mesa	AZ
1058	Applebee’s	2547 North 44th St.	Phoenix	AZ
1059	Applebee’s	2180 E. Baseline Rd.	Phoenix	AZ
1060	Applebee’s	1143 North Higley Rd.	Mesa	AZ
1061	Gander Mountain	3970 SW 3rd Street	Ocala	FL
1062	Dollar General	2531 N. Woodland Blvd.	Deland	FL
1063	Wingfoot	1800 Princeton Kenly Road	Kenly	NC
1064	Logan’s Roadhouse	N 18th Ave. & N 6th St.	Columbus	MS
1065	Mid-South Bells (Taco Bell)	8860 Madison Blvd.	Madison	AL
1066	Mid-South Bells (Taco Bell)	1819 Four Seasons Blvd.	Hendersonville	NC
1067	Mid-South Bells (Taco Bell)	610 Glenn Blvd.	Fort Payne	AL
1068	Mid-South Bells (Taco Bell)	3152 North Main Street	Anderson	SC
1069	Mid-South Bells (Taco Bell)	225 North Main St.	Cedartown	GA
1070	Mid-South Bells (Taco Bell)	615 Fairview Rd.	Simpsonville	SC
1071	Mid-South Bells (Taco Bell)	5197 Calhoun Memorial Hwy	Easley	SC
1072	Mid-South Bells (Taco Bell)	80 Hyatt Rd.	Franklin	NC
1073	Mid-South Bells (Taco Bell)	1783 Asheville Hwy	Spartanburg	SC
1074	Mid-South Bells (Taco Bell)	609 2nd Avenue East	Oneonta	AL
1075	Mid-South Bells (Taco Bell)	5475 Appalachian Highway	Blue Ridge	GA
1076	Mid-South Bells (Taco Bell)	530 N. Carolina Highway 9	Black Mountain	NC
1077	Mid-South Bells (Taco Bell)	872 Brevard Road	Asheville	NC
1078	Mid-South Bells (Taco Bell)	2 Mills Avenue	Greenville	SC
1079	Mid-South Bells (Taco Bell)	1017 South Big A Road	Toccoa	GA
1080	Mid-South Bells (Taco Bell)	1885 Hendersonville Road	Asheville	NC
1081	Mid-South Bells (Taco Bell)	1610 Sandifer Boulevard	Seneca	SC
1082	Mid-South Bells (Taco Bell)	7680 Warren H. Abernathy Hwy.	Spartanburg	SC
1083	Mid-South Bells (Taco Bell)	375 East Main Street	Sylva	NC

1084	Mid-South Bells (Taco Bell)	1770 Woodruff Road	Greenville	SC
1085	Mid-South Bells (Taco Bell)	71 McCurdy Avenue	Rainsville	AL
1086	Mid-South Bells (Taco Bell)	375 Forest Gate Drive	Pisgah Forest	NC
1087	Mid-South Bells (Taco Bell)	1608 W. Floyd Baker Blvd.	Gaffney	SC
1088	Mid-South Bells (Taco Bell)	132 Access Road	Waynesville	NC
1089	Mid-South Bells (Taco Bell)	13721 Jones Street	Lavonia	GA
1090	Mid-South Bells (Taco Bell)	11083 Asheville Highway	Inman	SC
1091	Mid-South Bells (Taco Bell)	3431 Highway 153	Piedmont	SC
1092	Mid-South Bells (Taco Bell)	1532 East Main Street	Duncan	SC
1093	Mid-South Bells (Taco Bell)	655 Highway 28 Bypass	Anderson	SC
1094	Dollar General	765 Martin Luther King Blvd. West	Seffner	FL
1095	Cheddar’s Cafe	4530 East Freeway	Baytown	TX
1096	Logan’s Roadhouse	I-35 East Service Road	Lancaster	TX
1097	TitleMax	301 S. US Highway 31	Bay Minette	AL
1098	Wingfoot	703 State Highway 80	Matthews	MO
1099	Logan’s Roadhouse	115 Retail Commons Pkwy	Martinsburg	WV
1100	Dollar General	2584 North Trucks Avenue	Hernando	FL
1101	TitleMax	7343 Grapevine Highway	N. Richland Hills	TX
1102	Del Frisco’s	8100 E. Orchard Rd.	Greenwood Village	CO
1103	Del Frisco’s	812 Main St.	Ft. Worth	TX
1104	LA Fitness	141 Road to Six Flags Street West	Arlington	TX
1105	Cheddar’s Cafe	224 Blanchard St.	West Monroe	LA
1106	Caliber Collision	603 Gemini St.	Webster	TX
1107	Caliber Collision	6902 Broadway Street	Galveston	TX
1108	Caliber Collision	2500 Friendswood Dr.	Alvin	TX
1109	TitleMax	2716 South Crater Road	Petersburg	VA
1110	Taverna Greek Grill	4235 South College Avenue	Fort Collins	CO
1111	Dave & Buster’s	5400 North May Ave.	Oklahoma City	OK
1112	TitleMax	2800 Skidaway Road	Savannah	GA
1113	TitleMax	6324 Rufe Snow Drive	Ft. Worth	TX
1114	TitleMax	1630 Montgomery Hwy.	Hoover	AL
1115	Cheddar’s Cafe	15284 N. Interstate 35	Selma	TX
1116	Logan’s Roadhouse	US Hwy 169 & W. 135th Street	Overland Park	KS
1117	Dollar General	1400 Harrison St.	Titusville	FL
1118	Adventure Landing	2780 State Road 16	St. Augustine	FL
1119	Adventure Landing	1944 Beach Blvd.	Jacksonville Beach	FL
1120	Adventure Landing	4825 Blanding Blvd.	Jacksonville	FL
1121	Adventure Landing	3311 Capital Blvd.	Raleigh	NC
1122	Adventure Landing	2400 Sheridan Drive	Tonawanda	NY
1123	Miller’s Ale House	5906 North Davis Highway	Pensacola	FL
1124	Raising Cane’s	315 South Cities Service Hwy	Sulphur	LA
1125	Raising Cane’s	Grapevine Highway	Hurst	TX
1126	Logan’s Roadhouse	1750 West Main Street	Troy	OH
1127	Wingfoot	1876 East Freeway	Baytown	TX
1128	Patient First	2300 Parham Road	Richmond	VA
1129	Camping World	10255 W. Papago Freeway	Avondale	AZ
1130	Camping World	2222 E. Main Street	Mesa	AZ
1131	KFC	5933 Peach Street	Erie	PA
1132	Wendy’s	201 Tarentum Bridge Rd.	New Kensington	PA
1133	Uni-Mart	1891 Philadelphia Ave.	Chambersburg	PA
1134	Fuel-On	401 W 4th Street	Emporium	PA
1135	Fuel-On	999 CanDo Fwy.	Hazleton	PA
1136	Fuel-On	135-137 Center Street	Johnsonburg	PA
1137	Green Light Convenience	4685 Birney Ave.	Moosic	PA
1138	Fuel-On	120 Montemorenci Ave.	Ridgway	PA
1139	Fuel-On	711 Market Street	Bloomsburg	PA
1140	Vacant Property	101 E King St.	Shippensburg	PA
1141	Fuel-On	807 S. Michael Rd.	St. Mary’s	PA
1142	Fuel-On	601 Church St.	White Haven	PA

1143		Uni-Mart	94 S. Pennsylvania Ave	Wilkes-Barre	PA
1144		Uni-Mart	532 Hazel Street	Wilkes-Barre	PA
1145		Uni-Mart	465 Hazle St.	Wilkes-Barre	PA
1146		Uni-Mart	517 E. Sunbury St.	Shamokin	PA
1147		Uni-Mart	1037 High Street	Williamsport	PA
1148		Kwik Pik	Second & Lawton Streets	St Clair	PA
1149		Fuel-On	360 E. Main Street	Luzerne	PA
1150		Uni-Mart	106 W. College Ave.	Pleasant Gap	PA
1151		Your Choice	285 S Church St.	Hazleton	PA
1152		Pantry I Petroleum	23 Central Avenue	Avis	PA
1153		Vacant Property	211 S Main Street	Yeagertown	PA
1154		Uni-Mart	512 East Mahoning St.	Punxsutawney	PA
1155		Uni-Mart	410 Kellys Way	East Brady	PA
1156		Uni-Mart	3000 Bear Creek Blvd.	Bear Creek	PA
1157		Uni-Mart	215-217 S Main St.	Taylor	PA
1158	Multi	Fuel-On	300 Memorial Hwy.	Dallas	PA
	Multi	Pennstar Bank	300 Memorial Hwy.	Dallas	PA
1159		Uni-Mart	1181 Romine Ave.	Port Vue	PA
1160		Kwik Pik	1300 Coraopolis Hghts. Rd.	Coraopolis	PA
1161		Uni-Mart	321-325 Center Street	Ashland	PA
1162		Uni-Mart	Exit 36 Off PA Turnpike	Bear Creek	PA
1163		Uni-Mart	4325 S. Mountain Boulevard	Mountaintop	PA
1164		Uni-Mart	5690 William Penn Hwy	Export	PA
1165	Multi	Best Smoke & Gas	100 Center Square	Abbottstown	PA
	Multi	Borough of Abbottstown	100 Center Square	Abbottstown	PA
1166		Kwik Pik	350 N. Main Street	Mercersburg	PA
1167		Kwik Pik	Ligonier St. & 13th St.	New Florence	PA
1168		Kwik Pik	600 Beaver and 6th Ave	Ellwood City	PA
1169		Fuel-On	129 North Main Street	Zelienople	PA
1170		Fuel-On	5724 Ellsworth Ave.	Pittsburgh	PA
1171		Uni-Mart	2480 Rt. 115	Effort	PA
1172		Uni-Mart	3765 Nuangola Road	Nuangola	PA
1173		Uni-Mart	240 S. River Road	Plains	PA
1174	Multi	China Wok	1960 Spring Road	Carlisle	PA
	Multi	Fuel-On	1962 Spring Road	Carlisle	PA
	Multi	M & T Bank	1958 Spring Road	Carlisle	PA
1175		Kwik Pik	50 East Main Street	Plainfield	PA
1176		Uni-Mart	434 Main Street	McSherrystown	PA
1177		Kwik Pik	658 Wyndamere Road	Lewisberry	PA
1178		Kwik Pik	400 Beaver Ave. & 4th Ave.	Hastings	PA
1179		Uni-Mart	1220 River Avenue	Williamsport	PA
1180		Uni-Mart	61 E Main Street	Nanticoke	PA
1181		Your Choice	447 Broad Street	Montoursville	PA
1182		Fuel-On	2953 Pottsville/Minersville Hwy	Minersville	PA
1183		Fuel-On	600 East Market Street	Danville	PA
1184		Kwik Pik	PA Route 150	Beech Creek	PA
1185		Uni-Mart	100 Mill Street	Milesburg	PA
1186		Fuel-On	12755 Harrison Street	Summerville	PA
1187		Pantry I Petroleum	280 Walnut Street	Howard	PA
1188		Kwik Pik	PA Route 66 and 36	Leeper	PA
1189		Kwik Pik	501 Main Street	Reynoldsville	PA
1190		Kwik Pik	State & Filbert Streets	Curwensville	PA
1191		Uni-Mart	565 West Mahoning Ave	Punxsutawney	PA
1192		Uni-Mart	1 N Main Street	Hughesville	PA
1193		Kwik Pik	US Rt 322 Port Matilda Hghwy	Philipsburg	PA
1194		Kwik Pik	101 Bridge Street	Jersey Shore	PA
1195		Denny’s (Franchisee)	2079 East State Street	Hermitage	PA
1196		Pep Boys	1748 Street Rd	Cornwell Heights	PA
1197		Pep Boys	4680 E. Roosevelt Blvd	Philadelphia	PA

1198		Pep Boys	222 South Westend Blvd.	Quakertown	PA
1199		CarQuest	862 Beaver Grade Rd.	Corapolis	PA
1200		Vacant Land	Intersection of Russell St. and N. Maple St.	Hadley	MA
1201		Pep Boys	Calle Marginal Edficio 730	Guayama	PR
1202		Vacant Land	Beltline Road and Spur 580	Grand Prairie	TX
1203		Ross Dress for Less	2 Miracle Way	Coral Gables	FL
1204		Home Depot	2901 N. University Drive	Sunrise	FL
1205		Walgreens	2301 N. University Drive	Sunrise	FL
1206	Multi	Power Center	950 County Road 64	Elmira	NY
	Multi	Best Buy	950 County Road 64	Elmira	NY
	Multi	Five Guys Burgers and Fries	950 County Road 64	Elmira	NY
	Multi	Mi Nails	950 County Road 64	Elmira	NY
	Multi	Oreck Vacuums	950 County Road 64	Elmira	NY
	Multi	Panera Bread	950 County Road 64	Elmira	NY
	Multi	Southern Tier Dermatology & Aesthetics	950 County Road 64	Elmira	NY
	Multi	Vacant Land	950 County Road 64	Elmira	NY
	Multi	EZ Home	950 County Road 64	Elmira	NY
	Multi	Maurices	950 County Road 64	Elmira	NY
1207		Pantry (Lil’ Champ)	8820 103rd Street	Jacksonville	FL
1208	Multi	Power Center	7201 Eastman Ave.	Midland	MI
	Multi	SVS Vision Optical Centers	7201 Eastman Ave. Suite E	Midland	MI
	Multi	FedEx Kinko’s	7201 Eastman Ave.	Midland	MI
	Multi	Medical Weight Loss Clinic	7201 Eastman Ave.	Midland	MI
	Multi	Starbucks	7201 Eastman Ave.	Midland	MI
	Multi	Regis Salon	7201 Eastman Ave.	Midland	MI
	Multi	Sprint PCS	7201 Eastman Ave.	Midland	MI
1209		Pantry (Kangaroo Express)	1000 Whippoorwill Lane	Naples	FL
1210		Pantry (Kangaroo Express)	2934 Tamiami Trail East	Naples	FL
1211		Vacant Property	10101 Highway 87	Lubbock	TX
1212		Kwik Pik	76 Chestnut Street	Bradford	PA
1213		Fuel-On	159 Fraley St.	Kane	PA
1214	Multi	J & J Insurance	7039 Taft Street	Hollywood	FL
	Multi	Nitlantika	7039 Taft Street	Hollywood	FL
	Multi	Roni Deutch Tax Services	7039 Taft Street	Hollywood	FL
1215		Superior Petroleum	101 St. Johns Street	Midway	PA
1216		Fuel-On	672 Miller Avenue	Clairton	PA
1217		Fuel-On	710 Elizabeth Street	Houtzdale	PA
1218		Uni-Mart	211 Freedom Avenue	Burnham	PA
1219		Kwik Pik	8th & Market Street	Port Royal	PA
1220		Pep Boys	3401 Plaza Drive	Reading	PA
1221	Multi	Power Center	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Vacant Property	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Yen Ching Restaurant	9105 Hickory Flat Hwy	Woodstock	GA
	Multi	Salon 140	9105 Hickory Flat Hwy	Woodstock	GA
1222	Multi	Power Center	Topsham Fair Mall Road	Topsham	ME
	Multi	Edward Jones	127-133 Topsham Fair Mall Road	Topsham	ME
	Multi	GameStop	Topsham Fair Mall Road	Topsham	ME
	Multi	Sally Beauty Supply	Topsham Fair Mall Road	Topsham	ME
	Multi	Vacant Property	Topsham Fair Mall Road	Topsham	ME
	Multi	SuperCuts	127-133 Topsham Fair Mall Road	Topsham	ME
1223		Vacant Land	Corner of SR 4 & Indian Meadows Dr	Fairfield Township	OH
1224		Vacant Land	Topsham Fair Mall Road	Topsham	ME
1225		Vacant Land	1940 N. Memorial Drive	Lancaster	OH
1226		Tutor Time	8160 Sheldon Road	Elk Grove	CA
1227		Vacant Land	Mazzucco Parcel	Bonita Springs	FL

1228	Multi	Approved Money Center	1800 West Harrison Street	Harlingen	TX
	Multi	Belltone	1800 West Harrison Street	Harlingen	TX
	Multi	H&R Block	1800 West Harrison Street	Harlingen	TX
	Multi	Power Center	1800 West Harrison Street	Harlingen	TX
1229	Multi	Power Center	1800 West Harrison Street	Harlingen	TX
	Multi	Edible Arrangements	1800 West Harrison Street	Harlingen	TX
	Multi	T-Mobile	1800 West Harrison Street	Harlingen	TX
	Multi	Vacant Property	1800 West Harrison Street	Harlingen	TX
1230		Vacant Land	Corner of State Hwy 205 & Park East Subdivision	Rockwall	TX
1231	Multi	Power Center	2501 W. Airport Freeway	Irving	TX
	Multi	Starbucks	2501 W. Airport Freeway	Irving	TX
	Multi	T-Mobile	2501 W. Airport Freeway	Irving	TX
	Multi	Subway	2501 W. Airport Freeway	Irving	TX
	Multi	Vacant Property	2501 W. Airport Freeway	Irving	TX
1232	Multi	Power Center	895 Highway 77	Waxahachie	TX
	Multi	T-Mobile	895 Highway 77	Waxahachie	TX
	Multi	Vacant Property	895 Highway 77	Waxahachie	TX
	Multi	Monarch Dental	895 Highway 77	Waxahachie	TX
	Multi	The Cash Store	895 Highway 77	Waxahachie	TX
1233		Retail Operations	2301 H Street	Bakersfield	CA
1234		Retail Operations	1701 Stine Road	Bakersfield	CA
1235		Retail Operations	7901 Rosedale Highway	Bakersfield	CA
1236		Retail Operations	920 34th Street	Bakersfield	CA
1237		Retail Operations	4411 Market Street	Ventura	CA
1238		Retail Operations	2757 Johnson Drive	Ventura	CA
1239		Retail Operations	1601 San Fernando Road	San Fernando	CA
1240		Retail Operations	7301 White Lane	Bakersfield	CA
1241		Retail Operations	3951 Wible Road	Bakersfield	CA
1242		Retail Operations	7991 White Lane	Bakersfield	CA
1243		Retail Operations	5201 Stockdale Road	Bakersfield	CA
1244		Vacant Property	2523 Brundage Lane	Bakersfield	CA
1245		Ferguson	6145 Buffington Road	Union City	GA
1246		Cheddar’s Café	SWC of Stadium Blvd & Dayton Ave	Jonesboro	AR

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of                     , 20     (the “Agreement”) by and among                      (the             “Assignor”),                      (the “Assignee”)[, NATIONAL RETAIL PROPERTIES, INC. (the “Borrower”)]1 and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [National Retail Properties, Inc. (the “Borrower”)] [the Borrower], the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the [Borrower and the] Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of             , 20     (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $        interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note, and the other Loan Documents (representing     % in respect of the aggregate amount of all Lenders’ Commitments), including without limitation, a principal amount of outstanding Revolving Loans equal to $        , all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Revolving Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment, the obligation to pay the Agent amounts due in respect of draws under Letters of Credit as required under Section 2.3(j) of the Credit Agreement and the obligation to indemnify the Administrative Agent as provided in the Credit

[1]	Include only if the Borrower’s consent is required under Section 12.6(c) of the Credit Agreement and Section 17 of this Agreement is included.

Exhibit A-1

Agreement (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor from any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any Subsidiary or any other Loan Party, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any Subsidiary or any other Loan Party in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any Subsidiary or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $             representing (i) the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby plus (ii) the aggregate amount of payments previously made by Assignor under Section 2.3(j) of the Credit Agreement which have not been repaid and which are being assigned hereby.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee, if any, payable under the applicable provisions of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement (without reduction by any assignments thereof which have not yet become effective) equal to $             and that the Assignor is not in

Exhibit A-2

default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $            ; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that, if not already a Lender and to the extent of the Assigned Commitment, it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.11. of the Credit Agreement.

Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Revolving Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:

Telephone No.:

Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of

Exhibit A-3

the Assignor, the Assignee, the Administrative Agent and if required under Section 12.6(c) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Administrative Agent of the amounts, if any, owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Administrative Agent under this Agreement shall not be effective unless signed by the Administrative Agent.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Include this Section only if the Borrower’s consent is required under Section 12.6.(c) of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee, and if applicable to the Assignor, Notes as required by Section 12.6(c) of the Credit Agreement. Upon receipt by the Assignor of the amounts due

Exhibit A-4

the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor’s Notes. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.]

[Signatures on Following Pages]

Exhibit A-5

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

Exhibit A-6

Agreed and Consented to as of the date first written above.
[Include signature of the Borrower only if required under Section 12.6.(c) of the Credit Agreement]

BORROWER:

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit A-7

EXHIBIT B

FORM OF GUARANTY

THIS GUARANTY dated as of May 25, 2011 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NATIONAL RETAIL PROPERTIES, INC. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, the Swingline Lender and the Issuing Bank (the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties’ making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the other Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Guarantied Party under or in connection with the Credit Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Revolving Loans, the Swingline Loans, all Reimbursement Obligations, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Guarantied Party thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable

Exhibit B-1

attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)(i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

Exhibit B-2

(f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h) any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j) any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Agent or any Lender;

(k) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l) any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4. Action with Respect to Guarantied Obligations. The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents.

Exhibit B-3

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Guarantied Parties or any one of them is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Guarantied Parties such additional amount as will result in the receipt by the Guarantied Parties the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby

Exhibit B-4

expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent and Requisite Lenders, exercised in their sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, or such Participant or any affiliate of the Administrative Agent, the Issuing Bank, or such Lender to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of such Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither of the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Exhibit B-5

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17. WAIVER OF JURY TRIAL.

(a) EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT THE FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE LOANS, THE LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Exhibit B-6

Section 18. Loan Accounts. The Administrative Agent, each Lender and the Swingline Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Administrative Agent, any Lender or the Swingline Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.7 of the Credit Agreement.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 1:00 p.m. Pacific time, on the date one Business Day after demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at the address for notices provided for in the Credit Agreement, as applicable, or (c) as to each such party

Exhibit B-7

at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by the Credit Agreement or financed thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.5 of the Credit Agreement.

Section 30. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

SECTION 31. NO NOVATION.

Exhibit B-8

THE PARTIES HERETO HAVE ENTERED INTO THIS GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF THAT CERTAIN GUARANTY DATED AS OF NOVEMBER 3, 2009 (AS AMENDED AND IN EFFECT IMMEDIATELY PRIOR TO THE DATE HEREOF, THE “EXISTING GUARANTY”). THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE GUARANTORS UNDER OR IN CONNECTION WITH THE EXISTING GUARANTY.

[Signatures on Following Page]

Exhibit B-9

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

CCMH I, LLC,

a Delaware limited liability company

By:	Orange Avenue Mortgage Investments, Inc., a Delaware corporation, as its managing member

By:
Name:
Its:

CCMH II, LLC,

a Delaware limited liability company

By:	Orange Avenue Mortgage Investments, Inc., a Delaware corporation, as its managing member

By:
Name:
Its:

CCMH III, LLC,

a Delaware limited liability company

By:	Orange Avenue Mortgage Investments, Inc., a Delaware corporation, as its managing member

By:
Name:
Its:

CCMH IV, LLC,

a Delaware limited liability company

By:	Orange Avenue Mortgage Investments, Inc., a Delaware corporation, as its managing member

By:
Name:
Its:

Exhibit B-10

CCMH V, LLC,

a Delaware limited liability company

By:	Orange Avenue Mortgage Investments, Inc., a Delaware corporation, as its managing member

By:
Name:
Its:

CCMH VI, LLC,

a Delaware limited liability company

By:	Orange Avenue Mortgage Investments, Inc., a Delaware corporation, as its sole member

By:
Name:
Its:

CNLRS ACQUISITIONS, INC.,
a Maryland corporation

By:
Name:
Its:

CNLRS EQUITY VENTURES BEP, INC.,
a Maryland corporation

By:
Name:
Its:

Exhibit B-11

CNLRS EQUITY VENTURES ROCKWALL, INC.,
a Maryland corporation

By:
Name:
Its:

CNLRS EQUITY VENTURES, INC.,
a Maryland corporation

By:
Name:
Its:

CNLRS ROCKWALL, L.P., a Texas limited partnership

By:	CNLRS Equity Ventures Rockwall, Inc., a Maryland corporation, its Managing General Partner

By:
Name:
Its:

NATIONAL RETAIL PROPERTIES TRUST, a Maryland real estate investment trust

By:
Name:
Its:	Trustee

NATIONAL RETAIL PROPERTIES, LP, a Delaware limited partnership

By:	NNN GP Corp., a Delaware corporation, as general partner

By:
Name:
Its:

Exhibit B-12

NET LEASE FUNDING, INC.,
a Maryland corporation

By:
Name:
Its:

NET LEASE REALTY I, INC.,
a Maryland corporation

By:
Name:
Its:

NNN ACQUISITIONS, INC.,
a Maryland corporation

By:
Name:
Its:

NNN CA AUTO SVC LLC, a Delaware limited liability company

By:	NNN Development, Inc., a Maryland corporation, its Sole Member

By:
Name:
Its:

NNN DEVELOPMENT, INC.,
a Maryland corporation

By:
Name:
Its:

Exhibit B-13

NNN EQUITY VENTURES HARRISON CROSSING, INC.,
a Maryland corporation

By:
Name:
Its:

NNN EQUITY VENTURES, INC.,
a Maryland corporation

By:
Name:
Its:

NNN GP CORP.,
a Delaware corporation

By:
Name:
Its:

NNN LP CORP.,
a Delaware corporation

By:
Name:
Its:

NNN PBY LLC a Delaware limited liability company

By:	CNLRS Equity Ventures, Inc., a Maryland corporation, its Sole Member

By:
Name:
Its:

Exhibit B-14

NNN RETAIL FF MABANK LLC, a Delaware limited liability company

By:	National Retail Properties, LP, a Delaware limited partnership, as its Sole Member

	By:	NNN GP Corp., a Delaware corporation, as general partner

By:
Name:
Its:

NNN TEXAS GP CORP.,
a Delaware corporation

By:
Name:
Its:

NNN TRS, INC.,
a Maryland corporation

By:
Name:
Its:

ORANGE AVENUE MORTGAGE INVESTMENTS, INC.,
a Delaware corporation

By:
Name:
Its:

Address for Notices for all Guarantors:

c/o National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Chief Financial Officer
Telecopy Number:	(407) 650-1044
Telephone Number:	(407) 650-1230

Exhibit B-15

With a copy to:

c/o National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: General Counsel
Telecopy Number:	(321) 206-2138
Telephone Number:	(407) 650-1115

Exhibit B-16

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                     ,     , executed and delivered by                     , a             (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NATIONAL RETAIL PROPERTIES, INC. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders, the Swingline Lender and the Issuing Bank (the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties’ making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, New Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Guarantied Parties’ continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated May 25, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”) made by each of the “Guarantors” party thereto in favor of the Administrative Agent for the benefit of the Guarantied Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

Exhibit B-17

(b) makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

Exhibit B-18

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

National Retail Properties, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: Chief Financial Officer

Telecopy Number:      (407) 650-1044

Telephone Number:    (407) 650-1230

With a copy to:

National Retail Properties, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: General Counsel

Telecopy Number:      (321) 206-2138

Telephone Number:    (407) 650-1115

Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit B-19

EXHIBIT C

FORM OF NOTICE OF BORROWING

                    , 20

Wells Fargo Bank, National Association,

as Administrative Agent

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attn: Walter R. Gillikin

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $ .

2.	The Borrower requests that such Revolving Loans be made available to the Borrower on , 20 .

3.	The Borrower hereby requests that the requested Revolving Loans all be of the following Type:

[Check one box only]

☐	Base Rate Loans
☐	LIBOR Loans, with an initial Interest Period for a duration of:

[Check one box only]

☐	1 week
☐	1 month
☐	3 months
☐	6 months

4.	The proceeds of this borrowing of Revolving Loans will be used for the following purpose: .

5.	The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by .

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and none of the limits specified in Section 2.16.

Exhibit C-1

would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

                    , 20

Wells Fargo Bank, National Association,

as Administrative Agent

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attn: Walter R. Gillikin

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The proposed date of such Continuation is , 20 .

2.	The aggregate principal amount of the Loans subject to the requested Continuation is $ and was originally borrowed by the Borrower on , 20 .

3.	The portion of such principal amount subject to such Continuation is $ .

4.	The current Interest Period for each of the Loans subject to such Continuation ends on , 20 .

5.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐	1 week
☐	1 month
☐	3 months
☐	6 months

[Continued on next page]

Exhibit D-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.
By:
Name:
Title:

Exhibit D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

                    , 20

Wells Fargo Bank, National Association,

as Administrative Agent

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attn: Walter R. Gillikin

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is , 20 .

2.	The Loans to be Converted pursuant hereto are currently:

[Check one box only]

☐	Base Rate Loans
☐	LIBOR Loans

3.	The aggregate principal amount of Loans subject to the requested Conversion is $ and was originally borrowed by the Borrower on , 20 .

4.	The portion of such principal amount subject to such Conversion is $ .

Exhibit E-1

5.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐	Base Rate Loans
☐	LIBOR Loans, with an initial Interest Period for a duration of:

[Check one box only]

☐	1 week
☐	1 month
☐	3 months
☐	6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with a Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Exhibit E-2

EXHIBIT F

FORM OF NOTICE OF SWINGLINE BORROWING

                    , 20

Wells Fargo Bank, National Association,

as Administrative Agent

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

Attn: Walter R. Gillikin

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.2(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $ .

2.	The Borrower requests that such Swingline Loan be made available to the Borrower on , 20 .

3.	The proceeds of this Swingline Loan will be used for the following purpose:
.

4.	The Borrower requests that the proceeds of the borrowing of this Swingline Loan be made available to the Borrower by .

The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default exists or will exist, and none of the limits specified in Section 2.16. will be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

[Continued on next page]

Exhibit F-1

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.2(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

Exhibit F-2

Loan Number:

EXHIBIT G

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW	☐ REPLACE PREVIOUS DESIGNATION	☐ ADD	☐ CHANGE	☐ DELETE LINE NUMBER

The following representatives of National Retail Properties, Inc. (“Borrower”) are authorized to request the disbursement of loan proceeds and initiate funds transfers for Loan Number 1001642-0 assigned to the unsecured revolving credit facility evidenced by the Amended and Restated Credit Agreement dated as of May 25, 2011, among the Borrower, each of the financial institutions initially a signatory thereto together with their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent for the Lenders (the “Administrative Agent”) and the other parties thereto. The Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

Name	Title	Maximum Wire Amount[1]

[Continued on next page]

[1]	Maximum wire amount may not exceed the aggregate amount of the Commitments.

Exhibit G-1

Loan Number:

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

Exhibit G-2

Loan Number:

Date: May 25, 2011

“BORROWER”

National Retail Properties, Inc.,

a Maryland corporation

By:
Name:
Title:

Exhibit G-3

EXHIBIT H

FORM OF REVOLVING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, NATIONAL RETAIL PROPERTIES, INC. (the “Borrower”) hereby unconditionally promises to pay to the order of                     (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 602 2nd Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of                     AND     /100 DOLLARS ($        ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

[This Note is given in replacement of the Revolving Note dated                     , 20    , in the original principal amount of $         previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]1

[1]	Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased from what it was initially.

Exhibit H-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.
By:
Name:
Title:

STATE OF GEORGIA2

COUNTY OF FULTON

BEFORE ME, a Notary Public in and for said County, personally appeared                     , known to me to be a person who, as                     of National Retail Properties, Inc., the entity which executed the foregoing Revolving Note, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as an officer of said corporation.

IN TESTIMONY WHEREOF, I have subscribed my name, and affixed my official seal, as of             , 20    .

Notary Public

My Commission Expires:

[NOTARIAL SEAL]

[2]

Notarial Acknowledgment may be deleted if either (i) no Florida documentary stamp tax is due or (ii) Florida documentary stamp tax is due but the Revolving Note is going to be signed in the State of Florida and any tax owing paid.

Exhibit H-2

SCHEDULE OF REVOLVING LOANS

This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Interest Rate	Maturity Date of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Exhibit H-3

EXHIBIT I

FORM OF SWINGLINE NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, NATIONAL RETAIL PROPERTIES, INC. (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) to its address at 602 2nd Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of                     AND NO/100 DOLLARS ($        ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement (as defined below)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Note is the Swingline Note referred to in the Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

Exhibit I-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

NATIONAL RETAIL PROPERTIES, INC.
By:
Name:
Title:

STATE OF GEORGIA5

COUNTY OF FULTON

BEFORE ME, a Notary Public in and for said County, personally appeared                     , known to me to be a person who, as                     of National Retail Properties, Inc., the entity which executed the foregoing Swingline Note, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as an officer of said corporation.

IN TESTIMONY WHEREOF, I have subscribed my name, and affixed my official seal, as of                     , 2011.

Notary Public

My Commission Expires:

[NOTARIAL SEAL]

[5]

Notarial Acknowledgment may be deleted if either (i) no Florida documentary stamp tax is due or (ii) Florida documentary stamp tax is due but the Swingline Note is going to be signed in the State of Florida and any tax owing paid.

Exhibit I-2

SCHEDULE OF SWINGLINE LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Exhibit I-3

EXHIBIT J

FORM OF OPINION OF COUNSELTO THE BORROWER AND GUARANTORS

                    , 20

Wells Fargo Bank, National Association,

as Administrative Agent

2859 Paces Ferry Road, Suite 1200

Atlanta, Georgia 30339

The Lenders party to the Credit Agreement

referred to below

Ladies and Gentlemen:

We have acted as counsel to National Retail Properties, Inc., a Maryland Corporation (the “Borrower”), in connection with the negotiation, execution and delivery of that certain Amended and Restated Credit Agreement dated as of May 25_, 2011 (the “Credit Agreement”), by and among the Borrower, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.6. and Wells Fargo Bank, National Association, as Administrative Agent. We have also acted as counsel to                     (each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrower collectively referred to as the “Loan Parties”) in connection with the Guaranty dated as of May 25, 2011, made by each Guarantor in favor of the Administrative Agent and the Lenders. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

In these capacities, we have reviewed the following:

(a)	the Credit Agreement;

(b)	Revolving Notes;

(c)	Swingline Note;

(d)	the Guaranty; and

(e)	the Letter of Credit Document.

The documents and instruments set forth in items (a) through (e) above are referred to herein as the “Loan Documents”.

In addition to the foregoing, we have reviewed the articles of incorporation and by-laws, certificates of limited partnership and limited partnership agreements, deeds of trust or other similar organizational documents, as applicable, of each Loan Party and certain resolutions of the board of directors, as applicable, of each Loan Party (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments, and made such other investigations of law and fact, as we have deemed necessary or advisable for the purposes of rendering this opinion. In our examination of

Exhibit J-1

documents, we assumed the genuineness of all signatures on documents presented to us as originals (other than the signatures of officers of the Loan Parties) and the conformity to originals of documents presented to us as conformed or reproduced copies.

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1. The Borrower (i) is duly organized as a corporation and is validly existing and in good standing under the laws of the State of Maryland and (ii) has the power to execute, deliver and perform the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted and as proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement. The Borrower is qualified to transact business as a foreign corporation in                                 .

2. Each Guarantor (i) is duly organized as a [corporation] and is validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the power to execute, deliver and perform the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted and as proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement. Each Guarantor is qualified to transact business as a foreign corporation in                                 .]

3. Each Loan Party has duly authorized the execution and delivery of the Loan Documents to which it is a party and all performance by each Loan Party thereunder. Each of the Loan Parties has duly executed and delivered such Loan Documents.

4. The execution and delivery by each Loan Party of the Loan Documents to which it is a party do not, and if such Loan Party were now to perform its obligations under such Loan Documents, such performance would not, result in any:

(a) violation of such Loan Party’s respective Organizational Documents, as applicable;

(b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which such Loan Party or its assets are subject;

(c) breach or violation of or default under, any agreements, instruments, indentures or other documents evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, such Loan Party is bound or under which such Loan Party or its assets is subject;

(d) creation or imposition of a contractual lien or security interest in, on or against the assets of such Loan Party under any material written agreements to which such Loan Party is a party or by which such Loan Party or its assets are bound; or

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, such Loan Party or its assets are subject.

5. The execution, delivery and performance by each of the Loan Parties of each Loan Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America, the State of Maryland or the States of                                 .

Exhibit J-2

6. The Loan Documents constitute the legal, valid and binding obligations of the Loan Parties, enforceable against the respective Loan Parties in accordance with their respective terms, except that the foregoing opinion is subject to: (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

7. To our knowledge, there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened.

8. None of the Loan Parties is, or, after giving effect to any Loan will be, subject to regulation under the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

9. No transfer, mortgage, intangible, documentary stamp or similar taxes are payable by the Administrative Agent or the Lenders to the State of Florida or any political subdivision thereof in connection with (a) the execution and delivery of the Loan Documents or (b) the creation of the indebtedness and obligations evidenced by any of the Loan Documents.

10. Assuming that Borrower applies the proceeds of the Loans and as provided in the Credit Agreement, the transactions contemplated by the Loan Documents do not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

11. The consideration to be paid to the Lenders for the financial accommodations to be provided to the Loan Parties pursuant to the Credit Agreement does not violate any law of the State of New York relating to interest and usury.

[Customary Qualifications/Assumptions/Limitations]

Very truly yours,

Exhibit J-3

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

                    , 20

Reference is made to the Amended and Restated Credit Agreement dated as of May 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among National Retail Properties, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

(1) The undersigned is the                                 of the Borrower.

(2) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

(3) No Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

4. The representations and warranties made or deemed made by the Borrower and the other Loan Parties in the Credit Agreement and the other Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

5. Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower and its Subsidiaries were in compliance with the covenants contained in Sections 9.1., 9.2. and 9.4. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

Name:
Title:

Exhibit K-1

Schedule 1

[Calculations to be attached]

Exhibit K-2